                                                                    EXHIBIT 99.1










                            ASSET PURCHASE AGREEMENT



                              DATED JANUARY 5, 1999


                                  by and among

                         PUBLIC SERVICE CELLULAR, INC.,

                                 POWERTEL, INC.,

                                   ICEL, INC.

                                       and

                             INTERCEL LICENSES, INC.

                                TABLE OF CONTENTS


ARTICLE 1:  PURCHASE OF ASSETS.................................................1
         1.1      AGREEMENT TO PURCHASE AND SELL ASSETS OF SELLER AND ICL......1
         1.2      EXCLUDED ASSETS..............................................5
         1.3      LEASE OF TOWER SPACE TO PURCHASER............................6

ARTICLE 2:  PURCHASE PRICE AND WORKING CAPITAL.................................7
         2.1      PURCHASE PRICE...............................................7
         2.2      ALLOCATION OF PURCHASE PRICE.................................7
         2.3      ADJUSTMENTS AND PAYMENT OF PURCHASE PRICE AT CLOSING.........7
         2.4      CURRENT ASSET POST-CLOSING ADJUSTMENT TO PURCHASE PRICE;
                  CLOSING SCHEDULES; PRORATIONS................................9

ARTICLE 3:  ASSUMPTION OF LIABILITIES.........................................12
         3.1      LIMITATION ON ASSUMPTION OF LIABILITIES.....................12
         3.2      ASSUMPTION OF CERTAIN LIABILITIES...........................12

ARTICLE 4:  TITLE AND RISK OF LOSS............................................13
         4.1      TITLE AND RISK OF LOSS......................................13

ARTICLE 5:  REPRESENTATIONS AND WARRANTIES
         OF POWERTEL, ICEL AND ICL............................................14
         5.1      DUE INCORPORATION...........................................15
         5.2      DUE AUTHORIZATION...........................................15
         5.3      NO BREACH...................................................15
         5.4      CLEAR TITLE.................................................16
         5.5      CONDITION OF ASSETS; INVENTORY..............................16
         5.6      LITIGATION..................................................17
         5.7      LABOR MATTERS...............................................17
         5.8      TAXES.......................................................17
         5.9      EMPLOYEE BENEFITS...........................................18
         5.10     FULL DISCLOSURE.............................................18
         5.11     FINANCIAL STATEMENTS........................................19
         5.12     ABSENCE OF CERTAIN DEVELOPMENTS.............................19
         5.13     PROPRIETARY RIGHTS AND SOFTWARE.............................21
         5.14     COMPLIANCE WITH LAWS........................................21
         5.15     OPERATING CONTRACTS AND CUSTOMER CONTRACTS..................22
         5.16     REAL ESTATE.................................................22
         5.17     [Intentionally omitted].....................................24
         5.18     BOOKS AND RECORDS...........................................24
         5.19     CELLULAR EMPLOYEES..........................................24


                                        i

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
         5.20     LICENSES AND PERMITS........................................25
         5.21     SUFFICIENCY OF ASSETS.......................................25
         5.22     OTHER MATERIAL CONTRACTS AND OBLIGATIONS....................25
         5.23     INSOLVENCY..................................................26
         5.24     SUBSIDIARIES................................................27
         5.25     CUSTOMERS...................................................27
         5.26     PRODUCTS LIABILITY CLAIMS...................................27
         5.27     INSURANCE...................................................27
         5.28     BROKERS.....................................................27
         5.29     CGSA........................................................28
         5.30     NETWORK.....................................................28
         5.31     RELATIONSHIP WITH RELATED PERSONS...........................28
         5.32     EXCLUSIVITY OF REPRESENTATIONS..............................28

ARTICLE 6:  REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................28
         6.1      DUE INCORPORATION...........................................29
         6.2      DUE AUTHORIZATION...........................................29
         6.3      NO BREACH...................................................29
         6.4      FULL DISCLOSURE.............................................30
         6.5      QUALIFICATIONS OF PURCHASER.................................30
         6.6      BROKERS.....................................................31

ARTICLE 7:  PERFORMANCE BY SELLER AND ICL PENDING CLOSING.....................31
         7.1      ACCESS TO INFORMATION.......................................31
         7.2      CELLULAR BUSINESS AS USUAL..................................32
         7.3      LIENS.......................................................33
         7.4      EMPLOYEES AND PAY INCREASES.................................33
         7.5      RESTRICTIONS ON NEW CONTRACTS...............................33
         7.6      PRESERVATION OF CELLULAR BUSINESS AND
                  NON-SOLICITATION OF EMPLOYEES...............................34
         7.7      PAYMENT AND PERFORMANCE OF OBLIGATIONS......................35
         7.8      RESTRICTIONS ON SALE OF ASSETS..............................35
         7.9      CONSENTS....................................................36
         7.10     CAPITAL EXPENDITURES........................................36
         7.11     NO SOLICITATION OF OTHER OFFERS OR NEGOTIATION..............36
         7.12     ACCOUNTS RECEIVABLE.........................................37
         7.13     INVENTORY...................................................37
         7.14     INSURANCE...................................................37
         7.15     FILING REPORTS AND MAKING PAYMENTS..........................37
         7.16     MONTHLY REPORTING...........................................37
         7.17     EMPLOYEES AND EMPLOYEE BENEFITS.............................37
         7.18     SUPPLEMENTAL DISCLOSURE.....................................37



                                       ii

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
 ARTICLE 8:  MUTUAL COVENANTS AND CONDITIONS PRECEDENT
         TO OBLIGATIONS.......................................................38
         8.1      FCC.........................................................38
         8.2      PROCEEDINGS.................................................39
         8.3      HSR ACT.....................................................39
         8.4      PROMPT NOTICE...............................................40
         8.5      EMPLOYEES...................................................40
         8.6      PURCHASE OF PCS EQUIPMENT...................................40
         8.7      MUTUAL COVENANTS............................................41

ARTICLE 9:  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS...................41
         9.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES..................41
         9.2      COMPLIANCE WITH COVENANTS AND AGREEMENTS....................41
         9.3      NO ADVERSE CHANGE...........................................42
         9.4      APPROVAL BY COUNSEL.........................................42
         9.5      CONSENTS AND APPROVALS......................................42
         9.6      FINANCING...................................................43

ARTICLE 10:  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND ICL............43
         10.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES..................43
         10.2     COMPLIANCE WITH COVENANTS AND AGREEMENTS....................43
         10.3     APPROVAL BY COUNSEL.........................................44
         10.4     REQUIRED GOVERNMENTAL APPROVALS.............................44
         10.5     PURCHASER'S FINANCING.......................................44

ARTICLE 11:  INDEMNIFICATION..................................................44
         11.1     INDEMNIFICATION BY SELLER...................................44
         11.2     INDEMNIFICATION BY PURCHASER................................46
         11.3     PROCEDURE FOR INDEMNIFICATION...............................46
         11.4     LIMITATIONS.................................................47
         11.5     ARBITRATION.................................................49
         11.6     LIQUIDATED DAMAGES..........................................50

ARTICLE 12:  CLOSING..........................................................50
         12.1     DATE OF CLOSING.............................................50
         12.2     DOCUMENTS TO BE DELIVERED BY POWERTEL, ICEL AND/OR ICL......51
         12.3     DOCUMENTS TO BE DELIVERED BY PURCHASER......................53

ARTICLE 13:  PERFORMANCE FOLLOWING THE DATE OF CLOSING........................54
         13.1     COLLECTION OF RECEIVABLES...................................54
         13.2     FURTHER ACTS AND ASSURANCES.................................54
         13.3     USE OF NAME.................................................55
         13.4     PRESERVATION OF AND ACCESS TO RECORDS.......................55


                                       iii

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
ARTICLE 14:  TERMINATION......................................................55
         14.1     TERMINATION.................................................56
         14.2     CURE BY POWERTEL............................................56
         14.3     RETURN OF DOCUMENTS AND NONDISCLOSURE.......................57

ARTICLE 15:  MISCELLANEOUS....................................................57
         15.1     SURVIVAL OF REPRESENTATIONS, WARRANTIES
                  AND COVENANTS...............................................57
         15.2     BROKERS.....................................................57
         15.3     COOPERATION.................................................57
         15.4     PUBLIC ANNOUNCEMENTS........................................58
         15.5     SALES, USE AND DEED TAXES...................................58
         15.6     NOTICES.....................................................58
         15.7     ENTIRE AGREEMENT............................................59
         15.8     REMEDIES CUMULATIVE.........................................59
         15.9     SPECIFIC PERFORMANCE........................................59
         15.10    AMENDMENTS..................................................59
         15.11    SUCCESSORS AND ASSIGNS......................................59
         15.12    COSTS.......................................................60
         15.13    GOVERNING LAW...............................................60
         15.14    COUNTERPARTS................................................60
         15.15    HEADINGS....................................................60
         15.16    NUMBER AND GENDER...........................................60
         15.17    KNOWLEDGE...................................................60
         15.18    SEVERABILITY................................................60
         15.19    PARTIES IN INTEREST.........................................61
         15.20    WAIVER......................................................61
         15.21    CONSTRUCTION................................................61
         15.22    OTHER ACQUISITIONS BY PURCHASER.  ..........................61
         15.23    OTHER FCC MATTERS...........................................61








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                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 5th day of January, 1999, by and among Public Service Cellular, Inc., a Georgia corporation ("Purchaser"), InterCel Licenses, Inc., a Delaware corporation ("ICL"), ICEL, Inc., a Delaware corporation ("ICEL"), and Powertel, Inc., a Delaware corporation ("Powertel"). (Powertel and ICEL are collectively referred to herein as "Seller," and any obligation of "Seller" in this Agreement or in any of the agreements entered into in connection herewith shall be a joint and several obligation of both Powertel and ICEL.)

                  WHEREAS, Seller is engaged in the business (the "Cellular Business") of providing cellular telephone and related services under the name "InterCel" in the following five rural service areas ("RSAs") in western Georgia and eastern Alabama: Georgia 5 - Haralson (B-2); Georgia 6 - Spalding (B-1 and B-2); Alabama 8 - Lee (B-2); and Alabama 5 - Cleburne (B-3) (collectively, the "Territory"), and ICL owns the Federal Communications Commission ("FCC") Licenses (as defined herein) required to operate the Cellular Business in the Territory (the parties acknowledge that the spelling of county names above may be incorrect and that the spelling used is as such names appear on the applicable FCC Licenses);

                  WHEREAS, Seller and ICL desire to sell and assign, and Purchaser desires that Purchaser or a wholly-owned subsidiary of Purchaser or other entity whose ultimate shareholders are the same as the shareholders of Purchaser (a "Subsidiary") purchase, substantially all of the assets and rights and assume certain obligations of Seller related to the Cellular Business and all of the assets and rights of ICL (but none of the liabilities or obligations of ICL, other than those related to the FCC Licenses) on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:


                          ARTICLE 1: PURCHASE OF ASSETS

         1.1 AGREEMENT TO PURCHASE AND SELL ASSETS OF SELLER AND ICL. On the Date of Closing (as hereinafter defined), Purchaser agrees to purchase, or cause a Subsidiary to which this Agreement has been assigned pursuant to Section
15.11 hereof to purchase, from Seller and ICL, and Seller and ICL agree to sell, assign, transfer, convey and deliver to Purchaser or to such Subsidiary to the extent owned or held by any of them and used in the Cellular Business, on the terms and subject to the conditions set forth in this Agreement, all of the assets, properties, contract rights, operations and business of Seller and ICL of every kind, nature and description whatsoever and wherever the same may be located, which are owned or held by Seller and ICL and used in the operation of the Cellular Business (but excluding the assets specifically identified as "Excluded Assets" in Section 1.2 hereof). The assets, properties and contracts to be purchased by Purchaser or a Subsidiary and sold by Seller and ICL pursuant to this Agreement (collectively, the "Assets") include, without limitation, the following, but only to the extent that the following are owned or held by Seller or ICL and used in the operation of the Cellular Business and are not Excluded Assets:

                  (a) All of Seller's and ICL's right, title and interest in and to any and all federal, state, foreign and common law trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor, trade names, assumed names, logos, patents, patent applications, technology, know-how, trade secrets, processes, formulas, drawings, designs and similar intellectual property and proprietary rights of any kind as they relate to the Cellular Business and as are set forth on Schedule 1.1(a), as well as Seller's and ICL's transferable interests in any and all federal, state and foreign common law rights protecting the same, including the name "InterCel", but excluding any such items listed on Schedule 1.2(b) (the "Proprietary Rights");

                  (b) All of Seller's right, title and interest in and to any and all equipment, (including all cellular and microwave radio frequency equipment, all cellular switching equipment, all cellular and microwave antennae, all coaxial and fiber cable (other than fiber cable currently leased by Powertel from ITC&Deltacom, Inc., Interstate Telephone Company, and Valley Telephone Company, which is used in the Cellular Business as set forth on Schedule 1.2(b)), transmitters and receivers, voice mail equipment, DC power boards, AC power boards, batteries, and battery chargers), machinery, cell site equipment, testing equipment, furniture, fixtures, furnishings, tooling, personal property, shelving, patterns, molds, office equipment, computer hardware, trade fixtures, retail leasehold improvements, equipment shelters and buildings at tower locations, other improvements (except those that are Excluded Assets), tools and other tangible personal property owned or leased by Seller at any of the locations and used by Seller in the operation of the Cellular Business, including, but not limited to, those items described in
                  Schedule 1.1(b) hereto, together with any manufacturer, vendor or installer warranties thereon, but excluding those items listed on Schedule 1.2(b);

                  (c) All of Seller's right, title and interest in and to any vehicles used in the Cellular Business, including, but not limited to, those vehicles described on Schedule 1.1(c) hereto (the "Vehicles");

                  (d) All of Seller's telephone numbers, telephone directory advertisements (provided that Purchaser agrees that after the Closing it shall not renew any advertisements which refer to Powertel or to services provided by Powertel); NXX

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                  blocks, E-mail addresses, post office boxes and customer
                  prospect lists used or contemplated by Seller to be used in the Cellular Business, including but not limited to those items listed on Schedule 1.1(d), but excluding those items listed on Schedule 1.2(b);

                  (e) All of Seller's and ICL's business records which arise from or which are used in connection with the operation of the Cellular Business, including, but not limited to, customer lists, lists of suppliers, accounting records (including ancillary records, paid invoices and work papers related thereto), correspondence, computer and billing tapes, files, research data, advertising data, contracts and other records and information necessary for Purchaser to carry on the Cellular Business on and after the Date of Closing;

                  (f) All of Seller's contract rights and benefits in and to the contracts (including contracts for provision of services to customers ("Customer Contracts")), contracts in progress, commitments, leases, licenses and other agreements which arise from or are used in connection with the operation of the Cellular Business and any amendments thereto (collectively, other than Customer Contracts and other than leases, licenses and other agreements relating to or creating a leasehold interest or right to use the Real Estate governed pursuant to other provisions of this Agreement (such as the Assigned Leases and the Easements), the "Operating Contracts") in effect on the Date of Closing. Schedule 1.1(f) lists all Operating Contracts which are in effect on the Date of Closing and which are material, in Seller's reasonable judgment, but in any event, Schedule 1.1(f) includes the following types of contracts: (i) all contracts which expire automatically or with notice more than one (1) year after the date hereof; (ii) all contracts which require aggregate annual payments by any party thereto in excess of $12,000; (iii) all contracts for the employment of any Cellular Employee (as defined in Section 5.7); (iv) contracts for the sale (other than in the Ordinary Course of Business (as defined in Section 7.2)) of any material Assets; and (v) all contracts with agents of the Seller who sell goods or services related to the Cellular Business; provided, that Schedule 1.1(f) may not include certain roaming contracts that Seller, in its reasonable judgment, deems not to be material to the Cellular Business;

                  (g) All of Seller's and ICL's FCC cellular, microwave and other governmental licenses used in the Cellular Business (the "FCC Licenses"), including, but not limited to, those described in Schedule 1.1(g) hereto, and all certificates, franchises, registrations, permits, consents and approvals or rights to use licenses with respect to the Cellular Business (together with the FCC Licenses, the "Licenses");

                  (h) All of Seller's prepaid expenses, credit memos and deposits relating to the Cellular Business, the categories of which are described in Schedule 1.1(h) hereto;

                  (i) All of Seller's office, shop and other supplies relating to the Cellular Business which are on hand as of the Date of Closing;

                  (j) All of Seller's accounts receivable, notes receivable and other rights to the payment of money relating to the Cellular Business which remain uncollected on the Date of Closing, whether or not evidenced by a writing or reflected on the balance sheets to be delivered by Seller to Purchaser pursuant to Sections 5.11 and/or 7.16 hereof (the "Receivables");

                  (k) All of Seller's inventory relating to the Cellular Business which is on hand as of the Date of Closing, including raw materials, work in process and finished goods, the categories of such inventory together with their approximate aggregate value as set forth on the books of Seller as of September 30, 1998 being described in Schedule 1.1(k) hereto (the "Inventory");

                  (l) All of Seller's right, title and interest in and to the plans, specifications, blueprints, repair and operating manuals, warranties, guaranties, maintenance records, information regarding assessments and/or insurance and other written information relating to any of the Assets;

                  (m) All of Seller's rights in software and software program documentation in computer readable and hard-copy forms reasonably acceptable to Purchaser used in the Cellular Business (except for shrink-wrapped software, which will be transferred only to the extent transferable) including, but not limited to, Seller's rights in the software used in the Cellular Business' customer billing system and any maintenance and operational software associated therewith, all contracts pursuant to which Seller licenses software related to the Cellular Business, and the software described in Schedule 1.1(m) hereto (the "Software") (Schedule 1.1(m) also indicates which items set forth on such Schedule (other than shrink-wrapped software) are not fully installed);

                  (n) The nonexclusive right to use, pursuant to and subject to the terms and conditions of the Tower Space Leases (as hereinafter defined) and the Assigned Leases (as hereinafter defined) all of Seller's rights, if any, in and to any easements and permits used in the Cellular Business, including, but not limited to, the easements and permits described in Schedule 1.1(n) hereto (the "Easements"), but excluding those easements and permits listed on Schedule 1.2
                  (b);

                  (o) All of Seller's rights and claims against third parties, other than Purchaser or any Subsidiary, that relate to the Cellular Business;

                  (p) All of Seller's supply of brochures, displays, models and other marketing materials relating to the Cellular Business on hand as of the Date of Closing, as well as the camera ready art, negatives, proofs and other reproduction materials for the same, except as set forth on
                  Schedule 1.2(b);

                  (q) All of Seller's goodwill as a going concern and other intangible personal property relating to the Cellular Business, to the extent transferable;

                  (r) Cash of Seller in an amount equal to all (i) deposits of customers of the Cellular Business that exist as of the Date of Closing, and (ii) prepayments by customers of the Cellular Business to the extent such prepayments relate to services to be rendered on or after the Date of Closing ("Customer Cash");

                  (s) All of Seller's rights and interests in all retail store leases, all retail kiosk leases, the lease for the Cellular Business' headquarters in Lanett, Alabama, and all leases pursuant to which Seller leases space for cellular antennae on towers owned by parties other than Powertel or its affiliates, all of which are listed on Schedule 1.1(s) (collectively, the "Assigned Leases");

                  (t) All accretions and additions to the Assets that occur prior to the Date of Closing, less property disposed of or consumed in the Ordinary Course of Business (as hereinafter defined) without breach of the terms of this Agreement prior to the Date of Closing; and

                  (u) All other assets and rights of Seller and ICL relating to the Cellular Business not specifically enumerated or excluded herein.

         1.2 EXCLUDED ASSETS. Notwithstanding anything contained in this Agreement to the contrary, Purchaser will not purchase, and Seller and ICL will not sell, any of the following assets (the "Excluded Assets"):

                  (a) All cash and cash equivalents of Seller on hand or on deposit in bank accounts as of the Date of Closing in excess of an amount equal to Customer Cash;

                  (b) Those assets listed on Schedule 1.2(b) hereto;

                  (c) The corporate minute books, stock books and other corporate records of Seller and ICL having exclusively to do with the corporate organization and capitalization of Seller and ICL as well as Seller and ICL's tax records and nontransferable insurance contracts; and

                  (d) All assets that are not owned or held by Seller or ICL and used in the operation of the Cellular Business.

         1.3 LEASE OF TOWER SPACE TO PURCHASER. On the Date of Closing, Purchaser or a Subsidiary agrees to lease from Powertel or a subsidiary, and Powertel or a subsidiary agrees to lease to Purchaser or a Subsidiary, space on and around each of the towers, described on Schedule 1.3, that Powertel or a subsidiary owns in the Territory and upon which Seller's cellular and microwave antennae used in the Cellular Business are currently located including all towers owned by Powertel or a subsidiary on real property leased by Powertel or a subsidiary. Each of the Tower Space Leases shall reflect the rates, terms and conditions set forth in the Form of Tower Space Lease attached as Exhibit 1.3(a). Schedule 1.3(b) sets forth the periods during which each Tower Space Lease shall remain in effect, the identities of the towers on which Powertel shall be permitted to sectorize without any additional rent, and the identities of the towers on which Powertel shall be considered to be "first on the tower," and those on which Purchaser will be considered to be "first on the tower." In addition to the tower space to be leased pursuant to the Tower Space Leases, the Tower Space Leases shall include the right to use those parcels of land and the improvements located thereon shown on the diagrams and drawings attached as
Schedule 1.3(c) (collectively, the "Drawings") for the installation, monitoring, maintenance, repair, upgrading, and operation of Equipment (as defined in the Tower Space Leases) in connection with the Cellular Business and as otherwise permitted under the Tower Space Leases; provided, however, that Purchaser, Seller and ICL acknowledge and agree that the Drawings may be inexact and that the parcels of land and improvements as to which rights shall be granted under the applicable Tower Space Lease shall (i) be located in their entirety on portions of the Real Estate which is either owned by Powertel or a subsidiary of Powertel or which is leased by Powertel or a subsidiary of Powertel, (ii) not encroach on areas occupied by the towers or other equipment currently located on such Real Estate or upon areas upon which any utility facilities which are shown on the Surveys (as defined below) are located, (iii) not violate any Applicable Laws, and (iv) any fences or other improvements constructed by Purchaser shall not prevent Powertel from having reasonable and necessary access to its equipment presently located on the land surrounding the tower. Purchaser shall be entitled to install any additional equipment as permitted under the applicable Tower Space Lease within the boundaries of the leased parcel of land. In order to specifically delineate the portion of the Real Estate to be subjected to the applicable Tower Space Lease, Powertel shall on or before March 15, 1999 furnish to Purchaser surveys (the "Surveys") of the Real Estate owned or leased by Powertel, which Surveys shall show the as-built location of existing towers, structures and improvements (including, without limitation, all visible utility facilities) and the proposed location (which location shall be substantially the location shown on the applicable Drawing as the same may be modified to comport with the requirements of clauses (i), (ii) and (iii) above) of each parcel of land to be subjected to the applicable Tower Space Lease. Purchaser agrees to reimburse Powertel for the reasonable survey costs attributable to the staking and depicting of the land to be subject to the Tower Space Lease. Within ten (10) days of Purchaser's receipt of each such Survey, Purchaser shall notify Powertel of any objections to the location of the land to be subjected to any Tower Space Lease. In the event Purchaser objects to the proposed location of the land to be subjected to any Tower Space Lease, Purchaser shall designate a reasonably comparable parcel of land that satisfies the requirements of clauses (i), (ii), (iii) and (iv) above and obtain from Powertel approval of same, which approval shall not be unreasonably withheld or delayed. Powertel and Purchaser shall agree upon the location of the land to be subjected to the Tower Space Leases for all tower sites on or before April 15, 1999. Upon agreement by Powertel and Purchaser as to the location of such land, in the event such agreed location is different from Powertel's initial proposal, Purchaser shall obtain, at Purchaser's expense, an update to the applicable Survey(s) showing the location of the land to be subjected to the applicable Tower Space Lease and deliver the same to Powertel prior to commencement of any improvements on such site. Additionally, Purchaser agrees that upon completion of all improvements to the land subject to the Tower Space Leases and the installation of its generator and other equipment on such land, Purchaser shall provide an as-built survey of such land showing the location of such generator and equipment.

                  ARTICLE 2: PURCHASE PRICE AND WORKING CAPITAL

         2.1 PURCHASE PRICE. The purchase price for the Assets and the Agreement Not To Compete provided for in Section 12.2(i) hereof (the "Agreement Not To Compete") shall be the sum of Eighty-nine Million Dollars ($89,000,000) (the "Purchase Price"), subject to adjustment as provided herein.

         2.2 ALLOCATION OF PURCHASE PRICE. Purchaser shall, in a reasonable manner after appropriate consultation with Powertel, determine the fair market value of the Assets, and Purchaser shall allocate the Purchase Price among the Assets and the Agreement Not to Compete in accordance with said determination and Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Such allocation shall be communicated by Purchaser to Powertel as soon as practical after it is available. Purchaser and Powertel shall file, in accordance with Section 1060 of the Code, an Asset Allocation Statement on Form 8594 (which conforms with such allocation) with its federal income tax return for the tax year in which the Date of Closing occurs and shall contemporaneously provide the other party with a copy of the Form 8594 being filed. Each party agrees not to assert, in connection with any tax return, audit or other similar proceeding, any allocation of the Purchase Price which differs from the allocation determined by Purchaser hereunder.

         2.3      ADJUSTMENTS AND PAYMENT OF PURCHASE PRICE AT CLOSING.

                  (a) Eighty-two Million Seven Hundred Seventy Thousand Dollars ($82,770,000) (the "Cash Portion of the Purchase Price") shall be paid by Purchaser to Powertel by wire transfer of immediately available funds to Powertel's designated account(s) on the Date of Closing. The balance of the Purchase Price (the "Indemnity Fund") shall be deposited on the Date of Closing with Columbus Bank & Trust (the "Escrow Agent") to be held in escrow pursuant to a Post Closing Escrow Agreement in substantially the form of Exhibit 2.3(a) attached hereto (the "Post Closing Escrow Agreement"). The Indemnity Fund shall be held for a period of six (6) months after the Date of Closing, which period is subject to increase as provided for in Section 2.4(f) hereof (the "Hold Back Period"), to protect Purchaser with respect to (i) the matters as to which Seller is required to indemnify Purchaser against hereunder pursuant to the provisions of Article 11 hereof, and (ii) any reduction in the Purchase

                  Price, pursuant to the provisions of Section 2.4 hereof. The Indemnity Fund, less (x) the amount of all claims validly made by Purchaser for indemnification and determined to be payable pursuant to Article 11 hereof and (y) the amount of any reduction in the Purchase Price pursuant to the provisions of
                  Section 2.4 hereof, together with any interest or income on the amounts specified in items (x) and (y), shall be paid to Powertel together with any interest or income thereon on the business day immediately following the expiration of the Hold Back Period.

                  (b) At the Closing, the Cash Portion of the Purchase Price shall be adjusted downward in the following amounts:

                           (i) Seventy-five Thousand Dollars ($75,000) for each of the retail locations listed in Schedule 2.3(b)(i) that Purchaser cannot occupy and use on the Date of Closing, because of (x) Seller's failure to perform its obligations under this Agreement, (y) Seller's negligence or wilful misconduct or (z) Seller's inability to deliver to Purchaser a consent to the assignment of the lease for such location which would allow Purchaser to occupy such location under the same terms and conditions (with the exception of minor variations which do not affect the economic terms of the lease) under which Seller presently occupies such location; and

                           (ii) Two Hundred Thousand Dollars ($200,000) for each of the towers listed on Schedule 2.3(b)(ii) that Purchaser cannot occupy and use on the Date of Closing, because of (x) Seller's failure to perform its obligations under this Agreement, (y) Seller's negligence or wilful misconduct or (z) Seller's inability to deliver to Purchaser a consent to the assignment of the lease for such tower which would allow Purchaser to occupy such tower under the same terms and conditions (with the exception of minor variations which do not affect the economic terms of the lease) under which Seller presently occupies such tower; and

                           (iii) At the option of the Purchaser exercised pursuant to Section 2.3(c) below, by Five Hundred Thousand Dollars ($500,000) if Purchaser is unable to use the Huguley switch or the building in which the Huguley switch is located on the Date of Closing under the terms and conditions set forth in the form of License Agreement attached as Exhibit 2.3(b) (the "License Agreement") because of (x) Seller's failure to perform its obligations under this Agreement, (y) Seller's negligence or wilful misconduct or (z) Seller's inability to deliver the License Agreement to Purchaser in the form attached as Exhibit 2.3(b) (with the exception of minor variations which do not affect the economic terms of the License Agreement);

                  provided, that if Seller is able to provide Purchaser a comparable alternative prior to the Date of Closing, as determined by Purchaser in its reasonable discretion, then the Purchase Price shall not be so adjusted.

                  In the event the Purchase Price is reduced or Seller provides Purchaser a comparable alternative prior to the Date of Closing (as determined by Purchaser in its reasonable discretion) pursuant to this Section 2.3(b), then Purchaser shall not have the right to pursue any other remedies against Seller which relate solely to its inability to occupy and use such premises on the Date of Closing.

                  (c) In the event that Purchaser is unable to use the Huguley switch or the building in which the Huguley switch is located on the Date of Closing under the terms and conditions set forth in the License Agreement for the reasons set forth in Section 2.3(b)(iii), and Seller has been unable to provide Purchaser a comparable alternative prior to the Date of Closing, as determined by Purchaser in its reasonable discretion, Purchaser shall have the option to either (i) reduce the Cash Portion of the Purchase Price, as set forth in
                  Section 2.3(b)(iii) or (ii) refuse to consummate the transaction contemplated hereby without any liability.

         2.4 CURRENT ASSET POST-CLOSING ADJUSTMENT TO PURCHASE PRICE; CLOSING SCHEDULES; PRORATIONS.

                  (a) Within one hundred twenty (120) days following the Date of Closing and after appropriate consultation with Seller, Purchaser shall prepare and deliver, or cause to be prepared and delivered, to Seller a schedule of certain of the current assets of the Cellular Business transferred to Purchaser and certain of the current liabilities of the Cellular Business assumed by Purchaser, prepared as set forth herein (the "Closing Schedule"). The Closing Schedule shall be prepared as of the close of business on the Date of Closing in accordance with generally accepted accounting principles and on a basis consistent with the procedures used in preparing the December 31, 1997 balance sheet of the Cellular Business identified on Schedule 5.11 hereto, but shall include only the following selected current assets, current liabilities and accruals:

                           (i) Only the following current assets of the Cellular Business shall be included in the Closing Schedule (the "Scheduled Assets"):

                                    (1)     The Inventory which is on hand as of
                                            the close of business on the Date of
                                            Closing and which consists of new
                                            (as opposed to used, reconditioned
                                            or other inventory which is not new)
                                            models manufactured after August 31,
                                            1996, undamaged, and usable and
                                            saleable as new at customary prices
                                            in the

                                            Ordinary Course of Business, valued
                                            in accordance with generally
                                            accepted accounting principles;

                                    (2)     The Receivables reflected on
                                            Seller's books as of the Date of
                                            Closing which remain uncollected as
                                            of the close of business on the Date
                                            of Closing, but which have been
                                            collected by Purchaser within ninety
                                            (90) days after the Date of Closing,
                                            provided that Purchaser shall
                                            exercise its reasonable best efforts
                                            to collect such Receivables within
                                            such ninety (90) day period; and

                                    (3)     Prepaid insurance and other expenses
                                            which are transferable to and are
                                            transferred to Purchaser; and

                                    (4)     Customer Cash which is transferred
                                            to Purchaser at the Closing, but
                                            excluding any other cash.

                           (ii) Only the following current liabilities of the Cellular Business shall be included in the Closing Schedule (the "Scheduled Liabilities"):

                                    (1)     The trade accounts payable of the
                                            Cellular Business assumed by
                                            Purchaser pursuant to Section 3.2(a)
                                            hereof;

                                    (2)     The payroll related expenses
                                            existing on the Date of Closing
                                            assumed by Purchaser pursuant to
                                            Section 3.2(c) hereof;

                                    (3)     All accrued liabilities and
                                            operating expenses of Seller
                                            including customer deposits, in an
                                            amount equal to deferred revenue and
                                            those described in Section
                                            2.4(a)(iii) hereof; and

                                    (4)     All liabilities assumed by Purchaser
                                            pursuant to Sections 3.2(b) and
                                            3.2(e) hereof to the extent the same
                                            may be reflected on the opening
                                            balance sheet of Purchaser in
                                            accordance with generally accepted
                                            accounting principles consistently
                                            applied.

                           (iii) In addition, the Closing Schedule shall reflect such adjustments as are necessary to fairly prorate operating expenses (including ad valorem taxes and other similar taxes assessed on the Assets) between Seller and Purchaser as of the opening of business on the Date of Closing, and appropriate adjustments to or eliminations of intercompany accounts.

                           (iv) In addition, the Closing Schedule shall reflect adjustments arising out of breaches of the representations and warranties set forth in Section 5.8.

                  (b) The Closing Schedule shall not include or reflect any Excluded Assets or any liabilities of Seller which are not assumed by Purchaser, including any expenses or costs of Seller described in Section 15.12.

                  (c) After Seller's receipt of the Closing Schedule, Seller shall have thirty (30) days within which to review and confirm the accuracy of the Closing Schedule. Purchaser shall allow Seller and its representatives to review such books, records and documents, including work papers, as may be reasonably necessary or helpful for Seller to determine the accuracy of the Closing Schedule. In the event Seller disagrees in good faith with any aspect of the Closing Schedule, Seller shall, within the thirty (30) day review period, notify Purchaser in writing of the disagreement, specifying the item or items in question and the nature of the disagreement and the amount of any proposed good faith adjustments thereto. If Seller fails to give such notice to Purchaser of an objection or the intention of making such an objection within the specified period, then Seller shall be deemed to have accepted the Closing Schedule. If, however, Seller gives such notice to Purchaser and Purchaser does not accept any of Seller's proposed adjustments, Purchaser shall notify Seller in writing of the same within fifteen (15) days of Purchaser's receipt of Seller's proposed adjustments. Purchaser's failure to object to Seller's proposed adjustments within the specified period shall be deemed to constitute acceptance of Seller's proposed adjustments and such adjustments shall be deemed to be incorporated into the Closing Schedule.

                  (d) In the event that Purchaser does not accept any of Seller's proposed adjustments, any outstanding issues not resolved through negotiations in good faith within ten (10) business days after Purchaser's notice to Seller shall be resolved through arbitration as set forth in Section 11.5 hereof.

                  (e) As soon as the final Closing Schedule has been approved by the parties or prepared at the direction of the arbitrators, as the case may be, the Purchase Price shall be adjusted upward or downward, on a dollar for dollar basis, as follows: To the extent that the Scheduled Assets less the Scheduled Liabilities (the "Net Scheduled Assets") is greater or less than zero, the Purchase Price shall be adjusted upward or downward, as the case may be, dollar for dollar by the amount of any such excess or deficit, and Purchaser shall, in the case of an excess, pay such excess to Seller in immediately available funds within ten (10) days of the determination of the amount of such excess together with interest thereon calculated from the Date of Closing at the rate of 7.5% per annum, or in the case of a deficit, Purchaser and Seller shall instruct the Escrow Agent to distribute to Purchaser that portion of the Indemnity Fund equal to the deficit together with any interest thereon; provided, however that in the event that the parties agree on the final Closing Schedule or receive the arbitrators' final decision after the first anniversary of the Date of Closing, and such agreement or determination indicates that a deficit exists, Seller shall pay to Purchaser an amount equal to the downward adjustment together with interest thereon calculated from the Date of Closing to the end of the Hold Back Period at the rate earned on the Indemnity Fund and from the end of the Hold Back Period to the date of payment at the rate of 7.5% per annum. Such distribution or payment pursuant to this Subsection 2.4(e) shall be Purchaser's exclusive remedy on account of the deficit, provided, however, that the rights and remedies for breaches of the representations, warranties and covenants set forth in this Agreement shall not thereby be diminished.

                  (f) If arbitration is used to resolve any issue hereunder and if the time period to complete the arbitration process will end more than six (6) months after the Date of Closing, the expiration of the Hold Back Period shall be extended to the date ten (10) business days after the arbitrators' final decision is delivered to Purchaser and Seller but in no event shall such period extend past the first anniversary of the Date of Closing. If the Hold Back Period is so extended, the parties agree to jointly provide notice to the Escrow Agent informing the Escrow Agent of such extension.

                      ARTICLE 3: ASSUMPTION OF LIABILITIES

         3.1 LIMITATION ON ASSUMPTION OF LIABILITIES. Except as specifically set forth in Section 3.2 hereof, Seller and ICL shall transfer the Assets to Purchaser on the Date of Closing free and clear of all Liens (as hereinafter defined) other than Permitted Liens (as hereinafter defined), and Purchaser shall not, by virtue of its purchase of the Assets, assume or become responsible for any debts, liabilities or obligations of Seller and ICL whether fixed, contingent, known, unknown or otherwise.

         3.2 ASSUMPTION OF CERTAIN LIABILITIES. Notwithstanding the provisions of Section 3.1 hereof to the contrary, Purchaser covenants and agrees that on the Date of Closing, it shall execute and deliver to Seller an Assignment and Assumption Agreement in substantially the form of Exhibit 3.2 hereto (the "Assumption Agreement"), pursuant to which it will assume and agree to perform and discharge the following debts, liabilities and obligations of Seller and ICL:

                  (a) All of Seller's trade accounts payable (being maintained by Seller consistent with its past practices) arising out of the operation of the Cellular Business in the Ordinary Course of Business which (i) are reflected on Seller's books and records as of the Date of Closing and (ii) remain unpaid as of the opening of business on the Date of Closing;

                  (b) All debts, liabilities and obligations of Seller arising under the Operating Contracts (i) which are listed on
                  Schedule 1.1(f) or (ii) which require aggregate annual payments of less than $12,000 and which have a duration of less than one year after the date of this Agreement (provided that the maximum aggregate liability assumed by Purchaser pursuant to this subparagraph (b)(ii), determined as if Purchaser on the date of Closing provided notice of termination to the other parties to all such agreements, shall not exceed $50,000), except that Purchaser does not assume any liabilities for products sold or services rendered in connection with the operation of the Cellular Business under such Operating Contracts prior to the Date of Closing and provided that liabilities assumed hereunder are only assumed to the extent they accrue after the Date of Closing and are not attributable to any default of Seller thereunder except for trade payables assumed pursuant to subsection (a) above;

                  (c) All amounts accrued as of the close of business on the Date of Closing for wages, salaries and vacation and sick leave, payable to those employees who are employed by Purchaser on the Date of Closing and who will be listed on
                  Schedule 3.2(c), which Schedule will be attached hereto at the Closing (collectively, the "Hired Employees");

                  (d) Seller's obligation to provide cellular telephone and related services to its customers in accordance with the Customer Contracts in effect on and after the Date of Closing;

                  (e) All liabilities and obligations of Seller for the Assigned Leases as accrued on and after the Date of Closing; and

                  (f)      all obligations under the FCC Licenses.


                        ARTICLE 4: TITLE AND RISK OF LOSS

         4.1      TITLE AND RISK OF LOSS.

                  (a) Seller and ICL shall bear all costs and expenses and assume and bear all risk of loss, damage or destruction of or to the Assets due to theft, expropriation, seizure, destruction, damage, fire, earthquake, flood, lightning, discharge of a halon fire repression system or other cause or casualty until title thereto is passed to Purchaser at the Closing (as hereinafter defined).

                  (b) If, after September 30, 1998 but prior to the Date of Closing, any material Assets shall have suffered, sustained or incurred any material loss, damage or destruction, including, without limitation, any environmental contamination or pollution, and Seller shall not have elected at its sole option and expense to wholly repair or replace and has not repaired or replaced the Assets which suffered, sustained or incurred the material loss, damage or destruction on or before the Date of Closing with assets which are as nearly identical as practicable in value, form and function, Purchaser shall have the right, at its sole discretion and election, to either (i) terminate this Agreement, or (ii) complete the purchase contemplated by this Agreement, in which event:

                                    (x)      Seller shall assign and transfer to
                                             Purchaser and Purchaser shall be
                                             entitled to receive all insurance
                                             proceeds (including any business
                                             interruption insurance proceeds
                                             relating to periods following the
                                             Closing) and other compensation
                                             collected by reason of such loss,
                                             damage or destruction, together
                                             with any rights to receive any
                                             uncollected insurance proceeds or
                                             other compensation relating to such
                                             loss, damage or destruction and an
                                             amount equal to the sum of the
                                             aggregate amount of any applicable
                                             deductibles under any insurance
                                             policies covering the lost, damaged
                                             or destroyed Assets plus any
                                             self-insured retentions; or

                                    (y)      Purchaser shall be entitled to
                                             reduce the Purchase Price by an
                                             amount equal to the lesser of the
                                             cost of repair, or the replacement
                                             cost of the Asset; or

                                    (z)      Purchaser shall be entitled to
                                             utilize alternatives (x) and (y)
                                             concurrently but not with respect
                                             to any single Asset.

                  If Purchaser elects to complete the purchase contemplated hereby notwithstanding any such loss, damage or destruction, and if Seller assigns such insurance proceeds and other compensation and any other rights thereto to Purchaser, then Seller shall be released from any and all liability or responsibility with respect to such loss, damage or destruction, but shall reasonably cooperate with Purchaser, at no cost or expense to Purchaser, in collecting all insurance proceeds and other compensation with respect thereto. The Purchase Price in such event shall be reduced by the amount of any deductible amounts under such insurance policies and self-insured retentions which are not paid by Seller to Purchaser.


                    ARTICLE 5: REPRESENTATIONS AND WARRANTIES
                            OF POWERTEL, ICEL AND ICL

                  As an inducement for Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, intending that Purchaser rely thereon in entering into and performing this Agreement, Powertel, ICEL and ICL, jointly and severally warrant and represent to Purchaser that each and all of the following are true and correct as of the date of this Agreement and will be true and correct at and as of the Closing:

         5.1 DUE INCORPORATION. Powertel, ICEL and ICL are each corporations which are duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct the Cellular Business as it is now being conducted and, with respect to ICL, to hold the FCC Licenses. Powertel, ICEL and ICL are each duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of its activities or properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the properties, assets, revenues, business, operations, financial condition or prospects of the Cellular Business that, if quantifiable, could reasonably be expected to have an adverse impact on the Cellular Business equal to or greater than $25,000 (a "Material Adverse Effect"). Neither Powertel, ICEL nor ICL are not subject to any agreement, commitment or understanding which materially restricts or may materially restrict the conduct of the Cellular Business in any jurisdiction or location.

         5.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Powertel, ICEL and ICL pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Powertel, ICEL and ICL. The obligations of Powertel, ICEL and ICL hereunder and thereunder are or will be upon such execution or delivery valid and legally binding, and this Agreement and the documents, instruments and agreements to be executed and/or delivered by Seller and ICL pursuant to this Agreement are or will be upon such execution and delivery enforceable against Seller and ICL, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including, among others, limitations on the availability of equitable remedies.

         5.3 NO BREACH. Powertel, ICEL and ICL have full corporate power and authority to sell, assign, transfer, convey and deliver to Purchaser the Assets to be sold hereunder and to otherwise perform their obligations under this Agreement and the documents, instruments and agreements to be executed and/or delivered by them pursuant hereto, in each case except as provided in
Schedule 5.3. The execution and delivery of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Seller and ICL pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not, except where caused by a breach of this Agreement by Purchaser: (i) violate any provision of the Certificate of Incorporation or Bylaws (or comparable governing documents or instruments) of Powertel, ICEL or ICL; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling, award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any court or any other federal, state, county, municipal or other governmental department, commission, board, agency or instrumentality (collectively a "Governmental Authority"), having jurisdiction over Seller or ICL or any of their respective properties or assets;
(iii) except as provided in Schedule 5.3 hereto, require any filing with, permit from, consent or approval of, or the giving of any notice to, any Governmental Authority or any third party; (iv) except as provided in Schedule 5.3 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, contract, agreement or other instrument or obligation to which Powertel, ICEL or ICL is a party, or by which they or any of their respective properties or assets may be bound, including the Operating Contracts; or (v) result in the creation or imposition of any Lien, except for Permitted Liens, on any of the Assets, excluding from the foregoing clauses (ii), (iii), (iv) and (v) violations, breaches, defaults, and Liens which, and filings, notices, permits, consents and approvals the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the Closing.

         5.4 CLEAR TITLE. On the Date of Closing, Seller and ICL will convey to Purchaser good and marketable title to all of the Assets, free and clear of any and all liens, encumbrances, security devices, security interests, financing statements, mortgages, pledges, conditional sales agreements, factor's liens, environmental liens, charges, leases, leasehold interests, licenses, sales taxes, use taxes, tax claims, judgments, restrictions, covenants, easements, attachments, equities, liabilities or claims of any kind, nature or description whatsoever (collectively "Liens"), except (i) Liens for current taxes not yet due and payable, and (ii) the Liens described in Schedule 5.4 (the foregoing (i) and (ii) are herein referred to as "Permitted Liens").

         5.5 CONDITION OF ASSETS; INVENTORY. All of the Assets to be purchased and sold hereunder (i) have been maintained in all material respects in accordance with general industry practices, (ii) are in good operating condition and repair, subject only to ordinary wear and tear, and (iii) are usable and fit in all material respects in accordance with general industry practices for their intended purpose. Seller shall use its reasonable best efforts and shall cooperate with Purchaser with respect to the transfer to Purchaser of all existing manufacturers', vendors', installers' or other warranties for the Assets which are in effect as of the Date of Closing. No additional expenditures are required in order to equip each of the twenty-six
(26) current cellular sites with digital capability.

                  All of the Inventory being purchased and sold hereunder, including raw materials, work in process and finished goods, consists of items which are models manufactured after August 31, 1996 , undamaged and of a type and quantity saleable at customary prices in the Ordinary Course of Business. The items of Inventory have been purchased in the Ordinary Course of Business and are consistent with the anticipated requirements of the Cellular Business in the reasonable judgment of Seller and consistent with past practices, and the volume of purchases thereof and of orders therefor have not been reduced or increased in anticipation of the consummation of the transactions contemplated hereby.

         5.6 LITIGATION. Except as described in Schedule 5.6 hereto, there are no claims, demands, actions, suits, investigations or other proceedings at law or in equity which are pending or, to the knowledge of Powertel, ICEL or ICL, threatened, against or affecting any of Powertel, ICEL, ICL, the Assets, or the Cellular Business before or by any court, Governmental Authority or other person or entity wherein an unfavorable decision, ruling or finding could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of Powertel, ICEL or ICL to consummate the transactions contemplated hereby. Except as provided in Schedule 5.6 hereto, neither Powertel, ICEL nor ICL is a party to or subject to the provisions of any writ, ruling, award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order issued, enacted, entered or deemed applicable by any court or other Governmental Authority which could, individually or in the aggregate, have a Material Adverse Effect or impair the ability of Powertel, ICEL or ICL to consummate the transactions contemplated hereby.

         5.7 LABOR MATTERS. There are no pending or, to the knowledge of Seller, threatened labor disputes, disturbances, claims, grievances, arbitrations or other proceedings of any character with respect to the Cellular Business or the employees of Seller who are listed on Schedule 5.7(a) (collectively, the "Cellular Employees"), which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as described in Schedule 5.7(b) hereto, with respect to the Cellular Business and the Cellular Employees, neither Powertel nor ICEL is a party to any collective bargaining agreement or is obligated to contribute, currently or as a result of any withdrawal, with respect to any pension or health or welfare fund pursuant to any collective bargaining agreement or otherwise. In addition, except as described in Schedule 5.7(b) hereto, during the last three (3) years with respect to the Cellular Business and the Cellular Employees:

                  (a) Seller has not been involved in any discussion with any unit or group of employees seeking to become the bargaining unit for any of its employees nor, to the knowledge of Seller, has there been any threat of such discussions;

                  (b) Seller has not experienced any work stoppages, walkouts, strikes or other material labor disputes, disturbances or proceedings; and

                  (c) No claims have been made against Seller by any former or present employee who worked in the Cellular Business based on employment discrimination, wrongful discharge, unfair labor practices, or claims under ERISA, except for routine claims for benefits.

         5.8 TAXES. Except as set forth on Schedule 5.8 hereto, all federal, state, county, local and foreign income, ad valorem, excise, transfer, sales and use, gross receipts, gross revenue, withholding, franchise, payroll, property, Social Security, unemployment, customs, duties and other taxes (including any interest and penalties relating thereto) and assessments of any kind whatsoever (collectively "Taxes") attributable to the Assets and/or the Cellular Business which are due and payable by Seller or ICL have been duly reported, fully paid and discharged as reported, and there are no unpaid Taxes currently due and payable which are or could become a Lien on any of the Assets. Except as set forth on Schedule 5.8 hereto, all tax returns and other documents of every kind required to be filed by or on behalf of Seller and ICL with respect to the Cellular Business and operations of Seller and ICL have been timely filed on or before their due dates with the appropriate Governmental Authority and the taxes shown thereon as due have been timely paid and all such tax returns filed by or on behalf of Seller and ICL related to the Cellular Business have been accurately prepared and have been made on a proper basis. Where required, timely estimated payments or installment payments of tax liabilities have been made to each appropriate Governmental Authority in amounts sufficient to avoid underpayment penalties or late payment penalties applicable thereto. Seller and ICL have not waived any restrictions on assessment or collection of any Taxes or consented to the extension of any statute of limitations relating to any Taxes with respect to the Cellular Business or operations of Seller and ICL.

         5.9 EMPLOYEE BENEFITS. Except as described in Schedule 5.9 hereto with respect to the Cellular Business, Seller does not maintain or contribute to any bonus, stock option, restricted stock, stock purchase, profit-sharing, deferred compensation, severance, pension, retirement, disability, medical, dental, health or life insurance, death benefit, incentive or other compensation or retirement plans, policies, arrangements or agreements which are currently in effect. Without limiting the generality of the foregoing provision of this Section, except as described in Schedule 5.9 hereto, there are no pension plans, welfare plans or employee benefit plans qualified under Section 401(a) of the Code to which Seller is required to contribute. Except as set forth in Schedule 5.9, each employee benefit plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, and to the knowledge of the Seller, there are no circumstances which would disqualify any such employee benefit plan. Except as described in Schedule 5.9 hereto or reflected on the Closing Schedules, Seller has not or will not have any unfunded liability for services rendered in connection with the Cellular Business as of the Date of Closing under any pension, profit sharing, medical benefit or disability plan or any other similar plan, and Purchaser will not incur any liability under any such plans as a result of the consummation of the transactions contemplated hereby. Neither Seller, nor any of its "subsidiaries" contributes to or has any liability (including but not limited to withdrawal liability) with respect to any multi-employer plan. For purposes of this Section, "subsidiaries" shall include all corporations and all trades or businesses (whether or not incorporated) which may be liable for any income tax, loss of tax deduction, excise taxes, penalties or other similar consequences under the Employee Retirement Income Security Act of 1974, as amended, or under the Code by reason of its ownership affiliation with Seller. Schedule 5.9 hereto describes all grants of shares of common stock of Powertel pursuant to the 1995 Employee Restricted Stock Plan and all grants of options to purchase shares of common stock of Powertel pursuant to 1991 Employee Stock Option Plan and any other stock option plans or otherwise held by each of the Cellular Employees.

         5.10 FULL DISCLOSURE. No representation or warranty made by Powertel, ICEL or ICL in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit, to state a material fact necessary to make the statements contained herein and therein not misleading. All written information and materials provided by or on behalf of Seller and ICL to

Purchaser or its agents or employees in connection with Purchaser's examination of the Cellular Business and the Assets have in each case, been true and correct in all material respects, or, where such written information is a summary or description, have fairly summarized or described the subject matter of the writing.

         5.11 FINANCIAL STATEMENTS. Seller has furnished to Purchaser true and correct copies of the unaudited financial statements for the Cellular Business and the audited consolidated financial statements of Powertel identified in Schedule 5.11 hereto. At least fifteen (15) days prior to the Date of Closing, Powertel shall provide to Purchaser audited financial statements (including a balance sheet, income statement and cash flow statement) for the Cellular Business for the years ended December 31, 1996, 1997 and 1998. All of said financial statements, including any notes thereto, fairly present (or, in the case of audited financial statements to be delivered to Purchaser prior to the Date of Closing, will fairly present) the financial position and condition of the Cellular Business as of their respective dates and the results of their respective operations for the periods covered in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that the unaudited financial statements set forth on Schedule 5.11 do not contain the footnotes required by generally accepted accounting principles, are condensed and are subject to year-end audit adjustments which are of normal size and type. Since September 30, 1998, there have been no material adverse changes in the properties, assets, liabilities, revenues, expenses, operations, financial condition or prospects of the Cellular Business taken as a whole from that reflected in the financial statements set forth on Schedule 5.11. Except for debts, liabilities and obligations (i) reflected or reserved against in the balance sheet of the Cellular Business as of September 30, 1998 (the "Balance Sheet Date"), (ii) incurred in the Ordinary Course of Business since the Balance Sheet Date, or (iii) described on Schedule 5.11, the Cellular Business has no debts, liabilities or obligations of any nature, whether secured, unsecured, known, unknown, accrued, absolute, fixed, contingent or otherwise, whether due or to become due which are material, individually or in the aggregate. All of the audited financial statements to be furnished by Powertel pursuant to this
Section 5.11 shall be prepared by the accounting firm of Arthur Andersen LLP, pursuant to an engagement letter between Purchaser, Powertel and Arthur Andersen LLP. Powertel hereby consents to the use by Purchaser of such audited financial statements in any future filing with the Securities and Exchange Commission, and to any distribution by Purchaser of such audited financial statements. Upon the Closing or other termination of this Agreement pursuant to Section 14.1 hereof, Purchaser shall pay all fees and expenses of Arthur Andersen LLP incurred in connection with the preparation of such audited financial statements referred to in this Section 5.11, provided that such fees and expenses shall not exceed $50,000.

         5.12 ABSENCE OF CERTAIN DEVELOPMENTS. Except for the transactions contemplated by this Agreement or as otherwise set forth on Schedule 5.12 hereto, since the Balance Sheet Date, each of Powertel, ICEL and ICL has conducted the Cellular Business in the Ordinary Course of Business and, with respect to the Cellular Business, has not:

                  (a) Sold, assigned or otherwise transferred any properties or assets with an individual or aggregate value in excess of $10,000 except in the Ordinary Course of Business;

                  (b) Suffered any material loss or waived or released any material right or claim, whether or not in the Ordinary Course of Business;

                  (c) Suffered, sustained or incurred any material damage, destruction or casualty loss to any properties or assets, whether or not covered by insurance; (d) Engaged in any transaction not in the Ordinary Course of Business;

                  (e) Made any capital expenditure exceeding $10,000 individually or $25,000 in the aggregate except as set forth on Schedule 7.17;

                  (f) Mortgaged, pledged or otherwise encumbered any of its properties or assets, whether or not in the Ordinary Course of Business;

                  (g) Incurred any debts, liabilities or obligations, absolute or contingent, known or unknown in an aggregate amount in excess of $12,000, except current liabilities incurred in the Ordinary Course of Business;

                  (h) Other than in Ordinary Course of Business, increased the salary, wage or other compensation or level of benefits payable or to become payable by Seller to any of the Cellular Employees or agents for the Cellular Business, except as provided in Schedule 5.7(a);

                  (i) Loaned money to any person or entity, or guaranteed any loan to any person or entity, whether or not in the Ordinary Course of Business other than Accounts Receivable in the Ordinary Course of Business;

                  (j) Except as described in Schedule 1.1(f) hereto, amended or terminated any of the Operating Contracts or Licenses, except in the Ordinary Course of Business;

                  (k) Changed accounting methods or practices (including, without limitation, any change in depreciation, amortization or cost accounting policies or rates);

                  (l) Suffered, sustained or incurred any Material Adverse Effect in the properties, assets, revenues, business, operations, financial condition or prospects of Seller;

                  (m) Received notice from any customer, supplier, vendor, Governmental Authority or any other person or entity which could reasonably be expected to have, give rise to, or result in a Material Adverse Effect (other than notices received from the FCC which affect the wireless or cellular industry generally); or

                  (n) Entered into any agreement or understanding to do any of the foregoing.

         5.13 PROPRIETARY RIGHTS AND SOFTWARE. The Proprietary Rights listed on Schedule 1.1(a) hereto include all of the federal, state, foreign and common law trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor, trade names, assumed names, logos, patents, patent applications, technology, know-how, trade secrets, processes, formulas, drawings, designs and other similar intellectual property and/or proprietary rights of any kind (collectively "Intellectual Property") used by Seller, in connection with the operation of the Cellular Business, all of which will be transferred to Purchaser on the Date of Closing. There is no Intellectual Property used in connection with the operation of the Cellular Business which is not listed on Schedule 1.1(a) hereto and which will not be transferred to Purchaser on the Date of Closing. Schedule 1.1(m) hereto contains a list of all of the computer software and software programs used by Seller in the conduct of the Cellular Business and identifies which such software and software documentation will be transferred to Purchaser on the Date of Closing (except for shrink-wrapped software, which will be transferred only to the extent transferable). Seller has no knowledge of any asserted claim that the operations of the Cellular Business or the possession or use in the Cellular Business of any of the Assets, including the Proprietary Rights and/or Software, infringes any Intellectual Property rights of another; Seller has no reason to believe that the operation of the Cellular Business or the possession or use in connection with the operation of the Cellular Business of any of the Assets, including the Proprietary Rights and/or Software, infringes any valid and enforceable Intellectual Property rights of another; Seller has the right to use all of the Proprietary Rights; Seller has not entered into any agreements, contracts or licenses that would impair its rights to transfer its rights in and to the Proprietary Rights and/or Software to Purchaser; Seller has no reason to believe that any of the Proprietary Rights are, or are claimed to be, invalid; and, except as provided in Schedule 1.1(m) hereto, Seller is not obligated under any license, agreement or otherwise to pay royalties, fees or other payments with respect to any of the Proprietary Rights and/or Software. Except as provided in Schedule 5.3 hereto, the sale and/or assignment of the Proprietary Rights and Software and the right to use the same to Purchaser on the Date of Closing does not require any filing with, permit from, consent or approval of, or the giving of any notice to, any Governmental Authority or any third party.

         5.14 COMPLIANCE WITH LAWS. The Cellular Business has been operated, and the Assets have been used, in compliance with all requirements of insurance carriers, the Licenses and of all Applicable Laws issued, enacted, entered or deemed applicable by any court or other Governmental Authority having jurisdiction over Powertel, ICEL, ICL and/or the Cellular Business or any of their respective properties or assets, including full compliance with the terms and conditions in all Federal Aviation Administration determinations of no hazard to air traffic safety relating to any tower or other structure on which any antennas of Seller are mounted in the Territory, except where failure to comply would not have a Material Adverse Effect on the Cellular Business; and Seller and ICL have not received any actual notice of, and have no reasonable basis to anticipate that any presently existing circumstances are likely to result in, any violation of a material nature of any Applicable Laws issued, enacted, entered or deemed applicable by any court or other Governmental Authority respecting the Assets or the Cellular Business.

         5.15 OPERATING CONTRACTS AND CUSTOMER CONTRACTS. Schedule 1.1(f) hereto includes (i) all material contracts, commitments, leases, licenses and other agreements of Seller which relate to or are used in connection with the operation of the Cellular Business (except for such agreements that relate to real estate, which are listed on Schedule 1.1(s) or Schedule 1.3), and (ii) all contracts which require aggregate annual payments by any party thereto in excess of $12,000 or expire automatically or with notice more than one (1) year after the date hereof. All of the Operating Contracts and Customer Contracts were made in the Ordinary Course of Business, are valid, binding and currently in full force and effect, and the performance by the parties thereto will not, individually or in the aggregate, have a Material Adverse Effect on the Cellular Business. Seller is not in default in any material respect under any of the Operating Contracts or Customer Contracts and no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts or Customer Contracts, or cause the acceleration of an obligation of Seller, or result in the creation of any Lien (other than a Permitted Lien) upon any of the Assets. To the knowledge of Seller no other party is in default under any of the Operating Contracts nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts, or cause the acceleration of any obligation owed to Seller. Except as described on Schedule 1.1(f) hereto, none of the Operating Contracts have been canceled, terminated, amended or modified and, to the best of the knowledge of Seller all parties to such Operating Contracts are in all material respects in compliance therewith. Except as provided in Schedule 5.3 hereto, all of the Operating Contracts are assignable to and assumable by Purchaser without the consent or approval of any person or entity and such consents and approvals for Operating Contracts designated as Material Contracts on Schedule 1.1(f), if any, as are required shall be obtained by Seller prior to the Date of Closing. All Customer Contracts are assignable to Purchaser.

         5.16     REAL ESTATE.

                  (a) As used in this Agreement, "Real Estate" refers to the real estate owned or leased by Powertel and used in the operation of the Cellular Business listed on Schedule 1.1(s) or Schedule 1.3.

                  (b)      With respect to the Assigned Leases:

                           (i) Schedule 1.1(s) contains a complete and accurate listing (naming the landlord and tenant, giving date of the lease and any and all amendments thereto, and giving if readily available, the legal description and street address of the premises leased) of each Assigned Lease.

                           (ii) Each Assigned Lease is in full force and effect and none has been canceled, terminated or modified, with the exception of minor variations which do not affect the economic terms of any Assigned Lease.

                           (iii) Powertel is not in default under the terms of any Assigned Lease and, to the knowledge of Powertel, the landlord under each Assigned Lease is not in default, and no event has occurred which through the passage of time or the giving of notice, or both, would constitute a default by any party or give rise to a right or termination or cancellation to any other party.

                           (iv) Powertel has provided Purchaser with a complete and accurate copy of each Assigned Lease including any and all amendments or modifications thereto.

                  (c) Seller has no knowledge of any planned public improvement including, but not limited to, construction or widening of any road or highway; installation of any medians; installation of any water, sewerage, gas or any other type of pipe, main, pumping station or other facility, which could, individually or in the aggregate, result in an assessment in a material amount against or otherwise could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on any of the Real Estate subject to the Assigned Leases.

                  (d) To the knowledge of Seller, there are no condemnation proceedings pending or threatened with respect to all or any part of the Real Estate.

                  (e) To the knowledge of Seller, there are no private restrictions, covenants, reservations or agreements which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the present use or occupancy by Seller for the Cellular Business of any parcel of Real Estate.

                  (f) Each parcel of the Real Estate to the extent used in the Cellular Business has been operated and is in full compliance with all Applicable Laws, except where any such operation or non-compliance would not have a Material Adverse Effect.

                  (g) All of Seller's buildings, structures, fixtures and other improvements that will be sold or leased to Purchaser pursuant hereto and that are located on the Real Estate are in good repair, free of defects (latent or patent) (except for minor defects which in the aggregate do not have a Material Adverse Effect), are fit for their current uses and have not had a discharge of a halon fire repression system in the past three years. All such buildings, structures, fixtures and improvements conform to Applicable Laws (including, but not limited to, for purposes hereof, zoning and land use laws, ordinances and regulations, and building codes, except where any such nonconformance could not reasonably be expected to have a Material Adverse Effect.

                  All such buildings, structures, fixtures and improvements lie entirely within the boundaries of each parcel of Real Estate, except where the failure to be entirely within such boundaries could not reasonably expected to have a Material Adverse Effect.

                  (h) All of the towers and transmission equipment related to the Cellular Business constructed or placed by Seller on the Real Estate and all equipment installed by Seller at the site of each Assigned Lease or Tower Space Lease related to its use of tower space for the Cellular Business have been constructed, installed, and registered with the FCC, and installed in accordance with the specifications set forth in the FCC filing relating thereto (if any), and have been constructed and are operated in compliance with their respective forms 489 (Notification of Completing Construction) filed with the FCC (if applicable).

                  (i) Seller's present uses of the improvements located on the Real Estate do not in any respect infringe upon the rights of any other person or entity, except where any such infringement would not have a Material Adverse Effect.

                  (j) No real estate, other than the retail locations, tower sites and headquarters listed on Schedule 1.1(s), the tower sites listed on Schedule 1.3, the switch location referred to in the License Agreement, and the corporate headquarters of Powertel, is used by Seller or ICL in the operation of the Cellular Business.

         5.17     [Intentionally omitted]

         5.18 BOOKS AND RECORDS. All of the books of account and other financial and corporate records of Seller and ICL relating to the Cellular Business have been made available to Purchaser and its representatives. Such books of account and records are current, complete, true and correct in all material respects and reflect in all material respects all items of income and expense with respect to the Cellular Business and all assets, liabilities and accruals with respect to the Cellular Business in accordance with generally accepted accounting principles, consistently applied. Seller and ICL have filed all reports relating to the Cellular Business required by any and all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports, except where any failure to file reports or to pay or accrue amounts could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

         5.19 CELLULAR EMPLOYEES. Schedule 5.7(a) hereto contains a list of the names, positions, date of hire, annual salary or hourly wage rates and severance benefits as of the date hereof, of all Cellular Employees (including those on extended or other sick leave, furlough or leave of any kind) together with a statement of their respective annual salary or hourly wage rates for the current calendar year. Schedule 5.7(a) also sets forth a description of any written agreement, other than the employee benefit plans described on Schedule
5.9 hereto, with respect to the conditions of employment of any of the Cellular Employees. At Closing, Schedule 5.7(a) will be updated to include all such information as of the Date of Closing. The Cellular Employees constitute all of the employees of Seller who perform services primarily for the Cellular Business.

         5.20 LICENSES AND PERMITS. Seller and ICL have obtained all material Licenses of each and every Governmental Authority having jurisdiction over Seller, ICL or any of their respective properties or assets necessary or appropriate to own the Assets and to operate and carry on the Cellular Business as it is now being conducted. All FCC Licenses which are owned or held by any of Seller or ICL are described on Schedule 1.1(g) hereto. All of the Licenses are valid and in full force and effect. Except as set forth in Schedule 5.20, neither Seller nor ICL is a party to or bound by any agreement relating in any manner to the Licenses. Neither Seller nor ICL has made any untrue statement of any material fact, or omitted to disclose any material fact, to any Governmental Authority or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, would subject or could reasonably be expected to subject any of the Licenses held by Seller or ICL for use in the Cellular Business to revocation or failure to renew. No event has occurred with respect to any of the Licenses which, after notice, lapse of time or both, would result in revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the Licenses. Neither Seller nor ICL has reason to believe that any of the Licenses identified in Schedule 1.1(g) is not likely to be renewed in the ordinary course or that the holder of any such License would not be entitled to a renewal expectancy as such term is defined in 47 C.F.R. ss. 22.941. Neither Seller nor ICL knows of any pending law, order or regulation which might result in any of Seller's Licenses not being renewed in the Ordinary Course of Business.

         5.21 SUFFICIENCY OF ASSETS. Except as listed on Schedule 1.2(b), the Assets to be transferred to Purchaser on the Date of Closing will include all assets, tangible or intangible, (including but not limited to assets, franchises, licenses, permits, contracts, operations and business) that relate to, arise from, or are used in the operation of the Cellular Business as presently operated by Seller and ICL. The instruments and documents to be executed and/or delivered by Seller and ICL pursuant to Section 12.2 hereof at or following the Closing shall be adequate and sufficient to vest in Purchaser all of Seller's rights, titles and interests in or to the Assets.

         5.22 OTHER MATERIAL CONTRACTS AND OBLIGATIONS. Except for the Operating Contracts, Customer Contracts, non-assignable insurance policies, Assigned Leases and the contracts, commitments, leases and agreements disclosed on Schedule 1.1(f) hereto, neither Seller nor ICL is a party to or bound by any material written agreement relating to the Cellular Business, including any:

                  (a) Dealer, distributorship or sales agency agreements, excluding purchase orders with respect to the purchase or sale of products or services in the Ordinary Course of Business;

                  (b)      Advertising contracts;

                  (c) Contract, commitment or arrangement for capital expenditures having a remaining balance in excess of $12,000;

                  (d) Leases with respect to any property, real or personal, whether as lessor or lessee, except for any lease having a term of one year or less or aggregate rents payable over its life of $12,000 or less;

                  (e) Contract, commitment or arrangement containing covenants by Seller not to compete in any lines of business or with any person or entity;

                  (f)      Franchise or license agreements;

                  (g) Loan or credit agreements, promissory notes or other evidences of indebtedness, including all agreements or commitments for future loans, extensions of credit or financing, excluding inter-company loans and credit extended by the Cellular Business to its customers;

                  (h)      Guarantees;

                  (i) Agreement, contract, commitment or purchase order for the purchase of any services, raw materials, supplies or equipment involving payments of more than $12,000 per annum, excluding purchase orders for the purchase of products or services entered into in the Ordinary Course of Business;

                  (j) Partnership agreement, joint ventures or shareholder agreements, or any other agreement relating to securities or interests in any other organization or entity owned directly or indirectly by Seller; or

                  (k) Agreement, contract or commitment for the sale of any properties, assets or services involving a value estimated at more than $12,000 excluding purchase orders or agreements, contracts and commitments for the sale of products or services in the Ordinary Course of Business.

                  Seller has furnished Purchaser with a true, complete and accurate copy of each Operating Contract, and any additional contract, lease, license, agreement or other commitment listed on Schedule 1.1(f) hereto.

         5.23 INSOLVENCY. Neither Seller nor ICL is insolvent nor will Seller or ICL be rendered insolvent by reason of the consummation of the transactions contemplated by this Agreement, and Seller and ICL are, and will be following the consummation of the transactions contemplated hereby, able to meet its obligations as they become due and payable in the Ordinary Course of Business.

         5.24 SUBSIDIARIES. Except for the fact that ICL holds the FCC Licenses, the Cellular Business is conducted entirely by Seller, and no part of the Cellular Business is conducted through any subsidiary or affiliate of Seller, or by any other person or entity.

         5.25 CUSTOMERS. Except for intercarrier roaming revenues, no single customer of the Cellular Business accounted for over five percent (5%) of the revenues of the Cellular Business during the fiscal year of Powertel ended December 31, 1997. In addition, no significant customer of the Cellular Business, vendor or communication carrier has indicated to Seller that it intends to cease doing business with the Cellular Business or materially alter the amount of business it does with the Cellular Business by reason of the consummation of the transactions contemplated hereby or otherwise. Except as set forth on Schedule 5.25 as of October 31, 1998, the Cellular Business had 28,284 subscribers (excluding any subscribers on "free" or complimentary plans, or who otherwise do not pay for service, and also excluding sponsor phones, barter phones, and other similar arrangements), and as of said date approximately 73% of the accounts receivable from said customers were less than 30 days old.
Schedule 5.25 sets forth an accurate and complete summary, as of the date indicated thereon, of the subscribers of the Cellular Business who are directors, officers or employees of Seller or any "Restricted Affiliates" (as defined in Section 7.6), along with Seller's revenue received from such subscribers through the date indicated on Schedule 5.25. Seller does not offer prepaid service in connection with the Cellular Business, except as set forth on
Schedule 5.25.

         5.26 PRODUCTS LIABILITY CLAIMS. Except as set forth on Schedule 5.26, all products which Seller has sold through the Cellular Business have been, at the time of sale, covered by standard manufacturer's limited product warranties, and the terms of such warranties have not been expanded nor have limitations on such warranties been waived by Seller.

         5.27 INSURANCE. Seller has maintained and will continue to maintain until the Date of Closing the insurance described in Schedule 5.27, which insurance covers the Assets, in each case, whether owned or leased, against loss or damage by fire or other casualty, in amounts equal to or in excess of one hundred percent (100%) of the replacement cost thereof, except for vehicles which are not covered for full replacement cost. As of the Date of Closing, all such insurance will be in full force and effect and carried with reputable insurers. Seller has promptly and adequately notified Seller's insurance carriers of any and all claims known to Seller with respect to the operations or products of Seller for which Seller is insured. Seller has not been refused any insurance coverage by any insurance carrier to which it has applied for insurance during the past three (3) years with respect to the Assets or the Cellular Business. Seller has delivered to Purchaser true and complete copies of all loss runs from such insurance carriers for the past three calendar years.

         5.28 BROKERS. Seller did not employ or engage any broker, finder, agent, banker or third party, nor has it otherwise dealt with anyone purporting to act in the capacity of a finder or broker in connection with the transactions contemplated hereby. To the extent that Seller engages such assistance, it shall pay all related fees and commissions, if any, and shall hold Purchaser harmless for any such fees and commissions after Closing.

         5.29 CGSA. A true and complete copy of maps depicting the location of each cell site and each of the licensed Cellular Geographic Service Areas ("CGSA") of the Cellular Business is attached hereto as Schedule 5.29. All agreements relating to the coverage areas of the Cellular Business, including, but not limited to border extensions, are listed on Schedule 1.1(f).

         5.30 NETWORK. A true and complete diagram and description of all of the communications transmission facilities, cell sites and other components, whether owned or leased by Seller, comprising the Cellular Business' cellular network ("Network") is attached hereto as Schedule 5.30.

         5.31 RELATIONSHIP WITH RELATED PERSONS. Schedule 5.31 sets forth all agreements with Related Persons (as defined below) relating to the Cellular Business. Except as set forth on Schedule 5.31, true and correct copies of all such agreements have been provided by Seller to Purchaser or, in cases in which such agreements are not in writing, the terms of such agreements have been accurately summarized in writing and provided by Seller to Purchaser and included as part of Schedule 5.31. As used herein, the term "Related Person" shall include, without limitation, the "Restricted Affiliates" (as defined in Section 7.6), and, when used with respect to a specified person which is an individual, means:

                           (i)      each other member of such individual's
                           family; and

                           (ii) any person or entity that is, directly or indirectly, controlled by one or more members of such individual's family.

         As used herein, the term "Related Person," when used with respect to a specified person or entity other than an individual, means:

                           (i) any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with such specified person or entity; and

                           (ii) each person or entity that serves as a director, governor, officer, manager, general partner, executor or trustee of such specified person or entity (or in a similar capacity).

         5.32 EXCLUSIVITY OF REPRESENTATIONS. The representations and warranties made by Seller and ICL in this Agreement are in lieu of all other representations and warranties, including without limitation any implied warranties. Notwithstanding the foregoing, all representations and warranties set forth in any other agreement, document or certificate executed in connection with this Agreement shall be fully effective and unaffected by the preceding sentence.

             ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF PURCHASER



         As an inducement for Seller and ICL to enter into this Agreement and consummate the transactions contemplated hereby, intending that Seller and ICL rely thereon in entering into and performing this Agreement, each of Purchaser and a Subsidiary, if any, jointly and severally warrant and represent to Seller and ICL that each and all of the following are true and correct as of the date of this Agreement and will be true and correct at and as of the Closing:

         6.1 DUE INCORPORATION. Each of Purchaser and a Subsidiary, if any, is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted.

         6.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Purchaser and a Subsidiary, if any, pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser and a Subsidiary, if any. This Agreement and the documents, instruments and agreements to be executed by Purchaser and a Subsidiary, if any, pursuant to this Agreement have been, or will be on or before the Date of Closing, duly and validly authorized, executed and delivered by Purchaser and the obligations of Purchaser and a Subsidiary, if any, hereunder and thereunder are or will be valid and legally binding, and this Agreement and the documents, instruments and agreements to be executed and delivered by Purchaser and a Subsidiary, if any, pursuant to this Agreement are or will be upon such execution and delivery enforceable against Purchaser and a Subsidiary, if any, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including, among others, limitations on the availability of equitable remedies.

         6.3 NO BREACH. Each of Purchaser and a Subsidiary, if any, has full corporate power and authority to purchase the Assets being purchased hereunder and to otherwise perform its obligations under this Agreement and the documents, instruments and agreements to be executed by Purchaser and a Subsidiary, if any, pursuant hereto. The execution and delivery of this Agreement, including the documents, instruments and agreements to be executed by Purchaser and a Subsidiary, if any, pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Purchaser and a Subsidiary, if any; (ii) violate any Applicable Laws issued, enacted, entered or deemed applicable by any court or other Governmental Authority having jurisdiction over Purchaser and a Subsidiary, if any, or any of its properties or assets; (iii) except as set forth on Schedule 6.3, require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority or any person or entity, other than the FCC, the FTC (as hereinafter defined) and the DOJ (as hereinafter defined) in connection with the HSR Act (as hereinafter defined), (iv) except as provided in
Schedule 6.3 hereto, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, contract, agreement, or other instrument or obligation to which Purchaser and a Subsidiary, if any, is a party, or by which either of them or any of their respective properties or assets may be bound, or (v) violate the Sprint PCS Management Agreement between affiliates of Sprint, Inc. and affiliates of Enterprise Communications PCS Partnership, pursuant to which such affiliates of Enterprise Communications PCS Partnership provide certain services under the "Sprint" name, or any of the other agreements entered into by Enterprise Communications PCS Partnership, or its affiliates, in connection with such Sprint PCS Management Agreement; excluding from the foregoing clauses (ii),
(iii) and (iv) violations, which, and filings, notices, permits, consents and approvals the absence of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the properties, assets, revenues, business, operations, financial condition or prospects of Purchaser and a Subsidiary, if any, that, if quantifiable, has a negative impact on Purchaser and a Subsidiary, if any, and would not prevent or delay the consummation of the transactions contemplated hereby.

         6.4 FULL DISCLOSURE. No representation or warranty made by Purchaser and a Subsidiary, if any, in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading. All written information materials provided by or on behalf of Purchaser and a Subsidiary, if any, to Seller or ICL or their respective agents or employees in connection with the subject matter of this Agreement have in each case been true and correct in all material respects.

         6.5      QUALIFICATIONS OF PURCHASER.

                  (a) Except as set forth in the last sentence of Section 6.5(b), each of Purchaser and a Subsidiary, if any, is legally and technically qualified to acquire control of the FCC Licenses and to operate the Cellular Business as required by the Communications Act of 1934, as amended (the "Communications Act"), and by the rules, regulations and policies of the FCC; and, except as set forth in Section 6.5(b), neither Purchaser nor a Subsidiary, if any, know of any facts, circumstances or proceedings which could disqualify it under the Communications Act or the FCC's rules, regulations or policies from acquiring control of the Licenses or operating the Cellular Business. Each of Purchaser and a Subsidiary, if any, has such knowledge and experience in the communications industry specifically, and in financial and business matters generally, to enable Purchaser and a Subsidiary, if any, to evaluate the relative merits and risks of the transactions contemplated by this Agreement. Purchaser acknowledges receipt of and the opportunity to review those documents and items referenced on Schedule 6.5(a) (the "Due Diligence Documents"), and Purchaser represents that it has had adequate opportunity to review such Due Diligence Documents, provided that Purchaser's receipt and review of the Due

                  Diligence Documents shall not limit any of Purchaser's rights set forth herein, except as specifically set forth in Section 11.1(a).

                  (b) Purchaser represents and warrants that as of the date hereof and as of the Date of Closing, its only commercial mobile radio service ("CMRS") interests in the ICL license areas are: Public Service Wireless, Inc.'s interests, through it ownership interest in Enterprise Communications PCS Partnership (Chambers and Lee Counties, AL and Heard and Troup Counties, GA), and Enterprise Communications PCS Partnership's attributable interest in Sprint PCS licenses arising out of an agreement with an affiliate of Sprint, Inc. (Chambers and Lee Counties, AL, and Harris, Heard and Troup Counties, GA), and Purchaser's interests (Harris County, GA) (such interests have been transferred to Purchaser by Public Service PCS, Inc., subject to FCC approval). Excluding the acquisition of the FCC Licenses, Purchaser holds a maximum attributable ownership interest (as defined by the FCC) of 25 MHz of CMRS spectrum in any or all portions of the Territory. The CMRS interests referred to in this Section 6.5(b) would exceed the 45 MHz spectrum cap limitations of Section 20.6 of the FCC's rules upon the acquisition of certain of the ICL licenses.

         6.6 BROKERS. Purchaser has engaged Daniels & Associates to represent it in connection with the transactions contemplated hereby and shall pay all fees associated with services they may provide to Purchaser and shall hold Seller harmless for any such fees and commissions. Purchaser has not engaged or allowed any other investment advisor, broker, finder or similar consultant to represent it in connection with the transactions contemplated hereby. To the extent that Purchaser engages any other broker, Purchaser shall pay all related fees and commissions, if any, and shall hold Seller harmless for any such fees and commissions.


            ARTICLE 7: PERFORMANCE BY SELLER AND ICL PENDING CLOSING

         Seller and ICL covenant and agree that from and after the date of this Agreement and until the earlier of the Date of Closing or the termination of this Agreement in accordance with Article 14 hereof:

         7.1 ACCESS TO INFORMATION. At the request of Purchaser, Seller and ICL shall at all times give or cause to be given to Purchaser, its officers, employees, counsel, accountants, and other representatives, upon reasonable notice to Seller or ICL and for the purpose of coordinating the transition of the Cellular Business from Seller to Purchaser and related matters, full and complete access at reasonable times during normal business hours (or outside normal business hours if approved by Seller or ICL) to the Cellular Business, the properties and assets and all of the books, minute books, records, files, contracts, commitments, insurance policies, Licenses, agreements and documents of every character of Seller and ICL reasonably relating to the Cellular Business, and Seller and ICL shall furnish or cause to be furnished to Purchaser, its officers, employees, counsel, accountants and other representatives all of the information with respect to the Cellular Business and/or the Assets as any of them may reasonably request. Purchaser, its officers, employees, counsel, accountants and other representatives shall have the authority upon prior notice to Seller and ICL to interview all employees, customers, vendors, suppliers and other parties having relationships with Seller with respect to the Cellular Business, and Seller and ICL shall use their reasonable best efforts to make such introductions as may be requested. Seller and ICL shall also use their reasonable best efforts to facilitate the post-Closing continuation of all relationships between various parties and the Cellular Business, which efforts may include, without limitation, (i) coordinating and attending meetings with these parties and/or Purchaser to discuss the post-Closing operation of the Cellular Business and (ii) providing such reasonable, non-financial assurances to these parties as Purchaser may reasonably request regarding the post-Closing operation of the Cellular Business. In addition, Purchaser may, at its sole cost and expense, at any time prior to the Date of Closing, through its officers, employees, counsel, accountants and other representatives, conduct such investigations and examinations of the Assets as it deems necessary or advisable, and Seller and ICL shall cooperate fully in such investigations.

         7.2 CELLULAR BUSINESS AS USUAL. Seller and ICL shall carry on the Cellular Business in the Ordinary Course of Business. For purposes of this Agreement, an action taken by a person or entity (a "Person") will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any person or group of persons exercising similar authority), in the ordinary course of the normal day-to-day operations and by other persons that are in the same line of business as such Person.

         Without limiting the foregoing, (unless Seller obtains the prior written consent of Purchaser (which consent shall not be unreasonably withheld)), between the date of this Agreement and the Date of Closing, Seller shall and shall cause its subsidiaries to:

                           (i) maintain the Assets in a state of repair and condition which complies with Applicable Laws and is consistent with the requirements and normal conduct of the Cellular Business;

                           (ii) keep in full force and effect, without amendment, all material rights relating primarily or exclusively to the Cellular Business;

                           (iii) materially comply with all Applicable Laws and contractual obligations applicable to the Cellular Business;

                           (iv) except as otherwise required by Applicable Laws, not amend, modify or terminate any of the employee benefits plans applicable to the Cellular Employees, which plans are listed on Schedule 5.9;

                           (v) upon the reasonable request of Purchaser, take other actions which are reasonably necessary or desirable, in the reasonable judgment of Purchaser, to consummate the transactions contemplated by this Agreement;

                           (vi) maintain all books and records of the Cellular Business in the usual, regular and ordinary manner;

                           (vii) not make any material change to any of the plans offered to its customers; and

                           (viii) not agree in writing or otherwise to take any of the foregoing actions in violation of the foregoing subsections (i) through (vii).

         7.3 LIENS. Seller and ICL shall not, directly or indirectly, perform or fail to perform any act which might reasonably be expected to result in the creation or imposition of any Lien (other than Permitted Liens) of any nature whatsoever on any of the Assets or otherwise adversely affect the marketability of Seller's or ICL's title to any of the Assets.

         7.4 EMPLOYEES AND PAY INCREASES. Seller shall make no material changes in the management personnel of the Cellular Business. Except increases described on Schedule 5.9 hereto, Seller shall not, without the prior written consent of Purchaser, grant any general or uniform increase in the salaries or rate of pay to any of the Cellular Employees, grant any increase in any benefits or establish, adopt, enter into, make any new grants or awards under, or amend any collective bargaining, employment, bonus, stock option, restricted stock, stock purchase, profit-sharing, deferred compensation, severance, pension, retirement, disability, medical, dental, health or life insurance, death benefit, incentive or other compensation or retirement plan, arrangement, agreement, trust, fund, policy or arrangement for the benefit of such employees.

         7.5 RESTRICTIONS ON NEW CONTRACTS. With respect to the Cellular Business or the transaction contemplated hereunder, Seller shall not enter into any contract, commitment, lease, license or other agreement, incur any liability, absolute or contingent, assume, guarantee or otherwise become liable or responsible for the obligations of any other person or entity, make any loans, advances or capital contributions to any other person or entity (except for extensions of credit to its customers in the Ordinary Course of Business), or waive any right or enter into any other transaction, in each case other than in the Ordinary Course of Business and consistent with Seller's normal business practices.

         7.6      PRESERVATION OF CELLULAR BUSINESS AND NON-SOLICITATION OF
EMPLOYEES.

                  (a) Preservation of Cellular Business. Seller shall use its reasonable best efforts to preserve Seller's business organization intact, to keep available to Purchaser the Cellular Employees, and to preserve for Purchaser and the Cellular Business the present goodwill and relationships of the Cellular Business with vendors, suppliers, customers and others having business relationships with the Cellular Business.

                  (b)      Non-Solicitation of Employees.

                           (i) Cooperation. Seller shall reasonably cooperate with Purchaser in Purchaser's efforts to cause the "Selected Employees" (as defined in Section 8.5) which Purchaser desires to employ to become Purchaser's employees on the Date of Closing and to remain so thereafter;

                           (ii) Non-Solicitation. Powertel agrees that neither Powertel nor any entity that Powertel controls, directly or indirectly, through equity ownership, nor any of Powertel's affiliates which are listed on Schedule 7.6, nor any entity that any of such affiliates control, directly or indirectly, through equity ownership (all of the foregoing collectively, the "Restricted Affiliates") shall offer alternate employment to, or directly or indirectly solicit for hire or hire any of the Selected Employees who are offered employment by Purchaser or a Subsidiary as of the Date of Closing that is comparable in terms of category of job description, salary, benefits and geographic location to that enjoyed by such Selected Employee while in the employ of Seller. For purposes of this Agreement,
                           (A) a "comparable" geographic location shall include assignment of an employee to any office location within thirty (30) road miles of such employee's home (as of the date hereof); and (B) "comparable" benefits shall mean benefits which are materially the same, in type and amount, taken as a whole, as those presently offered by Purchaser to all its employees. The foregoing restriction on Powertel and the Restricted Affiliates shall remain in effect through the second anniversary of the Date of Closing with respect to the four (4) Selected Employees listed on
                           Schedule 7.17, and shall remain in effect through the first anniversary of the Date of Closing for all other Selected Employees.

                           (iii)    Exceptions to Non-Solicitation. The
                           restrictions set forth in the foregoing subsection
                           (ii) shall not apply:

                                    (A)     to any Hired Employee with respect
                                            to whom Purchaser or a Subsidiary
                                            modifies such Hired Employee's job
                                            such that it is no longer comparable
                                            in terms of category of job
                                            description, salary, benefits or
                                            geographic location to that enjoyed
                                            by such Hired Employee while in the
                                            employ of Seller,

                                    (B)     with respect to any Hired Employee
                                            who is terminated by Purchaser or a
                                            Subsidiary for "cause" (as
                                            determined in Purchaser's reasonable
                                            judgment), upon the earlier to occur
                                            of (x) the expiration of the
                                            obligation with respect to an
                                            employee as set forth in Section
                                            7.6(b)(ii); or (y) ninety (90) days
                                            following such termination; and

                                    (C)     to any Selected Employee who
                                            Purchaser agrees in writing that
                                            Powertel or a Restricted Affiliate
                                            may hire.

                           (iv) Conflict. Notwithstanding any non-compete agreement between a Hired Employee and Purchaser or a Subsidiary, if a Hired Employee is eligible to be hired by Powertel or a Restricted Affiliate pursuant to an exception set forth in Section 7.6(b)(iii), such Hired Employee shall not be restricted in his or her ability to accept such employment or to perform such services in such manner as Powertel or a Restricted Affiliate may determine in their discretion.

                  (c) Seller agrees to terminate, within thirty-five (35) days after notice from Purchaser, the sales agency agreement of any sales agent of Seller who operates anywhere within the Territory, or of any sales agent of an entity that Seller controls, directly or indirectly, through equity ownership, who operates anywhere within the Territory, who hires any of the Selected Employees at any time beginning on the date hereof and continuing through the one (1)-year period after the Date of Closing, and to no longer use such sales agent thereafter.

         7.7 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Seller and ICL will timely pay and discharge all invoices, bills and other monetary obligations related to the Cellular Business as they become due and payable and shall not perform or fail to perform any act which will cause a material breach of any of the Operating Contracts or Customer Contracts.

         7.8 RESTRICTIONS ON SALE OF ASSETS. Seller and ICL shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Assets, except for the sale of inventory in the Ordinary Course of Business and at customary prices. Without limiting the generality of the foregoing, Seller and ICL shall not permit any of the material Proprietary Rights to lapse or dispose of or otherwise lose the right to use any of the material Proprietary Rights.

         7.9 CONSENTS. As soon as reasonably practicable and in any event on or before the Date of Closing, unless otherwise indicated on Schedule 5.3 hereto, Seller with Purchaser's reasonable cooperation will use its reasonable best efforts to obtain or cause to be obtained all of the consents and approvals of all necessary persons and entities to the assignment and transfer to Purchaser of all of the Assets and all of the Assigned Leases, including the Operating Contracts listed on Schedule 1.1(f) and the Licenses, herein provided to be sold, assigned and transferred to Purchaser, including the consents and approvals listed on Schedule 5.3 hereto. With respect to Assigned Leases for towers and tower space, consents to the assignment of such Assigned Leases shall set forth the descriptions of the leased premises as such premises are described in the Assigned Leases.

         7.10     CAPITAL EXPENDITURES.

                  (a) Except as set forth on Schedule 7.10(a), Seller shall not make any significant scheduled or unscheduled capital expenditure in connection with the Cellular Business unless requested to do so in writing by Purchaser. To the extent that Seller makes the expenditures set forth on Schedule 7.10(a) on or prior to the Date of Closing, Purchaser shall reimburse Seller for such expenditures on the Date of Closing. In the event Purchaser requests Seller to make capital expenditures prior to the Date of Closing, then Purchaser shall reimburse Seller for such preapproved capital expenditures on the Date of Closing. Seller shall promptly notify Purchaser of any capital expenditures it believes are necessary or desirable to maintain the Cellular Business.

                  (b) For calendar year 1998, Seller shall have made and/or committed to make at least $2,288,945 of capital expenditures in the aggregate as follows: (i) $1,656,186 has already been spent prior to the date hereof (or will be spent prior to the Date of Closing) on those items and in those amounts (to the nearest $100) set forth under the column titled "Paid for or Received as of 11/30" on Schedule 7.10(b); and (ii) a minimum of $632,759 (in addition to the $1,656,186) shall be spent prior to the Closing substantially in accordance with the column entitled "Committed Purch Order thru Jan '99" on
                  Schedule 7.10(b) (the "Committed Column"); provided, however, that amounts spent on all items listed under the column entitled "Budget Item Reference" on Schedule 7.10(b) shall also be counted in determining whether such minimum has been met as long as other funds have been spent substantially as contemplated by the Committed Column; and provided further, however, that Seller shall not be required to spend in excess of $632,759 pursuant to this Section 7.10(b)(ii).

         7.11 NO SOLICITATION OF OTHER OFFERS OR NEGOTIATION. None of Powertel nor any of its affiliates, directors, officers, employees, representatives or agents shall provide information except as required by law to any other person or entity or enter into any negotiations with or solicit any offer, inquiry or proposal from any other person or entity with respect to the sale, merger or other acquisition of the Cellular Business. Powertel agrees to immediately inform Purchaser if Powertel is, or Powertel learns that any of Powertel's affiliates, directors, officers, employees, representatives or agents has been contacted by any person, corporation, partnership or other entity or group (other than Purchaser or Purchaser's designees) concerning any sale of, or assignment of rights in, any portion of the Purchased Assets.

         7.12 ACCOUNTS RECEIVABLE. Seller shall not accelerate the collection of any accounts receivable arising out of the operation of the Cellular Business in a manner which would be inconsistent with past practice.

         7.13 INVENTORY. Seller shall maintain the levels of inventory, materials and supplies used in the Cellular Business consistent with past practice.

         7.14 INSURANCE. Seller will maintain in full force and effect all insurance coverages for the Assets substantially comparable to coverages existing on the date hereof.

         7.15 FILING REPORTS AND MAKING PAYMENTS. Seller and ICL shall timely file all required reports and notices with each and every applicable Governmental Authority and timely make all payments due and owing to each such Governmental Authority, including, but not by way of limitation, any filings, notices and/or payments required by reason of the transactions contemplated by this Agreement.

         7.16 MONTHLY REPORTING. Pending the Closing, within forty-five (45) days after the end of December 1998, and within twenty-five (25) days after the end of each other month, Seller shall report to Purchaser regarding the status of the Cellular Business and shall deliver to Purchaser balance sheets and income statements disclosing the financial position and results of operations of the Cellular Business for the preceding month and year-to-date which shall be prepared on a basis consistent with the financial statements identified on
Schedule 5.11 hereof and consistent with the prior months and year-to-date financial statements.

         7.17 EMPLOYEES AND EMPLOYEE BENEFITS. Seller shall take all the actions with respect to the Hired Employees described on Schedule 7.17 hereto.

         7.18 SUPPLEMENTAL DISCLOSURE. Seller and ICL shall confer on a regular and frequent basis with Purchaser and promptly notify Purchaser of, and furnish Purchaser with, any information with respect to any event or condition or the existence of any fact that would cause any of the conditions precedent to Purchaser's performance of its obligations at Closing not to be satisfied. Purchaser shall promptly notify Seller of, and furnish Seller with, any information with respect to any event or condition or the existence of any fact that would cause any of the conditions precedent to Seller's performance of its obligations at Closing not to be satisfied.

             ARTICLE 8: MUTUAL COVENANTS AND CONDITIONS PRECEDENT TO OBLIGATIONS

         8.1      FCC.

                  (a) Promptly following the execution of this Agreement, Purchaser, Seller and ICL shall join in applications to the FCC for approval of the sale and transfer of the FCC Licenses to Purchaser. Thereafter, Purchaser, Seller and ICL shall cooperate with each other and shall take such actions as are reasonably necessary to obtain the required approvals of the FCC, including, with respect to Purchaser, assigning this Agreement to a wholly owned subsidiary and structuring said subsidiary in such commercially reasonable manner as the FCC may require. No party shall take any action before the FCC which is inconsistent with or would delay action on the approval applications. Furthermore, each of the parties hereto shall use its commercially reasonable efforts to prevent the filing of adverse pleadings with the FCC concerning the approval applications. Purchaser shall bear the fees of the FCC charged in connection with or incidental to the filing and processing of such applications.

                  (b) (i) The FCC transfer applications as initially filed shall include a reference to Section 20.6(e) of the FCC's Rules relating to the spectrum cap limitation of Section 20.6 of the FCC's Rules and indicate that Purchaser shall divest interests attributable under
                           Section 20.6 to whatever extent may be necessary, if any, to comply with such Section. Such reference to
                           Section 20.6 shall be in a form agreeable to both Powertel's and Purchaser's FCC counsel in their reasonable discretion.

                           (ii) The parties will mutually work to arrange a meeting with the appropriate FCC staff as soon as practicable after the FCC transfer applications are filed, but in all events prior to the close of the thirty (30) day public notice period. If, at such meeting or thereafter, the FCC staff informs Purchaser or its FCC counsel that it is necessary or advisable to amend the applications to indicate whether the acquisition of spectrum as contemplated by this Agreement is consistent or inconsistent with the current limitations of Section 20.6, then the parties agree that Purchaser in its reasonable discretion may amend the application and state, if applicable, that Purchaser's acquisition of spectrum hereunder will not violate the spectrum cap limitation of Section 20.6; provided, however, that prior to filing any such amendment, Purchaser shall provide a copy of the proposed amendment to Powertel and shall consult with Powertel regarding the form and content of such amendment.

                           (iii) In the event the FCC indicates to Purchaser, or to Purchaser and Powertel together, its intent to deny the application, or delays the processing of the application for a period of thirty (30) days after the close of the public notice period, then the parties agree that the application will be amended to the extent required by the FCC in order to obtain approval of the application under Section 20.6(e); provided, that such thirty (30) day period shall be extended by an additional fifteen (15) days if the FCC has indicated that it is likely that the application will be granted. The amendment would also specifically state that Purchaser would accept the grant of the application subject to the terms of
                           Section 20.6(e) (but such statement would be made in a manner which will not prejudice Purchaser's right, after approval of the application, to continue its efforts to persuade the FCC that Purchaser is in compliance with Section 20.6).

                           (iv) Notwithstanding any other provision of this
                           Section 8.1(b), the parties agree that any time frames set forth in this Section 8.1(b) are intended to provide guidance and may be modified upon mutual agreement of the parties; provided, however, both Purchaser and Powertel shall have the right to insist upon strict adherence to such time frames if such adherence is required to avoid a material adverse effect to such party in its reasonable discretion.


         8.2 PROCEEDINGS. The obligations of Purchaser to consummate the Closing under this Agreement are subject to there being no (i) investigations, claims, demands, actions, suits or other proceedings which have been brought, asserted, commenced or threatened against Seller or ICL by any court, Governmental Authority or other person or entity which could reasonably be expected to have a Material Adverse Effect or prohibit or materially delay the Closing, other than such proceedings related to the application for transfer of the FCC Licenses as set forth in Section 8.1, or (ii) Applicable Laws issued, enacted, entered or deemed applicable by any court or other Governmental Authority restraining or enjoining or which may reasonably be expected to nullify or render ineffective this Agreement or the consummation of the transactions contemplated hereby. The obligations of Seller and ICL to consummate the Closing under this Agreement are subject to there being no (i) investigations, claims, demands, actions, suits or other proceedings which have been brought, asserted, commenced or threatened against Purchaser by any court, governmental agency or other person or entity which could reasonably be expected to prohibit or materially delay the Closing or (ii) Applicable Laws issued, enacted, entered or deemed applicable by any court or governmental authority restraining or enjoining or which may reasonably be expected to nullify or render ineffective this Agreement or the consummation of the transactions contemplated hereby.

         8.3 HSR ACT. As soon as practicable after execution of this Agreement, Purchaser and Powertel shall join in applications to the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") pursuant to the pre-merger notification procedures of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Thereafter, Purchaser and Powertel shall cooperate with each other and shall take such actions as are necessary to obtain the expiration or early termination of the waiting period prescribed by the HSR Act. Purchaser and

Powertel shall each pay one-half of any fees of the FTC and DOJ charged in connection with or incidental to the filing and processing of such applications. The obligations of Purchaser and Seller to consummate the Closing under this Agreement are subject to the expiration or early termination of the waiting period prescribed by the HSR Act without objection of the FTC or DOJ.

         8.4 PROMPT NOTICE. Seller and ICL shall promptly notify Purchaser and Purchaser shall promptly notify Powertel in writing upon becoming aware of any of the following: (i) any investigation, claim, demand, action, suit or other proceeding that may be brought, threatened, asserted or commenced against Seller, ICL or Purchaser, as the case may be, their officers, managers or directors involving in any way the Cellular Business or the Assets; (ii) any changes in accuracy of the representations and warranties made by Purchaser, ICL or Seller in this Agreement; (iii) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of the transactions contemplated hereby; or (iv) any notice from any Governmental Authority of its intention to institute an investigation into, or institute a suit, action or other proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

         8.5      EMPLOYEES.

                  (a) No later than February 5, 1999, Purchaser shall offer employment (subject to the Closing occurring and subject to Purchaser's standard employment policies, as well as those matters set forth on Schedule 7.17), to each Selected Employee it desires to employ after the Closing. Purchaser and Powertel shall each designate a representative to coordinate the making of such offer, interviews with the Selected Employees and other related matters, and shall cooperate with each other in the making of such offers. Seller acknowledges that prior to discussing any job offer with Purchaser, each Selected Employee shall sign a customary non-disclosure agreement concerning any confidential information regarding Purchaser that may be disclosed to such Selected Employee. Nothing contained in this Agreement shall constitute or be construed as a contract of employment between Purchaser and any Selected Employee, and any such employee(s) hired by Purchaser are employed at-will, and shall remain subject to discharge and lay-off by Purchaser at any time. For purposes of this Agreement, the "Selected Employees" shall be any of the Cellular Employees that Purchaser designates as "Selected Employees" in writing on or before February 5, 1999.

                  (b) Purchaser shall take all the actions with respect to the Hired Employees described on Schedule 7.17 hereto.

         8.6 PURCHASE OF PCS EQUIPMENT. At the Closing, Powertel shall purchase, at cost, from Purchaser any PCS inventory or equipment that is reflected on the books of the Cellular Business but which Seller does not use in the Cellular Business.

         8.7 MUTUAL COVENANTS. Purchaser and Powertel shall each give notice to the other promptly after it receives information which could cause a reasonable business transaction party to believe that a party has breached a representation or warranty herein or that a covenant of a party has been breached or is impossible of performance.


           ARTICLE 9: CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

                  Unless waived by Purchaser in writing, each and every obligation of Purchaser to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

         9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Seller and ICL in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Seller and ICL pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing. Representations and warranties included in updated Schedules accepted by Purchaser shall be deemed made in the Agreement, provided, however, that Purchaser shall have no obligation whatsoever to accept any such updated Schedules, if in Purchaser's reasonable judgment such updated Schedules disclose any fact, matter or condition that could reasonably be expected to have a Material Adverse Effect.

         9.2      COMPLIANCE WITH COVENANTS AND AGREEMENTS.

                  (a) Subject to the provisions of Subsection 9.2(b) below, Seller and ICL shall have performed and complied with all of their covenants, agreements and obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing, including the execution and/or delivery of the documents, instruments and agreements specified in Section 12.2 hereof or in such documents, instruments and agreements, all of which shall be reasonably satisfactory in form and substance to counsel for Purchaser provided, however, that if the Closing occurs and Seller or ICL has not so performed and complied, then it shall be the obligation of Seller or ICL to promptly remedy any such failure after Closing and hold Purchaser harmless from any adverse effect relating thereto.

                  (b) Purchaser's performance of its obligations under the Agreement shall not be excused as a result of any failure(s) by Seller or ICL to perform its obligations pursuant to Subsections 9.1 and 9.2(a) above, unless said failure(s) can reasonably be expected, individually or in the aggregate, to result in an adverse effect in excess of $100,000; provided, that as long as the Purchase Price has been reduced as specified in Section 2.3(b), or Seller has provided Purchaser with a comparable alternative, as determined by Purchaser in its reasonable discretion, pursuant to

                  Section 2.3(b), then Purchaser may not refuse to consummate the transaction contemplated hereby solely because of the inability of Purchaser to occupy on the Date of Closing any of the retail locations listed on Schedule 2.3(b)(i), any of the towers listed on Schedule 2.3(b)(ii), or the Huguley switch site, as contemplated by Section 2.3(b)(iii).

                  (c) The obligation of Seller and ICL to perform pursuant to Subsection 9.2(a) shall survive the Closing.

         9.3 NO ADVERSE CHANGE. As of the Date of Closing, (i) nothing shall have occurred which, individually or in the aggregate, could reasonably be expected to have an adverse effect in excess of $100,000 or materially impair the ability of Seller to conduct the Cellular Business in the same manner as in the past, and (ii) the audited financial statements for the Cellular Business delivered to Purchaser at the Closing pursuant to Section 5.11 shall not be materially and adversely different than the unaudited statements for the Cellular Business previously delivered to Purchaser.

         9.4 APPROVAL BY COUNSEL. Except as set forth in Schedule 9.4, counsel for Purchaser shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested with respect to all actions, proceedings, instruments and documents required of Seller and ICL to carry out the transactions contemplated by this Agreement or incidental thereto.

         9.5      CONSENTS AND APPROVALS.

                  (a) Except as set forth in Section 9.2, Purchaser shall have received evidence, in form and substance reasonably satisfactory to counsel for Purchaser, that all material consents, waivers, releases, authorizations, approvals, licenses, certificates, permits and franchises of all persons and entities (including each and every Governmental Authority) as may be necessary to consummate the transactions contemplated by this Agreement and for Purchaser to carry on and continue the Cellular Business as it is now conducted by Seller have been obtained. All consents of the FCC shall be by Final Order (as hereinafter defined); provided, however, that if Purchaser waives the condition of FCC consents by Final Order, the parties shall consider FCC consent without Final Order sufficient to proceed to Closing according to the other terms of this Agreement. "Final Order" means an action or decision of the FCC as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed. For all purposes hereunder, FCC consent to the proposed transfer, without consent or grant of any waiver of Section 20.6 of the rules, shall be deemed to fully satisfy the conditions of this Section 9.5 as they relate to receipt of all FCC consents required hereunder.

                  (b) In addition, (i) that certain Software License Agreement and that certain Processing Services Agreement, each by and between InterCel, Inc. and Systematics Telecommunication Services, Inc., and each dated March 1, 1994 shall have each been modified such that neither may be terminated prior to October 31, 1999, unless there is a material breach thereunder or unless Purchaser provides thirty (30) days advance notice of its desire to terminate such agreements; and (ii) Purchaser and Alltel, Inc. (or an affiliate) shall have entered into a consulting agreement in a form reasonably acceptable to Purchaser obligating Alltel, Inc. (or an affiliate) to provide certain transition services to Purchaser relating to billing services necessary for a smooth transition (or Purchaser and Seller shall have otherwise agreed upon an alternative method (reasonably acceptable to Purchaser) of transitioning billing to Purchaser's system); and (iii) the parties must have obtained the Required Consents listed on Schedule 5.3 hereto.

         9.6 FINANCING. Purchaser shall have obtained commitments from a responsible financial institution to enable it to borrow such funds as are needed to pay the Purchase Price in cash on the Date of Closing, and such commitments shall be in effect and all conditions thereto satisfied on the Date of Closing.


        ARTICLE 10: CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND ICL

                  Unless waived by Seller and ICL in writing, each and every obligation of Seller to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

         10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Purchaser in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Purchaser pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

         10.2 COMPLIANCE WITH COVENANTS AND AGREEMENTS. Purchaser shall have performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed or complied with by it at or prior to the Closing, including (i) the execution and/or delivery of the documents, instruments and agreements specified in Section 12.3 hereof or in such documents, instruments and agreements, all of which shall be reasonably satisfactory in form and substance to counsel for Seller and ICL; and (ii) payment of the Purchase Price in the manner provided for in this Agreement.

         10.3 APPROVAL BY COUNSEL. Counsel for Seller and ICL shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested with respect to all actions, proceedings, instruments and documents required of Purchaser to carry out the transactions contemplated by this Agreement or incidental thereto.

         10.4 REQUIRED GOVERNMENTAL APPROVALS. All consents and approvals of each and every Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained. All consents of the FCC shall be by Final Order; provided, however, that if Purchaser waives the condition of FCC consents by Final Order, the parties shall consider FCC consent without Final Order sufficient to proceed to Closing according to the other terms of this Agreement.

         10.5 PURCHASER'S FINANCING. By the date of this Agreement, Purchaser shall obtain from a responsible financial institution and shall deliver to Seller evidence of a commitment for financing sufficient to pay the Purchase Price in cash on the Date of Closing, which commitment must be reasonably satisfactory to Seller. Purchaser shall use its reasonable best efforts to maintain such financial commitment in full force and effect at all times prior to the Closing. Such commitment shall remain in full force and effect at all times during the period beginning when such commitment is obtained and continuing until the Closing. Within twenty-four (24) hours of the lapse of any such commitment, Purchaser shall provide Seller with written notice of such lapse, and Seller may thereafter terminate this Agreement upon seven (7) days' written notice to Purchaser, unless within such seven (7) day period Purchaser provides Seller with evidence of a renewed or a replacement commitment reasonably satisfactory to Seller.


                           ARTICLE 11: INDEMNIFICATION

         11.1 INDEMNIFICATION BY SELLER. Seller (including its respective successors and assigns) covenants and agrees to pay and perform and indemnify and hold Purchaser, its officers, directors, employees, affiliates, shareholders and agents, and each of their respective heirs, personal representatives, successors and assigns (collectively the "Purchaser Indemnified Parties"), harmless from, against and in respect of any and all losses, costs, expenses (including without limitation, reasonable attorneys' fees and disbursements of counsel), liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever (collectively "Losses") that any of Purchaser Indemnified Parties may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each and all of the following:

                  (a) The breach or falsity of any representation or warranty made by Seller or ICL in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Seller or ICL pursuant hereto or thereto, except to the extent that Seller can prove that Purchaser had actual knowledge of such breach or falsity prior to either the date hereof or the Date of Closing, and failed to advise Seller and ICL of such breach or falsity prior to the date hereof or the Date of Closing, as the case may be.

                  (b) The breach or nonperformance of any covenant or agreement made by Seller or ICL in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by any of them pursuant hereto or thereto.

                  (c) Any claims by or liabilities to any of Seller's present or former employees on account of all sums due to such employees or otherwise arising from acts or omissions of Seller, ICL, their agents, employees or representatives allegedly occurring on or before the Date of Closing, including, but not limited to, salaries, pension or profit sharing benefits, wages, vacation and sick pay and other employee benefits accrued as of the opening of business on the Date of Closing as well as all severance pay payable by Seller to its respective present and former employees.

                  (d) All claims, demands, liabilities, debts and/or Liens, except Permitted Liens, which may be asserted by any creditors of Seller or ICL, except to the extent that Purchaser has assumed such liabilities under the provisions of Section 3.2 of this Agreement.

                  (e) All claims, demands, liabilities, debts and/or Liens, except Permitted Liens, that may be asserted against Purchaser or any of the Assets at any time or from time to time resulting from or arising out of the ownership, use, maintenance or operation of the Assets or Cellular Business with respect to any period of time prior to the Closing (excluding only any liability assumed by Purchaser under the provisions of Section 3.2 of this Agreement).

                  (f) Any claim of the Internal Revenue Service or other Governmental Authority related to the Seller's practice of not amortizing the cost of equipment supplied to its customers;

                  (g) All other liabilities of or claims against Seller or ICL of any kind, to the extent not specifically assumed by Purchaser under the provisions of Section 3.2 of this Agreement resulting from or arising out of the ownership, use, maintenance or operation of the Assets or Cellular Business with respect to any period of time prior to the Closing.

                  (h) Any reduction in the Purchase Price provided for under
                  Section 2.4 hereof.

                  (i) The indemnification provided for in this Section 11.1 shall remain in full force and effect until the date two years after the Closing. Notwithstanding the foregoing provisions of this Section 11.1(i) and of Section 15.1 to the contrary, losses arising out of the breach of falsity of the representations or warranties contained in Section 5.8 of this Agreement shall not be subject to any time limitations other than the applicable statute of limitations.

         11.2 INDEMNIFICATION BY PURCHASER. Purchaser (including its successors and assigns) covenants and agrees to pay and perform and indemnify and hold Seller, ICL, their officers, directors, employees, affiliates, shareholders and agents, and each of their respective heirs, personal representatives, successors and assigns (collectively the "Seller Indemnified Parties"), harmless from, against and in respect of any and all Losses that any of the Seller Indemnified Parties may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of or relating to each and all of the following:

                  (a) The breach or falsity (or in the case of any covenant, nonperformance) of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Purchaser pursuant hereto and thereto.

                  (b) The use or ownership of the Assets or the operation of the Cellular Business by Purchaser after the Closing, including any claims by or liabilities to any of Purchaser's employees arising from acts allegedly occurring after the Date of Closing, except to the extent such claims or liabilities arise from or relate to acts or omissions of Seller allegedly occurring on or before the Date of Closing.

                  (c) The failure of Purchaser to pay or perform the debts, liabilities and obligations it agreed to assume pursuant to
                  Section 3.2 hereof.

         11.3 PROCEDURE FOR INDEMNIFICATION. In the event a party intends to seek indemnification pursuant to the provisions of Sections 11.1 or 11.2 hereof (the "Indemnified Party"), the Indemnified Party shall promptly give notice hereunder to the other party (the "Indemnifying Party") after obtaining written notice of any claim or the service of a summons or other initial legal process in any action instituted against the Indemnified Party as to which recovery may be sought against the Indemnifying Party because of the indemnification provided for in Section 11.1 or 11.2 hereof, and, if such indemnity shall arise from the claim of a third party, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim; provided, however, that the Indemnified Party shall not be required to permit such an assumption of the defense of any claim or litigation which, if not first paid, discharged or otherwise complied with, would result in an interruption or disruption of the business of the Indemnified Party or any material part thereof. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of the Indemnified Party to give such notice (or by delay by the Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a third party within ten (10) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

                  If the Indemnifying Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim or litigation shall include taking all steps necessary in the defense or settlement of such claim or litigation and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment entered in connection with such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party or enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect to such claim or litigation.

                  If the Indemnifying Party does not assume the defense of any such claim by a third party or litigation resulting therefrom after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the cost (including attorneys' fees) of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all costs (including attorneys' fees), expenses and damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation, or if any such claim or litigation is not so settled, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all costs (including attorneys' fees), expenses and damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

         11.4     LIMITATIONS.

                  (a) Notwithstanding any provision of this Article 11 to the contrary, Seller and its successors and assigns shall not be required to indemnify the Purchaser Indemnified Parties pursuant to the provisions of Section 11.1(a) hereof unless and until the aggregate of all such claims exceeds the sum of $100,000 (the "Threshold Amount"). Once such cumulative Losses equal or exceed the Threshold Amount, Seller and its successors and assigns shall be required to provide indemnification pursuant to Section 11.1(a) for all such Losses. Notwithstanding the foregoing provisions of this Section 11.4(a) to the contrary, losses arising out of the breach or falsity of the representations or warranties contained in Sections 5.2, 5.4, 5.8, 5.21 and 5.28 of this Agreement, as well as any claim by any present or former customer of Seller for funds representing prepayments or deposits if such funds relating to such customer are not transferred to Purchaser or a Subsidiary at Closing, shall not be subject to the foregoing provisions of this Section 11.4. Notwithstanding any provision in this Agreement to the contrary, except with respect to any claim based on fraud or willful misconduct, (i) indemnification pursuant to this Section 11 shall be the exclusive monetary remedy for all Losses that any of the Purchaser Indemnified Parties may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each and all of the items set forth in Section 11.1(a)-(i), inclusive, and (ii) in no event will the indemnification obligations of Seller and its respective successors and assigns under Article 11 hereof exceed in the aggregate the sum of Six Million Two Hundred Thirty Thousand Dollars ($6,230,000); provided that the limitation set forth in the foregoing clause (ii) shall be equal to the Purchase Price for claims for breaches of the representations and warranties set forth in Sections 5.2, 5.4, 5.8, 5.21 and 5.28.

                  (b) Notwithstanding any provision of this Article 11 to the contrary, Purchaser and its successors and assigns shall not be required to indemnify the Seller Indemnified Parties pursuant to the provisions of Section 11.2(a) hereof unless and until the aggregate of all such claims exceeds the Threshold Amount. Once such cumulative Losses equal or exceed the Threshold Amount, Purchaser and its successors and assigns shall be required to provide indemnification pursuant to
                  Section 11.2(a) for all such Losses. Notwithstanding the foregoing provisions of this Section 11.4(b) to the contrary, losses arising out of the breach or falsity of the representations or warranties contained in Sections 6.2, 6.5 and 6.6 of this Agreement shall not be subject to the foregoing provisions of this Section 11.4. Notwithstanding any provision in this Agreement to the contrary, except with respect to any claim based on fraud or wilful misconduct, (i) indemnification pursuant to this Section 11 shall be the exclusive monetary remedy for all Losses that any of the Seller Indemnified Parties may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each and all of the items set forth in Section 11.2(a)-(c), inclusive, and (ii) in no event will the indemnification obligations of Purchaser and its respective successors and assigns under Article 11 hereof exceed in the aggregate the sum of Six Million Two Hundred Thirty Thousand Dollars ($6,230,000); provided that the limitation set forth in the foregoing clause (ii) shall be equal to the Purchase Price for claims for breaches of the representations and warranties set forth in Sections 6.2 and 6.6.

         11.5     ARBITRATION.

                  (a) All claims, disputes or other matters in question between the parties to this Agreement, including for matters arising under Section 2.4 hereof, arising out of or relating to this Agreement shall be submitted for, subject to and decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect as of the date of this Agreement ("AAA Rules"), except to the extent those rules are inconsistent with this Section
                  11.5. Any arbitration must be held in Atlanta, Georgia by a single arbitrator mutually selected by the parties hereto or, if the parties hereto cannot agree on the appointment of such arbitrator within ten (10) days following the date notice of the dispute is given by Purchaser or Seller to the adverse party, by an arbitrator selected according to the AAA Rules.

                  The arbitrator's award shall be final, conclusive and binding upon all parties to this Agreement, and judgment may be entered upon it in accordance with the Federal Arbitration Act in any court of general jurisdiction in Atlanta, Georgia, or in any United States District Court having jurisdiction in Atlanta, Georgia. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the parties), with such record constituting the official transcript of such proceedings. Seller and Purchaser specifically desire this Arbitration clause to be governed by the United States Federal Arbitration Act, and not by the Arbitration Code of any state.

                  (b) Seller and Purchaser agree and consent that any legal action, suit or proceeding seeking to enforce this Section
                  11.5 or to confirm or contest any arbitration award shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in Atlanta, Georgia, or in the United States District Court having jurisdiction in Atlanta, Georgia, and Seller and Purchaser agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or proceeding in such courts, and irrevocably consent and agree to the jurisdiction of said courts in any such suit, action or proceeding. Seller and Purchaser further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, proceeding or arbitration demand, if given or made: (i) according to applicable law; (ii) according to the AAA Rules; (iii) by a person over the age of eighteen who personally serves such notice or service of process on Seller or Purchaser, as the case may be; or (iv) by certified mail, return receipt requested, mailed to Seller or Purchaser, as the case may be, at their respective addresses set forth in this Agreement.

                  (c) In the event of arbitration filed or instituted between the parties pursuant to this Section 11.5, the prevailing party will be entitled to receive from the adverse party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or proceeding whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who is determined by the arbitrator to have prevailed on the major disputed issues.

         11.6 LIQUIDATED DAMAGES. If Seller is prepared to close, but the purchase of the Assets is not consummated within ten (10) days of the satisfaction of each and all of the conditions set forth in Article 9, then Seller shall be entitled to payment by Purchaser of an aggregate amount of One Million Eight Hundred Thousand Dollars ($1,800,000) as liquidated damages in full settlement of all claims under this Agreement in lieu of the exercise by Seller of any other legal or equitable remedy against Purchaser. In lieu of accepting such liquidated damages, Seller may pursue any remedies that it has available in equity, including the remedy of specific performance, and which shall specifically include the right to compel Purchaser to consummate the transactions contemplated hereunder in accordance with the terms of this Agreement. If Purchaser is prepared to close, but the purchase of the Assets is not consummated within ten (10) days of the satisfaction of each and all of the conditions set forth in Article 10, then Purchaser shall be entitled to payment by Seller of One Million Eight Hundred Thousand Dollars ($1,800,000) as liquidated damages in full settlement of all claims under this Agreement in lieu of the exercise by Purchaser of any other legal or equitable remedy against Seller. In lieu of accepting such liquidated damages, Purchaser may pursue any remedies that it has available in equity, including the remedy of specific performance, and which shall specifically include the right to compel Seller to consummate the transactions contemplated hereunder in accordance with the terms of this Agreement. The parties acknowledge and agree that it would be difficult or impossible to calculate the damages that would result from a failure of a party to close the transactions contemplated hereby despite the fulfilment of the conditions precedent to such obligations hereunder. Therefore, the foregoing One Million Eight Hundred Thousand Dollars ($1,800,000) payments represent a reasonable, good faith estimate by the parties of the amount of such damages, and do not constitute any type of penalty.


                               ARTICLE 12: CLOSING

         12.1 DATE OF CLOSING. Subject to the satisfaction or waiver of the conditions precedent contained in Articles 8, 9 and 10 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at 9:00 a.m., on the last day of the month which is at least ten (10) days after the receipt of all required consents of the FCC and at least fifteen (15) days after Purchaser's receipt of the audited financial statements required to be delivered pursuant to Section 5.11, at the offices of Long Aldridge & Norman LLP in Atlanta, Georgia, or at such other day, time and place as may be mutually agreed upon in writing by Purchaser and Powertel and shall be as of the close of business on such day. Such date is referred to in this Agreement as the "Date of Closing."

         12.2 DOCUMENTS TO BE DELIVERED BY POWERTEL, ICEL AND/OR ICL. At the Closing, Powertel, ICEL and/or ICL shall execute, where necessary or appropriate, and deliver to Purchaser each and all of the following:

                  (a) A certificate for each of Powertel, ICEL and ICL in the form of Exhibit 12.2(a) hereto signed by a duly authorized officer of Powertel, ICEL or ICL, as the case may be, and dated as of the Date of Closing, to the effect that the representations and warranties made by Powertel, ICEL or ICL, as the case may be, in this Agreement are true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made on or given at and as of the Closing and that Powertel, ICEL or ICL, as the case may be, has performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed and complied with by it at or prior to the Closing;

                  (b) For each of Powertel, ICEL or ICL, a copy certified by the Secretary of Powertel, ICEL or ICL, as the case may be, of the duly adopted resolutions of Powertel, ICEL or ICL's Board of Directors approving this Agreement and authorizing the execution and delivery of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Powertel, ICEL or ICL pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby;

                  (c) A Bill of Sale to all of the Assets in the form of Exhibit 12.2(c) hereto duly executed by Powertel, ICEL and ICL;

                  (d) Duly executed assignments by Seller and ICL to Purchaser with respect to the Licenses, Proprietary Rights, Software, Customer Contracts, and Operating Contracts, in a form reasonably satisfactory to counsel for Purchaser and in compliance with all Applicable Laws;

                  (e) Releases, satisfactions, or terminations of all mortgages, financing statements or other evidences of Liens, other than Permitted Liens, filed with the Georgia Secretary of State, the Alabama Secretary of State, any county recorder and/or any other similar office in the State of Georgia or the State of Alabama, evidencing a Lien on any of the Assets;

                  (f) Duly executed assignments of all Assigned Leases substantially in the form of Exhibit 12.2(f), together with any necessary consents therefor;

                  (g) Only if required to avoid a Material Adverse Effect, Seller shall furnish Purchaser with estoppel letters dated within a reasonable number of calendar days of the Date of Closing with respect to all of the Operating Contracts listed on Schedule 1.1(f) hereto, and all Assigned Leases, which shall be signed by each party thereto other than Seller and which shall state that there are no defaults in and that there have been no modifications of any such Operating Contract or such Assigned Leases, and that each is each still in full force and effect;

                  (h) All consents, releases, assignments and permissions of any kind or nature, whether from a Governmental Authority or otherwise, which reasonably may be required to effectively sell, assign and transfer the Assets to Purchaser, all in a form reasonably satisfactory to counsel for Purchaser;

                  (i) The Agreement Not To Compete within the Territory and the area served by Purchaser as of the date hereof duly executed by Powertel, each entity controlled by Powertel, and Campbell Lanier, III, and Allen Smith, in the forms attached hereto as
                  Exhibit 12.2(i-1), Exhibit 12.2(i-2), and Exhibit 12.2(i-3);

                  (j) Certificates of title and assignments thereof for all Vehicles;

                  (k) The duly executed Assumption Agreement;

                  (l) Such other documents as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby and which are customary under local law;

                  (m) A duly executed written opinion letter by Nelson Mullins Riley & Scarborough, L.L.P., counsel for Powertel, ICEL and ICL, dated as of the Date of Closing, addressed to Purchaser, reasonably satisfactory in form and substance to counsel for Purchaser, addressing the matters set forth on Exhibit 12.2(m);

                  (n) A duly executed written opinion letter of FCC counsel of Powertel, ICEL and ICL, dated as of the Date of Closing, addressed to Purchaser, reasonably satisfactory in form and substance to counsel for Purchaser, addressing the matters set forth on Exhibit 12.2(n) hereto;

                  (o) The Post Closing Escrow Agreement duly executed by Powertel, ICEL and ICL;

                  (p) A duly executed written opinion letter of Powertel, ICEL and ICL's state regulatory counsel in Georgia and Alabama, addressed to Purchaser, reasonably satisfactory in form and substance to counsel for Purchaser, addressing the matters set forth on Exhibit 12.2(p) attached hereto;

                  (q) The Shared Facilities and Transition Services Agreement duly executed by Seller, in the form attached hereto as
                  Exhibit 12.2(q) which agreement will provide for the provision, on a short-term basis at cost plus reasonable overhead expense, of services by certain employees of Seller, the extension of certain agreements relating to billing services, and the short-term availability of certain equipment and facilities; and

                  (r) The Tower Space Leases duly executed by Powertel or its subsidiary.

         12.3 DOCUMENTS TO BE DELIVERED BY PURCHASER. At the Closing, Purchaser shall execute, where necessary or appropriate, and deliver to Seller and ICL, as appropriate, each and all of the following (for the purposes of this Section 12.3, the term "Purchaser" shall include any Subsidiary as appropriate and requested by Seller):

                  (a) A wire transfer of immediately available funds to Powertel's designated account(s) and to the Post Closing Escrow Account in the total amount provided for in Section 2.3(a) hereof;

                  (b) A certificate in the form of Exhibit 12.3(b) hereto signed by a duly authorized officer of Purchaser, and dated as of the Date of Closing, to the effect that the representations and warranties made by Purchaser in this Agreement are true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made on or given at and as of the Closing and the Purchaser has performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed and complied with by Purchaser at or prior to on the Closing;

                  (c) A copy certified by the Secretary of Purchaser of the duly adopted resolutions of the Board of Directors of Purchaser approving this Agreement and authorizing the execution and delivery of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Purchaser pursuant hereto, and the consummation of the transactions contemplated hereby and thereby;

                  (d) The Assumption Agreement hereto duly executed by Purchaser;

                  (e) A duly executed written opinion letter by Long Aldridge & Norman LLP, counsel for Purchaser, dated as of the Date of Closing, addressed to Seller and ICL, reasonably satisfactory in form and substance to counsel for Seller, addressing the matters set forth in Exhibit 12.3(e) hereto;

                  (f) The Post Closing Escrow Agreement duly executed by Purchaser;

                  (g) A duly executed written opinion of FCC counsel of Purchaser, dated as of Closing, addressed to Seller and ICL, reasonably satisfactory in form and substance to counsel for Seller and ICL addressing the matters set forth in Exhibit 12.3(g) hereto;

                  (h) The Shared Facilities and Transition Services Agreement duly executed by Purchaser; and

                  (i) The Tower Space Leases duly executed by Purchaser.



              ARTICLE 13: PERFORMANCE FOLLOWING THE DATE OF CLOSING

                  The following covenants and agreements are to be performed after the Closing by the parties and shall continue in effect for the periods respectively indicated or, where no indication is made, until performed:

         13.1 COLLECTION OF RECEIVABLES. After the Closing, Purchaser shall be empowered to collect all Receivables and other items transferred to Purchaser hereunder and to endorse with the name of Seller any checks or other instrument received on account of any such Receivables or other items. Purchaser shall use its reasonable best efforts to collect all Receivables. Seller agrees to promptly transfer to Purchaser any cash, checks or other property that it may receive in respect of the Receivables. At the written request of Purchaser, Seller will cooperate, and will use commercially reasonable efforts to have the officers, directors, and other employees of Seller cooperate with Purchaser on and after the Date of Closing in endeavoring to effect the collection of all Receivables and with respect to other actions, proceedings, arrangements or disputes involving Seller or Purchaser based upon contracts, arrangements or acts of Seller which were in effect or occurred on or prior to the Date of Closing. To the extent that Receivables reflected on Seller's books as of the close of business on the Date of Closing remain uncollected as of the close of business on the ninetieth (90th) day after the Date of Closing, Purchaser shall provide a list to Seller of all Receivables that remain uncollected as of such date. In the event Purchaser receives payment following such ninetieth (90th) day after the Date of Closing of any such uncollected Receivables, Purchaser shall pay an amount equal to such payments (net of any fees incurred in collecting such uncollected Receivables) to Seller on a reasonable schedule. Purchaser's obligation to make such payments to Seller shall terminate on the first anniversary of the Date of Closing. Following the Date of Closing and prior to the first anniversary of the Date of Closing, Seller shall have the right, on up to two occasions, to request (by providing written notice to Purchaser) a status report with respect to the Receivables collected after the ninetieth day after the Date of Closing. Purchaser shall provide Seller such a status report within thirty (30) days of receipt of such a request.

         13.2 FURTHER ACTS AND ASSURANCES. Purchaser, Seller and ICL each agree that its officers will, at any time and from time to time, on and after the Date of Closing, upon the reasonable request of the other party, do all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered to Purchaser any and all papers, documents, instruments, agreements, deeds, assignments, transfers, assurances and conveyances as may be necessary or desirable to vest, perfect and confirm of record in Purchaser, its successors and assigns, the title to any of the Assets or otherwise to carry out and give effect to the provisions and intent of this Agreement.

         13.3 USE OF NAME. Seller will provide Purchaser with such consents and shall perform such other acts (including changing Seller's names and assumed names) as may be necessary to give Purchaser the exclusive right to use the name "InterCel" in the jurisdictions in which Seller heretofore has done business. From and after the Date of Closing Seller agrees that it will not use such name for any purpose whatsoever. Immediately after the Closing, Powertel shall, and shall cause its subsidiaries, affiliates and licensees to, cease using the name "InterCel" and shall as promptly as possible change its/their names, advertising, marketing materials, and signage to delete any reference to the name "InterCel".

         13.4 PRESERVATION OF AND ACCESS TO RECORDS. All books and records of Seller and ICL conveyed to Purchaser hereunder shall be preserved by Purchaser for a period of six (6) years after the Date of Closing; provided, however, Purchaser may destroy any part or parts of such records upon obtaining written consent of Seller for such destruction, which consent shall not be unreasonably withheld. Such records shall be made available to Seller and ICL and their representatives at all reasonable times during normal business hours of Purchaser during such six-year period with the right at their expense to make abstracts from and copies thereof, but only after execution of a confidentiality agreement in a form, and concerning matters, reasonably requested by Purchaser and in any event such records may only be used by Seller and ICL for purposes which are not harmful to Purchaser or its affiliates. Purchaser may return such records to Seller and ICL at any time, and Purchaser's obligations to preserve or make available such records shall then terminate. In addition, from and after the Date of Closing, Seller and ICL will each afford to Purchaser and its attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records that Seller or ICL retains relating to the Assets and the Cellular Business, including those assets described in
Section 1.2(c), as may reasonably be required in connection with the preparation of financial information or the filing of tax returns and will cooperate in all reasonable respects with the other party in connection with claims and litigation asserted by or against third parties, relating to the transactions contemplated hereby. In the event Seller or ICL is unable to provide documentation, instruments or agreements specified in Section 12.2 hereof prior to the Date of Closing and the parties nonetheless close the transaction contemplated by this Agreement, Seller or ICL shall provide such documentation, instruments or agreements to Purchaser as promptly as is practicable, but in any event, within two years of the Date of Closing.

                            ARTICLE 14: TERMINATION.



         14.1 TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned after the date of this Agreement, but not later than the Closing:

                  (a) By mutual written consent of Powertel and Purchaser;

                  (b) By Purchaser or by Powertel if (i) any of the conditions provided for in Article 8 of this Agreement have not been met and have not been waived in writing by the party seeking to terminate on or before the Date of Closing or (ii) the FCC has denied or has not approved the application described in
                  Section 8.1 within one hundred eighty (180) days after the filing of the FCC applications required to be filed pursuant to Section 8.1);

                  (c) By Purchaser if any of the conditions provided for in
                  Article 9 of this Agreement have not been met and have not been waived in writing by Purchaser on or before the Date of Closing;

                  (d) By Powertel if any of the conditions provided for in
                  Article 10 of this Agreement have not been met and have not been waived in writing by Seller on or before the Date of Closing;

                  (e) By Purchaser pursuant to Section 4.1(b) hereof; and

                  (f) By either Powertel or Purchaser if the Closing has not occurred for any reason, on or before July 31, 1999.

In the event of termination or abandonment by any party as provided in this
Section 14.1, written notice shall forthwith be given to the other party and each party shall pay its own expenses incident to preparation for consummation of this Agreement and the transactions contemplated hereunder, and neither party shall have any obligation or liability to the other hereunder except such liability as may arise as a result of a breach hereof.

         14.2 CURE BY POWERTEL. Notwithstanding the foregoing, if Purchaser claims the right to terminate or abandon this Agreement pursuant to clause (b),
(c) or (e) of Section 14.1, then Purchaser must provide Powertel with written notice of its intention to terminate or abandon the Agreement, which notice shall identify the condition or event giving rise to Purchaser's right to terminate or abandon the Agreement and shall include the dollar amount Purchaser in good faith attributes to the Balance Sheet and prospective Income Statement impacts of such condition or event. Powertel will have ten (10) business days from receipt of such notice to deliver to Purchaser a notice that Powertel has elected to do one of the following: (i) delay the Closing for up to 30 days during which Powertel attempts to cure such condition or event; or (ii) proceed to closing and, pursuant to an escrow agreement satisfactory to the parties, escrow the dollar amount identified in Purchaser's election notice pending the resolution of such condition or event. In the event that Powertel shall fail to deliver to Purchaser an election notice, or if the parties cannot agree upon a mutually satisfactory escrow agreement, this Agreement shall terminate in accordance with the provisions of this Section 14.2.

                  The limitations set forth in Section 11.4 shall not apply to any matters addressed in an escrow agreement entered into pursuant to the preceding paragraph. Seller agrees that by proceeding to Closing, Purchaser shall not be deemed to have waived any rights or remedies available to it under this Agreement.

                  The provisions of this Section 14.2 shall not apply to termination pursuant to Sections 9.6, 14.1(b)(ii) or 14.1(f).

         14.3 RETURN OF DOCUMENTS AND NONDISCLOSURE. If this Agreement is terminated for any reason pursuant to Section 14.2 hereto, each party shall return all documents and materials which shall have been furnished by or on behalf of the other party, and each party hereby covenants that it will not disclose to any person or entity any confidential or proprietary information about the other party or any information about the transactions contemplated hereby, except insofar as may be necessary to assert its rights hereunder.


                            ARTICLE 15: MISCELLANEOUS

         15.1     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
Each of the representations, warranties, covenants, agreements and indemnities of the parties contained in this Agreement and in any Exhibit, Schedule, certificate, instrument or document delivered by or on behalf of any of the parties hereto pursuant to this Agreement and the transactions contemplated hereby shall survive the Closing of the transactions contemplated hereby and any investigation made by the parties or their agents either prior to or after the date hereof for a period ending two years after the Date of Closing, after which no claim for an incorrect statement or representation, or for the breach of any warranty, covenant, agreement or indemnity under this Agreement may be brought, and no litigation with respect thereto may be commenced, and no party shall have any liability or obligation with respect thereto, unless the indemnified party gave written notice to the indemnifying party specifying with as much particularity as practical under the circumstances the incorrect statement or representation or breach of warranty, covenant, agreement or indemnity claimed on or before the expiration of such period.

         15.2 BROKERS. Purchaser agrees that it shall pay and hold Seller and its officers, directors, shareholders and affiliates harmless from any and all fees, commissions and other sums which may be due to any broker, investment advisor, finder or similar consultant for the services provided for or on behalf of Purchaser in connection with the transactions contemplated hereby.

         15.3 COOPERATION. The parties hereto shall cooperate with each other in all respects, including using their commercially reasonable efforts to assist each other in satisfying the conditions precedent to their respective obligations under this Agreement, to the end that the transactions contemplated hereby will be consummated.

         15.4 PUBLIC ANNOUNCEMENTS. The timing and content of all public announcements relating to the execution of this Agreement and the consummation of the transactions contemplated hereby shall be approved by both Purchaser and Powertel prior to the release of such public announcements, and each party agrees to cooperate with the other party as appropriate to comply with all Applicable Laws. Further, promptly upon the execution of this Agreement by each of the parties hereto, the press and other releases attached hereto as Schedule
15.4 shall be released by the appropriate parties solely to the intended recipients as such recipients are indicated on such releases. Subsequent to the Date of Closing, Purchaser may make such announcements and/or advertisements as Purchaser, in its sole discretion, deems necessary to all customers and/or potential customers and suppliers of the Cellular Business.

         15.5 SALES, USE AND DEED TAXES. Seller agrees to pay in full any and all federal, state, local and foreign sales taxes, use taxes, deed taxes, mortgage registrations, personal property taxes or other similar taxes (including any interest or penalty thereon) as and when the same may be due, which may be imposed upon or arise out of the sale of the Assets by Seller or the consummation of the transactions contemplated hereby.

         15.6 NOTICES. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its/his address as set forth below or at such other address or in such other manner as may be designated by such party in written notice to each of the other parties. All such notices, demands and communications shall be effective when personally delivered, one (1) business day after delivery to the overnight courier, upon telephone confirmation of facsimile transmission or upon receipt after dispatch by mail to the party to whom the same is so given or made:

If to Powertel, ICEL or ICL:    Powertel, Inc.
                                1233 O.G. Skinner Drive
                                West Point, Georgia 31833
                                Attn: Allen E. Smith and Jill F. Dorsey, Esq.

With a copy to:                 Nelson Mullins Riley & Scarborough, L.L.P.
                                999 Peachtree Street N.E.
                                First Union Plaza, Suite 1400
                                Atlanta, Georgia 30309
                                Attn: James Walker IV, Esq.

If to Purchaser:                Public Service Cellular, Inc.
                                104 Winston Street
                                Reynolds, Georgia 31076
                                Attn: Don E. Bond

With a copy to:                 Long Aldridge & Norman LLP
                                303 Peachtree Street
                                Suite 5300
                                Atlanta, Georgia 30308
                                Attn: Wayne N. Bradley, Esq.

         15.7 ENTIRE AGREEMENT. This Agreement, including the documents, instruments, and agreements to be executed by the parties pursuant hereto, contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof; provided, that the NonDisclosure Agreement, dated April 11, 1997, between Powertel and Purchaser shall remain in full force and effect in accordance with its terms.

         15.8 REMEDIES CUMULATIVE. Remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

         15.9 SPECIFIC PERFORMANCE. Seller and ICL acknowledge and agree that the Assets are unique and that Purchaser will have no adequate remedy at law if Seller and ICL shall fail to perform any of their respective obligations hereunder. In such event, Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement.

         15.10 AMENDMENTS. No purported amendment, modification or waiver of any provision of this Agreement or any of the documents, instruments or agreements to be executed by the parties pursuant hereto shall be effective unless in a writing specifically referring to this Agreement and signed by both of the parties.

         15.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as hereinafter provided in this Section, nothing in this Agreement is to be construed as an authorization or right of any party to assign its rights or delegate its duties under this Agreement without the prior written consent of the other party hereto. In its sole discretion, Purchaser may assign its rights in and/or delegate its duties under this Agreement to a Subsidiary prior to Closing; provided, that Purchaser shall remain responsible to diligently pursue financing in accordance with Section 9.6 hereof. In addition, Purchaser shall have the right to collaterally assign this Agreement without the consent of Seller to a financial or lending institution providing financing to Purchaser. No such assignment and/or delegation shall relieve Purchaser of any of its duties or obligations hereunder. In the event of such an assignment of rights and/or delegation of duties, all references to Purchaser in this Agreement shall also be deemed to be references to the Subsidiary to which this Agreement is assigned.

         15.12 COSTS. Except as otherwise provided herein, each party hereto shall pay its own costs and expenses incurred in connection with negotiating and preparing this Agreement and consummating the transactions contemplated hereby, including but not limited to fees and disbursements of their attorneys and accountants. None of Seller's obligations for payment of such costs and expenses shall be considered as current liabilities for the purpose of Section 2.4 above.

         15.13 GOVERNING LAW. This Agreement, including the conveyancing and transfer documents, instruments and agreements to be executed and/or delivered by the parties pursuant hereto, shall be construed, governed by and enforced in accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof.

         15.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

         15.15 HEADINGS. The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof. The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Schedules and Exhibits hereto and any document, instrument or agreement executed and/or delivered by the parties pursuant hereto.

         15.16 NUMBER AND GENDER. Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all genders.

         15.17 KNOWLEDGE. Knowledge, as used in this Agreement and the Schedules and Exhibits attached hereto, means actual knowledge of a fact or constructive knowledge if a reasonably prudent person in a like position would have known or should have known, the fact; provided that no party shall have any greater duty to investigate or acquire knowledge because of the existence of this Agreement than would apply if this Agreement had never been executed and delivered, except that when such term is used to qualify the matter set forth on the Schedules to this Agreement, Seller must make such investigation in preparing such Schedules as is reasonable under the circumstances, giving due consideration to the size and nature of the transaction contemplated herein. Seller shall be deemed to have knowledge of matters known to any of Campbell B. Lanier, Allen E. Smith, Jill F. Dorsey, Fred G. Astor, Jr., Jeffrey A. Dorety, Kenneth A. Boggs, James H. Hope III, Lisa Langford, Linda P. Jackson, Sam E. Schuessler, Timothy Knight, Brad Vanacore, and Bill Scott.

         15.18 SEVERABILITY. In the event that any provision of this Agreement is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such invalid or unenforceable provision goes to the essence of this Agreement, in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

         15.19 PARTIES IN INTEREST. Nothing expressed or implied in this Agreement is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any person or entity other than Purchaser, Seller, ICL or their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liabilities of any third person or entity to Purchaser, Seller or ICL.

         15.20 WAIVER. The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and/or delivered by the parties pursuant hereto, may be waived only by a written instrument executed by the party waiving compliance. Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof. No failure on the part of a party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         15.21 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         15.22 OTHER ACQUISITIONS BY PURCHASER. Purchaser agrees that until the Closing shall have occurred or this Agreement shall have been terminated, Purchaser shall not acquire, or permit any of its subsidiaries (or, to the extent within Purchaser's control, any other person or entity affiliated with Purchaser) to acquire any attributable interest in any FCC license if such acquisition, together with the other interests of Purchaser, its subsidiaries and other affiliates, would make the consummation of this Agreement to be in violation of the Communications Act or the rules or regulations of the FCC.

         15.23 OTHER FCC MATTERS. Notwithstanding any provision to the contrary, nothing in this Agreement shall be read to transfer to, or vest any control of ICL in, Purchaser unless and until FCC consent to such transfer has been obtained and the Closing of the transaction contemplated by this Agreement has occurred. Pending Closing, Powertel shall retain unfettered control over ICL and the day-to-day operation of all facilities licensed to ICL by the FCC.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized representatives as of the day, month and year first above written.


                                   PURCHASER:

                                   PUBLIC SERVICE CELLULAR, INC.



                                   By /S/ Don E. Bond
                                      -----------------------------------------
                                      Don E. Bond
                                      Its President


                                   SELLER:

                                   POWERTEL, INC.



                                   By /S/ Allen E. Smith
                                      -----------------------------------------
                                      Allen E. Smith
                                      Its Chief Executive Officer


                                   ICEL, INC.:



                                   By /S/ Allen E. Smith
                                      -----------------------------------------
                                      Allen E. Smith
                                      Its President

                                   ICL:

                                   INTERCEL LICENSES, INC.



                                   By /S/ Allen E. Smith
                                      -----------------------------------------
                                      Allen E. Smith
                                      Its President

                                 EXHIBIT 1.3(a)
                           FORM OF TOWER SPACE LEASE
                PUBLIC SERVICE CELLULAR, INC. AND POWERTEL, INC.
                          [OR POWERTEL/ATLANTA, INC.]
                        TOWER ATTACHMENT LEASE AGREEMENT


         THIS TOWER ATTACHMENT LEASE AGREEMENT ("Lease") is executed this _______ day of ___________, 1999, by and between PUBLIC SERVICE CELLULAR, INC. ("Lessee"), and Powertel, Inc. [OR POWERTEL/ATLANTA, INC.] ("Lessor").


         WHEREAS, Lessor desires to lease to Lessee certain tower space upon the tower ("Tower") located on certain real property [owned or leased] by Lessor and identified in Exhibit "A" hereto (the "Property") upon which Lessee intends to operate Lessee's antennas, other equipment and related devices and to lease ground space for the operation of (cabinets/equipment building) by Lessee to be used exclusively to house Lessee's equipment.

         NOW THEREFORE, for and in consideration of the terms and mutual promises herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

         1. PROPERTY. Lessor hereby grants Lessee the right to install, maintain, operate and remove radio communications equipment and appurtenances on Lessor's Tower on the Property (hereinafter referred to as the "Tower Premises") and to occupy the existing equipment building used in the Cellular Business as of the Date of Closing to house equipment owned by Lessee on the Property in the location described in Exhibit "A-1" attached hereto (hereinafter referred to as the "Ground Space Premises"), together with a non-exclusive right of access for ingress, egress and utilities during the Initial Term of this lease and any Renewal Terms, as those terms are hereinafter defined. For the purposes of this Lease, the "Premises" consist of Tower Premises, the Ground Space Premises, and the foregoing appurtenant rights of access for ingress, egress and utilities.

         2.       USE, EQUIPMENT AND MAJOR CHANGES.

                  (a) USE OF EQUIPMENT. Subject to compliance with the terms of this Lease Lessee shall be permitted as its sole use of the Tower Premises to install, operate, monitor, maintain, repair, upgrade and replace the equipment, antennas, cabling, and related equipment on the Tower Premises in the locations specified on Exhibit "A-1." A description of the equipment, mounting height of the antennas, the frequency range at which such equipment may be operated (the "Permitted Frequency Range") and other personal property owned by Lessee which Lessee shall have the right to operate on the Tower Premises is set forth in Exhibit "B1" ("Tower Equipment"). Subject to compliance with the terms of this Lease, Lessee shall be permitted the exclusive use of the Ground Space Premises (subject to reasonable inspection rights of Lessor for cause from time to time upon reasonable advance notice to Lessee; provided that unless an emergency, interference situation or other circumstances reasonably require otherwise, Lessor shall give at least 48 hours advance notice) for the sole purpose of installation, operation, monitoring, maintenance, repair, upgrade and replacement of the equipment, equipment cabinets and buildings, emergency power generator and related equipment on the Ground Space Premises in the locations specified on Exhibit "A-2" and other purposes as may be expressly authorized in this Lease. A general description of the equipment, equipment cabinets and buildings, emergency power generator and related equipment, and any other improvements now or proposed to be initially located on the Ground Space Premises is set forth in Exhibit "B-2"(the "Ground Space Equipment") (the "Tower Equipment" and the "Ground Space Equipment" are herein referred to collectively as the "Equipment"). Lessee shall provide all materials and labor for the construction, installation, operation, maintenance and repair of the Equipment. Lessee shall not install or use a diesel generator but shall be allowed to use a propane generator, except for portable generators used for cases of emergency only.

                  (b) CHANGES TO EQUIPMENT, ETC. The addition of any equipment by Lessee (other than the Tower Equipment) or change by Lessee to the Tower Equipment which does not result in either (i) a change of radio frequency beyond the Permitted Frequency Range or (ii) any change in the number of antennas, size of antennas, or amount of coaxial cable shall be deemed to be a "Minor Change." Any Minor Change shall require Lessee's compliance with the applicable terms and conditions of this Lease but shall not require the consent of Lessor. The addition of any equipment by Lessee (other than the Equipment) to the Tower or change by Lessee to the Tower Equipment which could reasonably be expected to result in an increase in wind loading or structural loading requirements of the Tower or in a change of radio frequency from the Permitted Frequency Range shall be deemed a "Major Change." Any Major Change shall require Lessee's compliance with the applicable terms and conditions of this Lease together with the prior written consent of Lessor which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lessor may require that Lessee pay additional rent, in an amount to be determined as set forth in Paragraph 5(c) of this Lease, as a condition to granting its consent to any such Major Change. Without limiting the foregoing, the Lessee shall comply with the provisions of Paragraph 15 relating to the potential interference with the Lessor's equipment or the equipment of any Third Party Lessee then located on the Tower. In the event of any Major Change, the following conditions shall apply to Lessor's approval:

                  (i) PLANS. Prior to the commencement of any Major Change, Lessee shall furnish, for review and approval by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed, such plans and specifications which may reasonably be required by Lessor for such Major Change and the Lessee shall not commence the Major Change until such time as Lessee has received written approval of the plans and specifications from Lessor, which approval shall not be unreasonably withheld, conditioned or delayed.

                  (ii) STRUCTURAL ANALYSIS. In connection with any Major Change Lessee shall upon the reasonable written request of Lessor conduct at Lessee's sole cost and expense a reasonable structural analyses and wind load analyses of the Tower which includes any existing loads and the load of Lessee's antennas, cabling and appurtenances. Lessor shall promptly provide Lessee with any structural analyses and wind load analyses, any foundation designs and structure designs in Lessor's possession which may have been previously prepared and furnished to Lessor with respect to the Tower; provided, however, that such analyses shall be furnished without any warranties whatsoever as to their accuracy or applicability to the analyses required of Lessee pursuant to this subparagraph 2(a).

                  (iii) RF ANALYSIS. Further, upon the written request of Lessor in connection with any proposed Major Change affecting the Tower Premises, Lessee shall conduct at Lessee's sole cost and expense a radio frequency interference analysis (the "RF Analysis") of such new, upgraded or replacement Tower Equipment with all other equipment which is then affixed to or located on the Tower.

                  (iv) ENGINEERS. Lessee shall use the company of Lessor's reasonable choice for structural analysis, wind load analysis, RF Analysis and the design and construction of platforms, antenna systems, cable runs, and any other modification or changes of any type to the Tower; provided the cost and expense of such analysis shall not exceed the fair market value for such services.

                  (v) PERMITS. Lessee shall be responsible for securing all building permits from any and all applicable governmental authorities prior to the commencement of any Major Change. Copies of the construction permits issued to Lessee shall be provided to Lessor.

                  (c) OTHER PROVISIONS. Any personal property owned by Lessee whether fixed or attached to the Property or the Tower shall remain the exclusive property of Lessee. Lessor hereby grants Lessee access to the Premises on a 7-day per week, 24-hour a day basis for the purpose of installing, operating, maintaining, repairing, upgrading and maintaining the Equipment and appurtenances. Utilities are covered under Paragraph 6 below. The use granted to Lessee shall be nonexclusive and limited in strict accordance with the terms of this Lease. Subject to the rights of Lessee under this Lease, Lessor shall have the right to continue to occupy the Property and Tower, to convey, assign or encumber same, and to enter into lease and license agreements with others for the Property and the Tower or portions thereof in the sole discretion of Lessor provided that the use made of the Property and the Tower shall not interfere materially with Lessee's occupancy and use of the Premises in accordance with the terms of this Lease. Lessor shall use commercially reasonable efforts to enforce obligations or covenants of tenants or licensees contained in other leases or license agreements relating to portions of the Property and Tower to the extent such obligations and covenants, or noncompliance of such tenants or licensees therewith, could reasonably be expected to have a material adverse effect on the operation of the Equipment on the Premises. The rights of Lessee hereunder do not create an estate or interest in the Property. Lessee has the right to remove all Equipment at Lessee's sole expense on or before the expiration or earlier termination of the Lease; provided, Lessee repairs any damage to the Property or the Tower caused by such removal. If Lessee does not remove the Equipment on or prior to the expiration or termination of this Lease, Lessee shall remove such Equipment within a reasonable period thereafter provided Lessee pays to Lessor 125% of the rental in effect during such holdover period. Provided Lessee shall have paid and otherwise performed its obligations under this Lease, holdover rent shall not be due in the event of an early termination of this Lease due to a default under any underlying ground lease, mortgage or security deed.

                  (d) COMPLIANCE WITH GOVERNMENTAL RULES. All work shall be performed by Lessee or Lessee's employees, contractors or agents in a good and workmanlike manner. Lessor shall be entitled to require reasonably strict compliance with the plans and specifications approved by Lessor pursuant to paragraph (a) above, including specifications for the grounding of Lessee's equipment and antennas. All construction, installations and operations in connection with this Lease by Lessee shall meet with all applicable Rules and Regulations of the FCC, FAA and all applicable codes and regulations of the city, county, and state concerned. Lessor assumes no responsibility for the licensing, operation and maintenance of the Equipment. Lessee has the responsibility of carrying out the terms of Lessee's FCC License with respect to tower light observation and notification to the FAA if those requirements as imposed on Lessee are in excess of those required of Lessor. Lessee covenants to exercise reasonably diligent care in the construction, installation, maintenance and operation of the Equipment on the Tower. In the event Lessee's use of the Equipment or the construction, installation, maintenance and operation thereof causes damage to the Tower or other improvements of Lessor, Powertel/Atlanta, Inc. or any third party lessee (as hereinafter defined) now or hereafter located on the Property, Lessee shall, upon demand of Lessor, repair same or, at Lessor's option, reimburse Lessor for the reasonable cost of such repairs.

                  (e) GROUND FIELD. Lessee shall have the right to connect to the ground field in a manner that does not, in the reasonable judgement of Lessor, adversely affect operation of the Tower or the equipment. Lessee shall also have the right to periodically inspect such ground field.

         3. INITIAL TERM. The Initial Term of this Lease shall be for a period of five (5) years commencing on the ___ day of _________, 1999 ("Commencement Date") and expiring on the ____ day of _________, 200_ ("Initial Term").

         4. RENEWAL TERMS. Lessee shall have the right to extend this lease for ____ (_) additional period(s) of five (5) years each [and one additional period of _____ (_) years and _____ (_) months] (individually, a "Renewal Term" and collectively "Renewal Terms"). Each Renewal Term shall be on the same terms and conditions as set forth in this Lease except that Rent shall increase as provided in paragraph 6(b). This Lease shall automatically be renewed for each successive Renewal Term unless Lessee notifies Lessor of Lessee's intention not to renew the Lease at least 30 days prior to the expiration of the Initial Term or the Renewal Term which is then in effect.

         5.       CONSIDERATION.

                  (a) INITIAL TERM. Lessee shall pay to Lessor as rental for the entire Premises leased hereunder the sum of One Thousand Dollars ($1,000) per month, which shall include Lessee's right to use and occupy the Ground Space Premises. Lease payments shall be paid monthly in advance with the first such monthly payment due on the Commencement Date prorated in the event that the Commencement Date falls on a date other than the first of the month and thereafter on the first day of each month.

                  (b) RENEWAL TERM. The rental rate in effect for any Renewal Term shall equal one hundred and fifteen percent (115%) of the rental rate in effect immediately prior to the commencement of such Renewal Term.

                  (c) APPRAISAL PROCEDURE FOR MAJOR CHANGES. In the event Lessee desires to make a Major Change, as defined in Paragraph 2 of this Lease, Lessor shall have the right to require an increase in the rental payable for the Premises to equal the "Market Rental Rate" (as herein determined) for the Premises, as affected by such Major Change; provided, however, that the procedures herein set forth shall not result in decreasing the rental payable under Paragraphs 5(a) and 5(b) of this Lease. The parties shall use good faith efforts to agree upon the Market Rental Rate for the Premises as affected by the Major Change. In the event the parties are unable to agree, the parties shall follow the procedure hereinafter set forth in order to determine the Market Rental Rate which shall apply in the event Lessee shall desire to make a Major Change (as defined in Paragraph 2) and Lessor, as a condition to its consent to such Major Change, shall require an increase in the Rental payable for the Premises.

                  (i) The "Market Rental Rate", as used herein, shall be the "Agreed Market Rental Rate" (as defined below) or, if Lessor and Lessee are unable to agree upon the Agreed Market Rental Rate, the "Appraised Market Rental Rate" (as defined below).

                  (ii) Lessee shall provide Lessor with written notice of any request for a Major Change and shall furnish, with such written request, any and all plans, specifications, engineering studies (including structural load, wind load, and radio frequency analyses) and other items required by the terms of this Lease to enable Lessor to evaluate and determine whether to grant its consent to such Major Change. Within thirty (30) days after receipt of such notice, Lessor shall give Lessee written notice of the rental rate which, in Lessor's opinion, is the appropriate Market Rental Rate for the Premises (as affected by the Major Change) ("Lessor's Market Rate Notice"). Within thirty (30) days after receipt of the Lessor's Market Rate Notice, Lessee shall give Lessor notice of its acceptance of the Market Rental Rate proposed by Lessor or, if Lessee disagrees, Lessee shall give Lessor notice of Lessee's opinion of the Market Rental Rate for the Premises (as affected by the Major Change) ("Lessee's Market Rate Notice"). Lessee's Market Rate Notice and Lessor's Market Rate Notice shall be provided by Lessee and Lessor, respectively, in good faith and the respective Market Rate Notices shall indicate the basis upon which Lessor and Lessee have formed their respective opinions. After receipt by Lessor of Lessor's Market Rate Notice, Lessor and Lessee shall attempt in good faith to agree on the Market Rental Rate for the Premises as affected by the Major Change. If able to agree, then the Lessee and Lessor shall so stipulate in writing and the agreed Market Rental Rate for the Premises (the "Agreed Market Rental Rate") shall be the Market Rental Rate as affected by the Major Change.

                  (iii) If unable to agree upon an Agreed Market Rental Rate, then Lessee shall have the right to cause the determination of the "Appraised Market Rental Rate" (as hereinafter defined) to be submitted to the appraisal process as hereinafter set forth.

                  (iv) As set forth above, if Lessor and Lessee are unable to agree on an appropriate Market Rental Rate for the Premises (as affected by the Major Change), the parties shall cause the responsibility to determine the Market Rental Rate to be submitted to three (3) disinterested real estate professionals, each having not less than ten (10) years of experience as such in the southeastern United States (not less than five (5) years of which shall be in the sale, leasing or appraisal of telecommunications towers), having credentials equal to or greater than any one of M.A.I. (American Institute of Real Estate Appraisers), CRE (American Society of Real Estate Counselors), or Certified Commercial Investment Member (Realtor's National Marketing Institute) ("Appointees"). Each party shall select one (1) Appointee within five (5) days after either party determines in good faith that the Market Rental Rate for the Premises cannot be established by agreement, and the third Appointee shall be selected by the two (2) Appointees previously selected within five (5) business days thereafter. Each party shall pay the fees and expenses of the Appointee selected by such party, plus one-half of the reasonable fees and expenses of the third Appointee.

                  (v) The Market Rental Rate shall be the average of the two closest rates determined by such Appointees. The final determination of the Market Rental Rate shall be completed not later than twenty (20) days after such matter is submitted to such Appointees. The determination made as herein provided shall be conclusive upon the parties. Each Appointee shall give written notice to the parties stating his determination, as well as the facts and methods used in reaching same, and shall furnish to each party a signed copy of such determination and supporting data. The Market Rental Rate so determined by the foregoing appraisal process shall be referred to as the "Appraised Market Rental Rate".

                  (vi) In their determination of the Appraised Market Total Rate, the Appointees shall determine a Market Rental Rate which is reflective of what sophisticated telecommunications operators are then agreeing to pay in comparable leases. The Appointees are hereby directed to take into account and consider all factors which, in the professional opinion of each one of them, each deems relevant to the determination to be made.

         6. UTILITIES. Lessor reserves the right to limit and control access to the existing utility facilities and improvements providing telephone and electrical service to the Property and the Tower and, in connection therewith, to determine in its reasonable discretion, access by tenants and licensees (including Lessee) to such utilities through such facilities and improvements and how to effect the delivery of such utilities to the Property and Tower. Notwithstanding the foregoing, Lessor agrees that Lessee shall establish separate access to electrical service through existing utility easements or as may be otherwise approved by Lessor in its reasonable discretion. Lessee shall cause such separately-metered electric service to be installed and shall discontinue sharing Lessor's electric supply on or before the 180th day after the Commencement Date of this Lease and interim electric supply shall be provided by Lessor and paid for by Lessee in accordance with the terms and conditions of the Shared Facilities and Transition Services Agreement by and between Public Service Cellular, Inc. and Powertel, Inc. dated of even date herewith.

         7. LESSOR'S REPRESENTATION AND WARRANTIES. Lessor represents and warrants that all operations conducted by Lessor in connection with the Tower and the Property, insofar as they affect Lessee, shall be in compliance with all applicable rules and regulations of the Federal Communications Commission ("FCC"), the Federal Aviation Administration ("FAA") and all applicable codes and regulations of the city, county and state concerned. Lessor shall maintain its tower, antennas, and equipment affecting Lessee in a proper operating and safe condition. The cost of repairing Lessor's Tower shall be borne by Lessor unless the damage to the Tower is caused by Lessee, in which case Lessee shall bear the costs to repair such damage. The Property, including any easements appurtenant thereto, has legal rights of access to a publicly dedicated and maintained road. The Property has access to, and is served by, utilities adequate for the use to which the Property is currently dedicated.

         8. TAXES. Any taxes including, but not limited to, real estate and property taxes assessed on the Property shall be paid by the Lessor on or before the date due. Lessee shall pay directly any taxes levied on Lessee's personal property located or installed on the Premises and shall reimburse Lessor for any increases in taxes assessed as a result of any additions by Lessee on the Premises that did not exist as of the date hereof. Lessee's Equipment shall remain Lessee's personal property even though it may be attached or affixed to the Property or Tower. In the event that Lessor fails to pay when due any taxes affecting the Tower, the Property or the Easement, Lessee shall have the right but not the obligation, after written notice to Lessor and not less than 30 days opportunity to cure such default in payment of taxes, to pay such taxes and, if not promptly reimbursed by Lessor following written demand by Lessee, Lessee shall have the right to deduct the full amount of the taxes paid by Lessee on Lessor's behalf from future installments of Rent. The parties hereto shall reasonably coordinate the filing of any tax returns related to personal property at the Tower to insure that each party pays tax only on the assets it owns.

         9. TERMINATION. Except as otherwise provided herein, this Lease may be terminated upon written notice as follows:

                  (a) Except with respect to the rights of the parties contained in Paragraph 15 hereof and the timely payment of rent due hereunder, by either party upon a default of any covenant or term hereof by the other party which default is not cured within 60 days of receipt of written notice of default (without, however, limiting any other rights available to the parties pursuant to other provisions hereof); provided, that if the defaulting party commences efforts likely to cure the default within such period and diligently pursues such cure the non-defaulting party shall not be entitled to terminate this Lease unless such cure is not effected within 120 days following written notice of default.

                  (b) By Lessor in the event of Lessee's failure to submit any rental payment when due, which rental default is not cured within ten (10) days following the effective date of notice of default received from Lessor. A waiver of this provision and the acceptance of any late-paid rent by Lessor shall not act to waive Lessor's rights in the event of any future late payment.

                  (c) By Lessor upon the filing of bankruptcy by Lessee, the appointment of a receiver for Lessee or any other reorganization or protection from creditors is sought by Lessee.

         10. LIABILITY INSURANCE. During the Initial Term and all Renewal Terms, Lessor and Lessee shall each maintain, at their own respective expense, insurance covering claims for public liability, personal injury, death and property damage under a policy of general liability insurance, with limits of not less than One Million Dollars ($1,000,000.00) per person and One Million Dollars ($1,000,000.00) per occurrence and property damage insurance of not less than Five Hundred Thousand Dollars ($500,000.00). Such insurance shall insure against liabilities arising out of or in connection with Lessor and Lessee's use of occupancy of the Property subject to the standard exceptions found in the Commercial General Liability Insurance Policy. Lessor shall also maintain at Lessors' sole cost and expense an all risk of physical loss casualty insurance policy insuring the Tower for its full replacement value.

         11.      SUBROGATION.

                  (a) IN GENERAL. All insurance policies required under this Lease shall, if possible, contain a waiver of subrogation provision under the terms of which the insurance carrier waives all of its rights to proceed against Lessor or Lessee, as the case may be. If waivers of subrogation are obtained, the party procuring such insurance shall use its best efforts to obtain a certificate of insurance which notes the waiver of subrogation and a copy of the insurance which notes the waiver of subrogation and a copy of the insurance policy endorsement which evidences the insurance carrier's assent to the waiver of subrogation.

                  (b) MUTUAL RELEASE. Lessor and Lessee each release the other and their respective representatives from any claims by them or any one claiming through or under them by way of subrogation or otherwise for damage to any person or to the Property and to the fixtures, personal property, improvements and alternations in or on the Property that are caused by or result from risks insured against under any insurance policy carried by them and required by this Lease, provided that such releases shall be effective only if and to the extent that the same do not diminish or adversely affect the coverage under such insurance policies. Lessor shall be named as an additional insured, on any insurance policy procured by Lessee and Lessee shall be named as an additional insured on any insurance policy procured by Lessor pursuant to this Lease.

         12. INDEMNIFICATION. Except as may otherwise be provided herein, Lessor does hereby agree to indemnify and hold Lessee harmless from any and all losses, damages, fines, penalties or costs of any kind which may arise from Lessor's improper design, maintenance or operation of the Tower or Tower lighting system and levied therefor by the FCC or any other Federal, State or local agency. Lessee does hereby agree to indemnify and hold Lessor harmless from any and all losses, damages, fines, penalties or costs of any kind which may arise from its improper maintenance or operation of its facilities or Equipment on the Property and levied therefore by the FCC or any other Federal, State or local agency. Lessee further agrees to indemnify and hold Lessor harmless for any losses associated with any Tower reinforcement undertaken by Lessee to enable the Tower to accommodate Lessee's Equipment from an operational or structural standpoint.

         13. ENVIRONMENTAL COMPLIANCE. Lessor warrants and represents that, to its actual knowledge, the Property, any Lessor owned easements and improvements thereon are free of contaminants, oils, asbestos, radon, PCBs, wastes or "Hazardous Substances" as defined by Federal, State or local environmental laws, regulations or administrative orders or other materials the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any Federal, State or local government authority ("Hazardous Materials"). To Lessor's actual knowledge, the Property has never been used, nor is it being used now by Lessor, as a landfill, dump or other disposal, storage, transfer, treating or handling area for any Hazardous Substance, nor as a gasoline service station or a facility for selling, dispensing, storing, transferring, treating or handling Hazardous Substances. To the actual knowledge of Lessor, there are not currently and never have been any underground and/or above ground storage tanks (whether or not currently in use) on the Property. If any Hazardous Materials are discovered at any time during the course of this Lease, then notwithstanding the obligation of Lessor to indemnify Lessee pursuant to Paragraph 14 of this Lease, Lessor shall, upon demand of Lessee, and at Lessor's sole cost and expense, promptly take all actions required by applicable law to remediate the Property, except to the extent that the contamination of the Property by Hazardous Materials is associated with Lessee's use of the Property, in which case Lessee shall bear the expense of such remedial action. If Lessor fails to undertake remedial actions required by applicable law, and if the presence of Hazardous Materials could reasonably be expected to have a Material Adverse Effect on Lessee's Cellular Business, then, unless the presence of Hazardous Materials on the Property is a result of Lessee's use or operations thereon, Lessee shall have the right, in addition to any other rights and remedies available to Lessee, to terminate this Lease upon thirty (30) days written notice to Lessor, and any rental payments made in advance to Lessor shall be prorated and Lessor shall return any unearned portions of such rental payments as of the date of Lessee's actual removal of its Equipment from the site. Lessee acknowledges that Lessor has not undertaken to obtain a Phase I environmental assessment in connection with the warranties and representations of Lessee under this Paragraph 13.

         14.      ENVIRONMENTAL INDEMNITIES.

                  (a) Lessor, its heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Lessee from and against any and all damages arising from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the Property or arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Property and any activities thereon, which conditions exist or existed prior to or at the time of the execution of this Lease.

                  (b) Lessee, its heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Lessor from and against any and all damages arising from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the

Property arising in any manner whatsoever from Lessee's vehicles or Lessee's use of the Property and any activities thereon.

         15.      INTERFERENCE. OPTION 1 (POWERTEL PRIORITY):

                  (a) LESSEE AGREES TO OPERATE THE TOWER EQUIPMENT AT THE PERMITTED FREQUENCY RANGE AND IN A MANNER THAT WILL NOT CAUSE INTERFERENCE TO COMMUNICATIONS OPERATIONS BEING CONDUCTED FROM THE PROPERTY OR THE TOWER BY POWERTEL/ATLANTA, INC, OR ANY SUCCESSORS OR ASSIGNS THEREOF. LESSEE ALSO COVENANTS THAT THE TOWER EQUIPMENT SHALL BE OPERATED IN COMPLIANCE WITH ALL APPLICABLE LAWS, REGULATIONS AND ORDINANCES INCLUDING BUT NOT LIMITED TO THOSE REGULATIONS PROMULGATED BY THE FCC. IN THE EVENT THE TOWER EQUIPMENT CAUSES SUCH INTERFERENCE, LESSEE WILL TAKE ALL STEPS NECESSARY TO CORRECT AND ELIMINATE THE INTERFERENCE. IF SUCH INTERFERENCE CANNOT BE ELIMINATED WITHIN FORTY-EIGHT (48) HOURS AFTER RECEIPT BY LESSEE OF WRITTEN NOTICE FROM LESSOR DESCRIBING THE EXISTENCE OF THE INTERFERENCE, LESSEE SHALL TEMPORARILY DISCONNECT THE ELECTRIC POWER AND SHUT DOWN THE TOWER EQUIPMENT (EXCEPT FOR INTERMITTENT OPERATION FOR THE PURPOSE OF TESTING, AFTER PERFORMING MAINTENANCE, REPAIR, MODIFICATION, REPLACEMENT OR OTHER ACTION TAKEN FOR PURPOSE OF CORRECTING SUCH INTERFERENCE) UNTIL SUCH INTERFERENCE IS CORRECTED. IF SUCH INTERFERENCE IS NOT CORRECTED WITHIN THIRTY (30) DAYS AFTER RECEIPT BY LESSEE OF SUCH PRIOR WRITTEN NOTICE FROM LESSOR OF THE EXISTENCE OF INTERFERENCE, LESSOR SHALL HAVE THE RIGHT, IN ADDITION TO ANY AND ALL OTHER RIGHTS OR REMEDIES AVAILABLE AT LAW OR IN EQUITY OR HEREUNDER, TO TERMINATE THIS LEASE WITHOUT FURTHER OBLIGATION TO LESSEE AND LESSEE SHALL THEN PROMPTLY REMOVE ALL EQUIPMENT FROM THE PREMISES.

                  (b) IN THE EVENT THAT LESSOR ENTERS INTO SUBLEASES OR LICENSE AGREEMENTS IN THE FUTURE, THEN LESSOR AGREES TO REQUIRE EACH SUBLESSEE OR LICENSEE TO INSTALL EQUIPMENT OF TYPES AND RADIO FREQUENCIES THAT WILL NOT CAUSE INTERFERENCE TO LESSEE'S COMMUNICATIONS OPERATIONS BEING CONDUCTED FROM THE PREMISES AT THE PERMITTED FREQUENCY RANGE. LESSOR AGREES THAT IN THE EVENT SUCH SUBLESSEE OR LICENSEE CAUSES INTERFERENCE WITH THE TOWER EQUIPMENT, LESSOR WILL REQUIRE SUCH SUBLESSEE OR LICENSEE TO TAKE ALL STEPS NECESSARY TO CORRECT AND ELIMINATE THE INTERFERENCE. IF SUCH INTERFERENCE CANNOT BE ELIMINATED WITHIN FORTY-EIGHT (48) HOURS AFTER RECEIPT BY SUCH SUBLESSEE OR LICENSEE OF NOTICE FROM LESSOR DESCRIBING THE EXISTENCE OF THE INTERFERENCE, LESSOR SHALL CAUSE SUCH SUBLESSEE OR LICENSEE TO DISCONNECT THE ELECTRIC POWER AND SHUT DOWN SUCH SUBLESSEE'S OR LICENSEE'S EQUIPMENT (EXCEPT FOR INTERMITTENT OPERATION FOR THE PURPOSE OF TESTING, AFTER PERFORMING MAINTENANCE, REPAIR, MODIFICATION, REPLACEMENT OR OTHER ACTION TAKEN FOR PURPOSE OF CORRECTING SUCH INTERFERENCE) UNTIL SUCH INTERFERENCE IS CORRECTED. IF SUCH INTERFERENCE IS NOT COMPLETELY RECTIFIED TO THE SATISFACTION OF LESSEE WITHIN THIRTY (30) DAYS AFTER RECEIPT BY SUCH SUBLESSEE OR LICENSEE OF SUCH PRIOR NOTICE FROM LESSOR OF THE EXISTENCE OF INTERFERENCE, LESSOR SHALL CAUSE SUCH SUBLESSEE OR LICENSEE TO REMOVE SUCH SUBLESSEE'S OR LICENSEE'S ANTENNAS AND EQUIPMENT FROM THE PROPERTY AND THE TOWER.

         OPTION 2 (INTERCEL PRIORITY):

                           (A)      LESSEE AGREES TO OPERATE THE TOWER
EQUIPMENT AT THE PERMITTED FREQUENCY RANGE IN A MANNER THAT WILL NOT CAUSE INTERFERENCE TO COMMUNICATIONS

OPERATIONS BEING CONDUCTED FROM THE PROPERTY OR THE TOWER BY OTHER TENANTS THEREOF. LESSEE ALSO COVENANTS THAT THE TOWER EQUIPMENT SHALL BE OPERATED IN COMPLIANCE WITH ALL APPLICABLE LAWS, REGULATIONS AND ORDINANCES INCLUDING BUT NOT LIMITED TO THOSE REGULATIONS PROMULGATED BY THE FCC. IN THE EVENT SUCH INTERFERENCE OCCURS AND LESSEE IS OPERATING WITHIN THE PERMITTED FREQUENCY RANGE AND OTHERWISE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LEASE, LESSOR SHALL EITHER (I) CORRECT SUCH INTERFERENCE IN ACCORDANCE WITH THIS SUBPARAGRAPH (A) OR (II) NOTIFY ALL OTHER SUBLESSEES OR LICENSEES OF THE TOWER OF SUCH INTERFERENCE AND TAKE APPROPRIATE ACTION IN ACCORDANCE WITH SUBPARAGRAPH (B). IF LESSOR ELECTS TO CORRECT SUCH INTERFERENCE, THEN LESSOR SHALL TAKE ALL STEPS NECESSARY TO CORRECT AND ELIMINATE THE INTERFERENCE. IF SUCH INTERFERENCE CANNOT BE ELIMINATED WITHIN FORTY-EIGHT (48) HOURS AFTER RECEIPT OF WRITTEN NOTICE FROM LESSEE DESCRIBING THE EXISTENCE OF THE INTERFERENCE, LESSOR SHALL TEMPORARILY DISCONNECT THE ELECTRIC POWER AND SHUT DOWN THE INTERFERING EQUIPMENT (EXCEPT FOR INTERMITTENT OPERATION FOR THE PURPOSE OF TESTING, AFTER PERFORMING MAINTENANCE, REPAIR, MODIFICATION, REPLACEMENT OR OTHER ACTION TAKEN FOR PURPOSE OF CORRECTING SUCH INTERFERENCE) UNTIL SUCH INTERFERENCE IS CORRECTED. IF SUCH INTERFERENCE IS NOT CORRECTED WITHIN THIRTY (30) DAYS AFTER RECEIPT BY LESSOR OF SUCH PRIOR WRITTEN NOTICE FROM LESSEE OF THE EXISTENCE OF INTERFERENCE, LESSEE SHALL HAVE THE RIGHT, IN ADDITION TO ANY AND ALL OTHER RIGHTS OR REMEDIES AVAILABLE AT LAW OR IN EQUITY OR HEREUNDER, TO TERMINATE THIS LEASE WITHOUT FURTHER OBLIGATION TO LESSOR.

                           (B)      IF A SUBLESSEE OR LICENSEE IS DETERMINED TO
HAVE CAUSED SUCH INTERFERENCE, LESSOR WILL REQUIRE SUCH SUBLESSEE OR LICENSEE TO TAKE ALL STEPS NECESSARY TO CORRECT AND ELIMINATE THE INTERFERENCE. IF SUCH INTERFERENCE CANNOT BE ELIMINATED WITHIN FORTY-EIGHT (48) HOURS AFTER RECEIPT BY SUCH SUBLESSEE OR LICENSEE OF NOTICE FROM LESSOR DESCRIBING THE EXISTENCE OF THE INTERFERENCE, LESSOR SHALL CAUSE SUCH SUBLESSEE OR LICENSEE TO DISCONNECT THE ELECTRIC POWER AND SHUT DOWN SUCH SUBLESSEE'S OR LICENSEE'S EQUIPMENT (EXCEPT FOR INTERMITTENT OPERATION FOR THE PURPOSE OF TESTING, AFTER PERFORMING MAINTENANCE, REPAIR, MODIFICATION, REPLACEMENT OR OTHER ACTION TAKEN FOR PURPOSE OF CORRECTING SUCH INTERFERENCE) UNTIL SUCH INTERFERENCE IS CORRECTED. IF SUCH INTERFERENCE IS NOT COMPLETELY RECTIFIED TO THE SATISFACTION OF LESSEE WITHIN THIRTY (30) DAYS AFTER RECEIPT BY SUCH SUBLESSEE OR LICENSEE OF SUCH PRIOR NOTICE FROM LESSOR OF THE EXISTENCE OF INTERFERENCE, LESSOR SHALL CAUSE SUCH SUBLESSEE OR LICENSEE TO REMOVE SUCH SUBLESSEE'S OR LICENSEE'S ANTENNAS AND EQUIPMENT FROM THE PROPERTY AND THE TOWER.

                  (c) Lessor hereby represents that to its actual knowledge no interference exists as of the Commencement Date (i) as between the PCS equipment operated by Lessor on the Tower and the Equipment to be operated by Lessee on the Tower as of the Commencement Date or (ii) as between such Equipment and any other tenant's equipment.

         16. NOTICES. All notices or demands by or from Lessor to Lessee, or Lessee to Lessor, shall be in writing. Such notices or demands shall be mailed to the other party at the following address:

                  To Lessee:        Don E. Bond, President
                                    Public Service Cellular, Inc.
                                    P.O. Box 669
                                    104 Winston Street
                                    Reynolds, GA 31076

                  To Lessor:        Powertel, Inc.
                                    1233 O.G. Skinner Drive
                                    West Point, GA 31833
                                    Attn: Legal Dept.

         17. DESTRUCTION OF PREMISES. If the Property or the Tower are destroyed or damaged so as to substantially hinder the effective use of the Tower, and Lessee actually ceases its use of the Tower, Lessee may elect to terminate this Lease as of the date of the damage or destruction by so notifying the Lessor. In such event, all rights and obligations of Lessee to Lessor shall cease as of the date of the damage or destruction and Lessee shall be entitled to the reimbursement of any Rent prepaid by Lessee. Notice of such election shall be in writing within ten days of damage.

         Lessor may elect, if the Property or Tower is substantially damaged to replace the Tower and continue this Lease assuming it has not been notified of cancellation of Lease by Lessee as outlined above. If the election is not to repair, this must be made in writing to Lessee within ten days of the loss.

         18. CONDEMNATION. If a condemning authority takes all of the Property, or a portion sufficient to render the Property unsuitable for the use which Lessee was then making of the Property, this Lease shall terminate as of the date the title vests in the condemning authority. Lessor and Lessee shall have separate claims to condemnation proceeds based upon their respective losses; provided, however, that Lessee shall have no claim for any interest in the Premises or this Lease, but nothing herein shall limit Lessee's claim, if any, for moving and relocation expenses and business losses attributable to such taking. A sale of all or part of the Property to a purchaser with the power of eminent domain in lieu of the exercise of eminent domain power shall be treated as a taking by condemnation for the purposes of this paragraph.

         19. TITLE AND QUIET ENJOYMENT. Lessor warrants that it [owns or leases] the Property and [owns the] Tower, and has the unencumbered right to grant to Lessee the rights and interest described herein. Lessor further warrants that it has the full corporate right, power, and authority to execute and deliver this Lease . Lessor further warrants that so long as Lessee pays and performs its obligations under this Lease, Lessee shall have the quiet enjoyment of the Premises during the term of this Lease and any renewals hereof, and without hindrance or interference from Lessor or any other person or entity. Lessor shall indemnify Lessee from and against any loss, cost or damage including attorneys' fees, associated with a breach of the foregoing covenant of quiet enjoyment, including, without limitation, any such breach arising from a foreclosure or ground lease termination (in the event the Property or Tower now or in the future is leased or encumbered by Lessor)..

         20.      ASSIGNMENT AND SUBLEASING.

                  (a) Except as provided herein, any assignment of this lease that is entered into by Lessee must be approved in writing by Lessor. Permission will not be unreasonably withheld, conditioned or delayed. Lessee may not, however, sublease space to third parties except as provided in subparagraph 20(c) below.

                  (b) Any Assignment of this Lease that is entered into by Lessor or Lessee shall be subject to the provisions of this Lease. Additionally, Lessee may, upon notice to Lessor, mortgage or grant a security interest in this Lease and the Equipment, and may assign this Lease and Equipment to any such Secured Parties or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Secured Parties"). In such event, Lessor shall execute such consent to leasehold financing as may reasonably be required by Secured Parties. Lessor agrees to notify Lessee and Lessee's Secured Parties simultaneously of any default by Lessee and to give Secured Parties the same right to cure any default as Lessee except that the cure period for any Secured Party shall not be less than 10 days after the receipt of the default notice. If a termination, disaffirmance or rejection of the Lease pursuant to any laws (including any bankruptcy or insolvency laws) by Lessee shall occur, or if Lessor shall terminate this Lease for any reason, Lessor will give to the Secured Parties prompt notice thereof and Lessor will give the Secured Parties the right to enter upon the Property during a 30-day period commencing upon the Secured Party's receipt of such notice for the purpose of removing any Equipment. Lessor acknowledges that the Secured Parties shall be third-party beneficiaries of this Lease for this limited purpose.

                  (c) Lessee may assign this Lease without the consent of Lessor to an affiliate of Lessee for use in the operation of the Cellular Business or to any other entity which acquires Lessee's communications license from the FCC for use in the operation of the Cellular Business. In addition, Lessee may sublease equipment rack space or other interior portions of its Ground Space Premises to other providers of telecommunication services; provided, however, that Lessee shall provide Lessor with prior written notice of such sublease, and the specific use to be made of such subleased portion of the Ground Space Premises (which use shall not violate the terms of this Lease or adversely affect Lessor or any third party lessee or licensee having rights to the Property). In addition, Lessee may continue any sublease arrangements in effect as of the Commencement Date with parties which are subleasing or are co-located in the Ground Space Premises as of the Commencement Date.

                  (d) Consent by Lessor to any assignment or subletting shall not constitute a waiver of the requirement that Lessee obtain consent for future assignments or sublettings. Assignment or subletting shall not relieve Lessee of its direct and primary obligations to Lessor under this Lease.

         21. SUCCESSORS AND ASSIGNS. This Lease shall run with the Property described on Exhibit "A" and shall be binding upon and inure to the benefit of the parties their respective heirs, successors, personal representatives and assigns. The term "Lessor" shall apply in all respects to any party to whom this Lease is assigned by Lessor. This Lease shall not be filed or recorded in the property records of the County in which the Property is located.

         22. LESSOR QUIET ENJOYMENT. Lessee shall not interfere in any way with Lessor's normal use of the Property and Tower.

         23. DISPUTE RESOLUTION. All disputes and claims under this Lease (other than determinations of Market Rental Rate, which shall be made as set forth in Paragraph 5(b) hereof), shall be resolved by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA") then in effect. The arbitration will be conducted by a panel of three neutral arbitrators selected in accordance with the AAA procedures in effect at the time and shall take place in Atlanta, Georgia unless otherwise agreed to by the Parties. The award of the arbitration panel shall be final, conclusive and binding on the Parties hereto. The arbitrators may award any legal or equitable remedy, but shall not award punitive damages. The arbitration panel may award reasonable attorneys fees, in the amount of such fees, to the prevailing Party. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

         24.      MISCELLANEOUS.

                  (a) This Lease constitutes the entire agreement and understanding of Lessor and Lessee with respect to the subject matter hereof, and supersedes all offers, negotiations and other agreements. There are no representations or understandings of any kind not set forth herein. Any amendments to said Lease must be in writing and executed by Lessor and Lessee.

                  (b) If either Lessor or Lessee is represented by a real estate broker in this transaction, that party shall be fully responsible for any fees due such broker and shall hold the other party harmless from any claims for commission by such broker.

                  (c) Lessor and Lessee agree to cooperate with each other in executing any documents reasonably deemed necessary to protect either Party's rights under this Lease and to take any further action which either Party may reasonably require as to effect the intent of this Lease.

                  (d) This Lease shall be construed in accordance with the laws of the State of [GEORGIA/ALABAMA].

                  (e) If any term of this Lease if found to be void or invalid, such invalidity shall not affect the remaining terms of this Lease, which shall continue in full force and effect.

                  (f) Lessor shall cooperate with Lessee's efforts to evaluate the Tower and to comply with governmental regulations affecting Lessee's use of the Premises by providing reasonable information about the Tower, the Tower's location and prior filings made by Lessor with governmental agencies.

                  (g) Lessor hereby waives any and all lien rights it may have, statutory or otherwise, in and to the Equipment or any portion thereof, regardless of whether or not same is deemed real or personal property under applicable laws.

                  (h) Lessee hereby acknowledges that Lessor is free to enter leases with any additional lessees, whether or not such third party lessee is in direct competition with Lessee. Similarly, nothing in this lease shall be read to preclude Lessor from placing additional facilities of its own or of any of its subsidiaries on the Tower.

                  (i) This Lease may be executed in two counterparts, both of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties, it being understood that all parties need not sign the same counterpart.

                  (j) The Additional Provisions, if any, set forth on Exhibit C attached hereto and incorporated herein by this reference, shall constitute and be deemed a part of this Lease, as if fully set forth herein.


                  [remainder of page left blank intentionally]

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Tower Attachment Lease Agreement as of the date and year first above written.


Signed, sealed and delivered this       PUBLIC SERVICE CELLULAR, INC.
_____ day of __________, 1999, in
the presence of:                        By:
                                           ------------------------------------

                                        Name:
----------------------------------           ----------------------------------
Unofficial Witness
                                        Title:
                                              ---------------------------------

                                        Attested By:
                                                    ---------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                                    [CORPORATE SEAL]



Signed, sealed and delivered this       POWERTEL, INC. [or POWERTEL/
_____ day of _________, 1999, in        ATLANTA, INC.]
the presence of:

                                        By:
----------------------------------         ------------------------------------
Unofficial Witness
                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                        Attested By:
                                                    ---------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                                    [CORPORATE SEAL]

                                  EXHIBIT "A"

                       LEGAL DESCRIPTION OF THE PROPERTY

                                  EXHIBIT A-1

                           LOCATION OF TOWER PREMISES

                                  EXHIBIT A-2

                       LOCATION OF GROUND SPACE PREMISES

                                 EXHIBIT "B-1"

                        LIST OF LESSEE'S TOWER EQUIPMENT

                            (WITH LOCATION DIAGRAMS)

                                 EXHIBIT "B-2"

                    LIST OF LESSEE'S GROUND SPACE EQUIPMENT

                            (WITH LOCATION DIAGRAMS)

                                  EXHIBIT "C"

                             ADDITIONAL PROVISIONS
                              (IF NONE, SO STATE.)

[Paragraphs 1, 2,3 and 4 below would be added here or in the body of the Lease in the event Lessor only has a leasehold interest in the Property]

1. Exceptions to Lessor's Title. Lessee acknowledges that Lessor only has a leasehold interest in the Property. Lessee agrees that since Lessor only has a leasehold interest in the Property, Lessee's rights hereunder shall at all times be subject and subordinate to the rights granted to Lessor under that certain lease between Lessor and Lessor's Landlord ("Underlying Lease") a true, correct and complete copy of which (together with all modifications, amendments or supplements thereto, if any) has been provided by Lessor to Lessee, and to all liens, encumbrances, easements, covenants, restrictions and other matters which affect the title of Lessor's lessor. In the event of an expiration or termination of the Underlying Lease, Lessor agrees to provide Lessee with written notice of said expiration or termination (including, the effective date of the expiration or termination) within ten (10) days of the Lessor's receipt of, or providing of, said expiration or termination notice.

2. Compliance with Underlying Lease. Lessor shall not do or permit anything to be done which would constitute a default under the Underlying Lease or cause the Underlying Lease to be terminated.

3. Representations of Lessor. Lessor hereby warrants and represents as to the Underlying Lease, as follows: (a) the Underlying Lease is in full force and effect and has not been modified, amended or supplemented, except as disclosed in writing to Lessee as of the Commencement Date; and (b) there are no defaults on the part of Lessor under the Underlying Lease.

4. Covenant of Lessor. Lessor shall provide Lessee with copies of any notices of default received by Lessor under the Underlying Lease. Lessor hereby grants to Lessee (as between Lessor and Lessee) the right to cure any such default, subject to Lessor's right to cure or dispute same.

                                 EXHIBIT 2.3(A)

                     FORM OF POST CLOSING ESCROW AGREEMENT

         THIS POST CLOSING ESCROW AGREEMENT (this "Agreement") is made and entered into as of the ____ day of _____________, 1999, by and among Public Service Cellular, Inc., a Georgia corporation ("Purchaser"), InterCel Licenses, Inc., a Delaware corporation ("ICL"), ICEL, Inc., a Delaware corporation ("ICEL"), Powertel, Inc., a Delaware corporation ("Powertel"), and Synovus Trust Company ("Escrow Agent").

         WHEREAS, Purchaser, ICL, ICEL and Powertel have entered into an Asset Purchase Agreement dated January 4, 1999 (the "Purchase Agreement") pursuant to which Powertel, ICEL and ICL have sold and Purchaser has purchased substantially all of Powertel and ICEL's assets used in connection with the operation of Powertel's business of providing cellular telephone and related services; and

         WHEREAS, the Purchase Agreement provides for the escrow of certain funds to protect the Purchaser with respect to the matters Powertel has agreed to indemnify the Purchaser against pursuant to the Purchase Agreement and with respect to certain adjustments in the Purchase Price provided for in the Purchase Agreement; and

         WHEREAS, Purchaser, Powertel, ICEL, ICL, and Escrow Agent desire to enter into this Agreement to set forth the terms and conditions of such escrow.

         NOW, THEREFORE, in consideration of the purchase and sale of certain assets pursuant to the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEPOSIT OF FUNDS. The Purchaser warrants that pursuant to the Purchase Agreement it has deposited with the Escrow Agent, on the date hereof, the sum of Six Million Two Hundred Thirty Thousand Dollars ($6,230,000) (the "Principal") in immediately available funds.

         2. PURPOSE OF ESCROW. The Principal and any accrued interest thereon (collectively the "Deposit") shall be held by the Escrow Agent to protect the Purchaser with respect to (i) the matters as to which Powertel is required to indemnify Purchaser against pursuant to the provisions of the Purchase Agreement ("Indemnification Claims"), and (ii) any adjustment in the Purchase Price, as the case may be, pursuant to the provisions of the Purchase Agreement ("Purchase Price Reduction Claims").

         3. INVESTMENT OF FUNDS. So long as the Principal, or any portion thereof, shall continue to be held by the Escrow Agent, the Escrow Agent shall hold the Principal in an account, invested, at the written discretion of Powertel, in: (a) direct obligations of the United States of

America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing not more than 30 days after the date of acquisition; (b) time deposit accounts, certificates of deposit or money market deposits maturing within 30 days of the date of acquisition thereof issued by a bank or trust company (including the Escrow Agent) which is organized under the laws of the United States of America or any state thereof and which bank or trust company has capital surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated "A" (or similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor (including the Escrow Agent); (c) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of Powertel) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of "P-1" or higher according to Moody's Investors Service, Inc. or "A-1" or higher according to Standard & Poor's Ratings Group; or (d) other investments consented to by the Powertel and Purchaser in writing; provided, in each case that no such investment shall have a maturity after __________ , 1999. The interest earned on the Principal shall be held by the Escrow Agent for the benefit of the party hereto who receives the portion of the Principal related to any such interest and shall be paid to such party in conjunction with the distribution of such portion of the Principal. The Escrow Agent shall have the power to sell or liquidate any of the foregoing investments and withdraw funds from the Deposit in each case only in order to make such disbursements as authorized herein. The Escrow Agent shall not invest the proceeds except as provided in this Section 3. The Escrow Agent shall not have any liability for any loss suffered as a result of any investment made as provided above, any liquidation of any such investment prior to its maturity, or the failure of Powertel to give the Escrow Agent any written instruction to invest or reinvest the Principal or any interest or income thereon.

         4. RELEASE OF FUNDS. The Principal (x) less the total amount of all Indemnification Claims validly made by Purchaser and determined payable pursuant to the Purchase Agreement; (y) less the amount of any Purchase Price Reduction Claims validly made pursuant to the provisions of the Purchase Agreement; and (z) less any net collected income on the total of the amounts specified in (x) and (y); shall be paid to Powertel together with any interest or income thereon on the business day immediately following the expiration of the period of six (6) months after the date of closing of the Purchase Agreement (the "Hold Back Period," which period may be extended until the first anniversary of the date of closing of the Purchase Agreement by joint written notice from Purchaser and Powertel to the Escrow Agent). If, prior to the expiration of the Hold Back Period, the Purchaser has given notice of any Indemnification Claims and/or Purchase Price Reduction Claims, the Escrow Agent shall retain Principal in an amount equal to the aggregate of all such Indemnification Claims and Purchase Price Reduction Claims together with any interest or income thereon (collectively the "Retained Portion"). The Escrow Agent shall retain the Retained Portion together with any interest or income thereon, in escrow, and the Hold Back Period shall be extended with respect thereto, until the earlier of: (i) twelve months from the date hereof; (ii) five (5) business days following the delivery to the Escrow Agent of written instructions signed by Purchaser and Powertel directing the Escrow Agent as to whom all or any part of the Retained Portion and any interest or income thereon is to be distributed; or (iii) ten (10) business days after a copy of an arbitrator's final decision with respect to any Indemnification Claims and or Purchase Price Reduction Claims has been delivered to the Escrow Agent to the extent said arbitrator's final decision contains instructions as to whom to disburse all or part of the Retained Portion together with interest or income thereon, provided, however, the Escrow Agent shall have notified the parties hereto and provided them with copies of said arbitrator's final decision at least four (4) business days before the Escrow Agent proposes to release all or part of the Retained Portion pursuant to said arbitrator's final decision. In no event shall Escrow Agent be obligated hereunder to pay any amounts to any party in excess of the Principal and any accrued interest thereon.

         5. NOTICES. All notices, instructions and other communications provided for herein shall be in writing and shall be deemed validly given, made or served, on the date of delivery in the case of personal delivery, or forty-eight (48) hours after deposit with the U.S. Postal Service if sent by certified mail, return receipt requested, addressed as follows:

if to Purchaser:                 Public Service Cellular, Inc.
                                 104 Winston Street
                                 Reynolds, Georgia 31076
                                 Attn: Don E. Bond
                                 Phone: (912) 847-4111
                                 Fax: (912) 847-4106

with a copy to:                  Long Aldridge & Norman
                                 303 Peachtree Street
                                 Suite 5300
                                 Atlanta, Georgia 30308
                                 Attn: Wayne N. Bradley, Esq.
                                 Phone: (404) 527-4000
                                 Fax: (404) 527-4198

if to Powertel, ICEL or ICL:     Powertel, Inc.
                                 1233 O.G. Skinner Drive
                                 West Point, Georgia 31833
                                 Attn: Allen E. Smith and Jill F. Dorsey, Esq.
                                 Phone: (706) 645-2000
                                 Fax: (706) 645-9523

with a copy to:                  Nelson Mullins Riley & Scarborough, L.L.P.
                                 999 Peachtree Street Northeast
                                 First Union Plaza, Suite 1400
                                 Atlanta, Georgia 30309
                                 Attn: James Walker IV, Esq.
                                 Phone: (404) 817-6000
                                 Fax: (404) 817-6050
if to Escrow Agent:              Synovus Trust Company
                                 P.O. Box 120
                                 Columbus, GA 31902-0120
                                 Attn: Alice H. Stagg
                                 Phone: (706) 649-2245
                                 Fax: (706) 649-2041

or to such other addresses as the parties may designate.

         6. COMPENSATION. All compensation payable to the Escrow Agent for holding the Deposit in escrow, investing the Principal, disbursing the Deposit and acting as Escrow Agent hereunder shall be paid by Powertel on demand in accordance with the Compensation Schedule attached hereto as Schedule
A. Escrow Agent shall send all requests for payment to the attention of Jill F. Dorsey at the address for Powertel set forth in Section 5 hereof.

         7. DUTIES OF ESCROW AGENT. The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, with the Escrow Agent's written consent, this Agreement may be amended at any time or times by an instrument in writing signed by all of the then parties in interest. The duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall be under no obligation to refer to the Purchase Agreement or any other documents between or among the parties related in any way to this Agreement.

         8. LIMITATION ON LIABILITY. The Escrow Agent shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own gross negligence, bad faith or wilful misconduct. The Escrow Agent hereby executes this Agreement in and only in its capacity as Escrow Agent and not in any other capacity whatsoever.

         9. INDEMNIFICATION OF ESCROW AGENT. The Powertel and the Purchaser, each severally, hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities, and expenses, including without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by Escrow Agent or incurred by it in connection with any litigation arising from this Agreement; except, that if Escrow Agent shall be found guilty of gross negligence, bad faith or willful misconduct under this Agreement then, in that event, Escrow Agent shall bear all such losses, claims, damages, and expenses.

         10. RELIANCE. The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any writing furnished to it by any party hereto in accordance with the terms hereof, and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by any party and believed by the Escrow Agent in good faith to be genuine and to have been signed by the proper party. The Escrow Agent may consult with its counsel with respect to any question relating to its duties or responsibilities hereunder and shall not be liable for any action taken or omitted in good faith on advice of such counsel.

         11. CONFLICTING CLAIMS. In the event of any disagreement between the parties hereto resulting in conflicting claims and demands being made in connection with or against the Deposit, the Escrow Agent shall be entitled, at its option, to refuse to comply with the claims or demands of any party until such disagreement is finally resolved in the manner provided in paragraph 4 hereof, but shall continue to comply with the other terms and conditions of this Agreement, and in so doing the Escrow Agent shall not be or become liable to any party.

         12. ATTACHMENT, GARNISHMENT, ETC. If all or any part of the Deposit is at any time attached, garnished or levied upon, or in case the payment, assignment, transfer, conveyance or delivery of all or any part of the Deposit shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting all or any part of the Deposit, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it believes in good faith is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         13. REMOVAL OF ESCROW AGENT. The Powertel and the Purchaser shall have the right at any time by mutual agreement to remove Escrow Agent and appoint a successor. Upon acceptance of the duties of Escrow Agent hereunder, a successor escrow agent shall be entitled to all of the rights, powers, and indemnities as if originally named herein.

         14. RESIGNATION OF ESCROW AGENT. Escrow Agent may resign at any time by delivering written notice of such resignation to the Powertel and the Purchaser, in which event the Powertel and the Purchaser shall designate a successor Escrow Agent within thirty (30) days following the receipt by the Powertel and the Purchaser of such notice. Upon appointment of a successor Escrow Agent by the parties, and delivery of any cash, securities and letters of credit held by Escrow Agent to such successor, Escrow Agent shall be discharged from all further duties and liabilities under this Agreement. If no successor escrow agent shall have been appointed within such thirty-day period, the Escrow Agent shall have the right upon the effective date of its resignation, to tender into the registry or custody of the court having proper jurisdiction any part or all of the Deposit.

         15. DATES. If any dates set forth in this Agreement shall occur on a weekend and/or a holiday, the applicable date shall be the first business day immediately following such weekend and/or holiday.

         16. GOVERNING LAW. This Agreement shall be construed, governed, enforced and administered in accordance with the laws of the State of Georgia, without giving effect to the conflicts of law principles thereof.

         17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.


                        (Signatures on following pages)

                                    PURCHASER:

                                    PUBLIC SERVICE CELLULAR, INC.



                                    By:
                                       ---------------------------------------
                                             Don E. Bond
                                             Its President

                                    POWERTEL:

                                    POWERTEL, INC.



                                    By:
                                       ---------------------------------------
                                             Allen E. Smith
                                             Its Chief Executive Officer

                                    ICEL:

                                    ICEL, INC.



                                    By:
                                       ---------------------------------------
                                             Allen E. Smith
                                             Its President

                                    ICL:

                                    INTERCEL LICENSES, INC.



                                    By:
                                       ---------------------------------------
                                             Allen E. Smith
                                             Its Chief Executive Officer

                                    ESCROW AGENT:

                                    SYNOVUS TRUST COMPANY:



                                    By:
                                       ---------------------------------------
                                             Stephen E. Pullin
                                             Its Vice President & Trust Officer

                                   SCHEDULE A

                             COMPENSATION SCHEDULE

                                                                 EXHIBIT 2.3(B)

                               LICENSE AGREEMENT


          THIS LICENSE AGREEMENT ("License") is executed this ____ day of __________, 1999, by and between [INTERSTATE TELEPHONE CO., a ___________ corporation], ("Licensor"), and PUBLIC SERVICE CELLULAR, INC.
("Licensee").

                                   WITNESSETH

          WHEREAS, Licensor desires to license unto Licensee certain office space in a building owned or leased by Licensor in which Licensee intends to operate certain equipment, including a telecommunications switch together with related and ancillary equipment; and

          WHEREAS, Licensee desires to license from Licensor certain office space in a building owned or leased by Licensor upon which Licensee intends to operate certain equipment, including a telecommunications switch, together with related and ancillary equipment.

          NOW THEREFORE, for and in consideration of the terms and mutual promises herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

         1. PREMISES. Licensor hereby grants to Licensee a license to maintain, operate, replace and remove Licensee's cellular wireless communications equipment, including Licensee's telecommunications switch and related and ancillary equipment (hereinafter referred to as the "Equipment"), in that certain building containing 672 square feet owned or leased by Licensor, having an address of 1640 Phillips Road, Lanett, Alabama (the "Building), and being situate on real property owned by Licensor and more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Property"); (the space occupied by Licensee in the Building hereinafter shall be referred to as the "Premises"). A complete description of the Equipment is set forth on Exhibit B attached hereto and incorporated herein by this reference. Licensor also grants Licensee rights of ingress, egress and utilities to the Premises twenty-four (24) hours per day, seven (7) days per week during the Initial Term and any Renewal Term (as hereinafter defined-in paragraphs 3 and 4) of this License. Licensee acknowledges that the Premises is not (and shall not be) separately demised and that the rights of Licensee under this License are non-exclusive. Among other things, Licensor and others shall continue to have the right to enter into and use the Building, including, without limitation, areas in which Licensee's Equipment is located, and to maintain and operate the "Generator" (as hereinafter defined); provided, however, that such access to and use by Licensor and others of the Premises, and such maintenance and operation of the Generator by Licensor or others, shall not materially impair the rights granted to Licensee under this

License. Without limiting the foregoing, Licensor shall have no right to relocate or access cabinets or racks on which Licensee's Equipment is located.

         2. USE. Licensee may use the Premises solely for the maintenance and operation of the Equipment and other directly related purposes. The use granted Licensee by this License shall be non-exclusive and limited in strict accordance with the terms of this License. Licensor shall have the right to continue to occupy the Property and to enter into lease and license agreements with others for the Property and the Building in the sole discretion of Licensor provided that the use made of the Property and the Building by any other person or entity shall not materially impair the Licensee's proposed use of the Premises. Similarly, Licensee shall not occupy or use the Premises so as to materially impair the use and occupancy by Licensor or others of the Building and Property. Licensee shall have no property rights or interest in the Premises by virtue of this License.

         3. INITIAL TERM. The Initial Term of this License shall be for a period of six (6) months commencing on the ____ day of ____________, 1999 ("Commencement Date") and expiring on the _____ day of ________, 1999 ("Initial Term"). This License may be terminated by Licensee at any time on thirty (30) days advance written notice to Licensor for any reason or no reason.

         4. RENEWAL TERMS. Licensee shall have the right to extend this License for one (1) additional six (6) month term (the "Renewal Term"). This License shall be extended automatically for such Renewal Term unless Licensee notifies Licensor in writing of Licensee's intention not to renew at least thirty (30) days prior to the commencement of the Renewal Term. The Renewal Term shall be on the same terms and conditions as set forth in this License.

         5.       CONSIDERATION.

                  (a) Initial Term. During the Initial Term, Licensee shall pay monthly to Licensor as consideration for this License the sum of One Thousand Forty Seven and No/100 Dollars ($1,047.00) ("Fee"). The Fee shall be paid each month in advance. The first monthly payment shall be due on the Commencement Date. In the event that the Commencement Date is other than the first day of a calendar month, then the Fee due for the first month of the Initial Term shall be pro-rated over the number of days remaining in such month, and the Fee shall thereafter be paid by Licensee on the first day of each successive calendar month. The Fee paid by Licensee to Licensor shall be due without setoff, notice or demand from Licensor to Licensee.

                  (b) Renewal Term. In the event Licensee exercises the option(s) to renew this License as provided for in paragraph 4, the Fee applicable to such Renewal Term shall be the sum of One Thousand Forty Seven and No/100 Dollars ($1,047.00) per month paid monthly in advance beginning on the first day of the Renewal Term.

         6. CONDITIONS PRECEDENT. Licensee's obligation to perform under this License shall be subject to and conditioned upon Licensee securing appropriate approvals for Licensee's intended use of the Premises from the Federal Communications Commission ("FCC"), the Federal Aviation Administration ("FAA") and any other federal, state or local regulatory authority having jurisdiction over Licensee's proposed use of the Premises. Licensee's inability to successfully satisfy these conditions or the occurrence of any other event which effectively prohibits Licensee's intended use of the Premises shall relieve Licensee from any obligation to perform under this License. Licensee shall act with due diligence to obtain all governmental approvals necessary for Licensee to perform under this License.

         7.       WARRANTY OF TITLE AND QUIET ENJOYMENT. Licensor warrants that
(i) Licensor owns or leases the Property and operates the Building; (ii) Licensor has full right to make and perform this License; and (iii) Licensor covenants and agrees with Licensee that upon Licensee paying the Fee and observing and performing all the terms, covenants and conditions on Licensee's part to be observed and performed, Licensee may peacefully and quietly enjoy the Premises.

         8. IMPROVEMENTS BY LICENSEE. Licensee shall not have the right to make alterations, additions or improvements in or on the Premises except with the prior written consent of Licensor, which shall not be unreasonably withheld, conditioned, or delayed in the event such alterations, additions or improvements are reasonably necessary (i) for the operation of Licensee's existing cellular business, or (ii) in connection with Licensee's removal of the Equipment from the Premises, but which may otherwise be withheld or denied in Licensor's sole discretion. Upon expiration or earlier termination of this License, Licensee shall cause the Equipment to be removed from the Premises without damage or injury to the Building or Property. If damage or injury results from such removal, Licensee shall promptly effect all necessary repairs at its sole cost and expense. In addition, any damage to the Building or the equipment or improvements of Licensor or others located on the Property or in the Building which results from the acts or omissions of Licensee shall be repaired by Licensee at Licensee's cost and expense, or at the option of Licensor, Licensee shall reimburse Licensor for the actual costs incurred as evidenced by adequate documentation by Licensor in repairing such damage or replacing such equipment or improvements. Licensor agrees to reasonably cooperate (at no expense to Licensor) with Licensee in connection with Licensee's removal of the Equipment from the Premises, which Licensee may do at any time, subject to the provisions set forth herein requiring that Licensee repair any damage to the Property or Building caused by such removal.

         9. UTILITIES. All utility services installed by Licensee on the Premises for the use or benefit of Licensee shall be made at the sole cost and expense of Licensee and shall be separately metered from Licensor's utilities; provided, however, that Licensor shall furnish to Licensee its reasonable requirements of electricity based upon the continued operation by Licensee of its existing Equipment in the Premises in the manner previously operated by Licensee's predecessor. Licensee shall be solely responsible for the payment of utility charges including connection charges and security deposits incurred by Licensee in connection with any utility services installed by Licensee. Further, in the event Licensee shall elect to arrange for separate electrical service to its Equipment, Licensor shall have the right to review and approve the plans and specifications for such service, which approval shall not be unreasonably denied, withheld or delayed. In such event, furthermore, Licensee shall bear the entire cost and expense of any modifications, alterations, or additions to the Building or to any equipment owned or operated by Licensor or others, including, without limitation, in respect of the Generator and any ancillary or related equipment. Licensee shall have no liability and Licensee's obligations under this Agreement shall not be affected by any temporary interruption or reduction of electricity furnished to the Premises, unless such interruption results from Licensor's gross negligence or willful misconduct.

         10. TAXES. Licensor shall pay all real property taxes attributable to the Property. Licensee shall reimburse Licensor for any increases in real property taxes which are assessed as a direct result of any improvements to the Premises by Licensee. As a condition of Licensee's obligation to pay such tax increases, Licensor shall provide to Licensee the documentation from the taxing authority, reasonably acceptable to Licensee, indicating the increase is due to Licensee's improvements.

         11.      INTERFERENCE.

                  (a) Licensee agrees to operate, maintain and replace the Equipment so as not to cause interference (radio frequency or otherwise) with other communications operations (if any) being conducted from the Property or the Building by Licensor or other occupants of the Property or the Building. Licensee also covenants that the Equipment installed by Licensee shall be operated in compliance with all applicable laws, regulations and ordinances including but not limited to those regulations promulgated by the FCC. Licensee also covenants that the equipment installed by Licensee shall comply with all applicable laws, ordinances and regulations including but not limited to those regulations promulgated by the FCC. In the event the Equipment causes such interference, Licensee will take all steps necessary to correct and eliminate the interference. If such interference cannot be eliminated within forty-eight
(48) hours after receipt by Licensee of written notice from Licensor describing the existence of the interference, Licensor shall have the right to temporarily disconnect the electric power and shut down the Equipment (except for intermittent operation for the purpose of testing, after performing maintenance, repair, modification, replacement, or other action taken for the purpose of correcting such interference) until such interference is corrected, all without liability of Licensor or any effect on the obligations of Licensee under this Agreement. If such interference is not corrected within thirty (30) days after receipt by Licensee of such prior written notice from Licensor of the existence of interference, this License shall then terminate at Licensor's option without further obligation on the part of either the party except as may be specifically enumerated herein and Licensee agrees to then remove the Equipment from the Premises.

                  (b) Licensor shall be responsible for eliminating any harmful electrical interference to or from any facilities in operation from the Property or the Building, resulting from the operation of Licensor's or any Third Party Licensee's (as defined below) equipment. In the event that Licensee reasonably believes that the operation of Licensor's or any Third Party Licensee's equipment is responsible for such harmful electrical interference, Licensee shall so notify Licensor. Within forty-eight (48) hours of such notification, Licensor shall either (a) resolve such harmful electrical interference, (b) demonstrate to Licensee's reasonable satisfaction that the operation of Licensee's or any Third Party Licensee's facilities are not the cause of such interference, or (c) cease operation of Licensor's equipment, or cause the cessation of the Third Party Licensee's equipment, until such time as it can demonstrate to Licensee's reasonable satisfaction that such interference has been resolved. For the purposes of this Section 11, "Third Party Licensee" shall mean any licensee that is currently party to, or subsequent to the date hereof, shall enter into, a sublease or license with Licensor for the Property or the Building.

         12. REPAIRS. Licensee acknowledges that the Premises, Building and Property are suitable for Licensee's intended use. Licensor hereby agrees that Licensor shall pay for and make all reasonably necessary repairs and replacements to the Premises, the Building and the Property. Licensor's maintenance obligations shall include, without limitation, reasonably necessary repair and/or replacement of the roof, foundation, exterior and interior walls, all structural components, and all systems, including without limitation, mechanical, electrical, HVAC and plumbing. Such repairs and/or replacements shall be made within ten (10) days after receiving written notice from Licensee of the need therefor. If such repair or replacement cannot be completed within said ten (10) day period, then Licensor shall have a reasonable time to complete such repair or replacement, provided that such repair or replacement is commenced within said ten (10) day period. Licensor agrees to indemnify Licensee for any and all losses and damages suffered by Licensee as a result of Licensor's failure to fulfill its repair and replacement obligations under this paragraph, except to the extent the need for such repair or replacement is caused by the negligence or willful misconduct of Licensee. Licensee reserves the right to undertake any such reasonable repair or replacement necessary to the Premises, the Building or the Property in the event that Licensor fails to complete or commence such repair or replacement within the ten (10) day time period required by this paragraph. Furthermore, Licensee may make any necessary repairs and/or replacements to the Premises, the Building or the Property, without first providing Licensor with an opportunity to make any necessary repair or replacement, in the event that immediate material damage to Licensee's Equipment would occur if such necessary repair or replacement was not made by Licensee. For purposes herein, "reasonable and necessary repairs and replacements" shall be limited to those repairs and replacements necessary to allow Licensee to continue to operate its Equipment in the Premises as operated on the commencement date of this Lease.

         13. MECHANICS' LIENS. Licensee shall not permit any mechanic's, materialmen's, contractors' or subcontractors' liens arising from any construction work, repair, restoration or removal or any other claims or demands to be enforced against the Premises or any part thereof Licensor shall have the right at any time to post and maintain upon the Premises such notices as may be necessary to protect Licensor against liability for all such liens and encumbrances. Licensee shall give Licensor written notice prior to the commencement of any work or the delivery of any materials connected with such work or construction, repair, restoration, or removal of materials on the Premises. Licensor shall assume no liability for the payment of materials or labor which accrue in the installation of Licensee's improvements upon the Premises and no mechanics' or materialmen's liens for Licensee's improvements shall attach to the interest of Licensor in the Premises.

         14.      INDEMNIFICATION.

                  (a) Licensee shall exonerate, hold harmless, indemnify, and defend Licensor from any and all claims, obligations, liabilities, costs, demands, damages, expenses, suits or causes of action, including costs and reasonable attorneys' fees, which may arise out of (i) any injury to or the death of any person; or (ii) any damage to property, if such injury, death or damage arises out of or is attributable to or results from the negligent or intentional acts or omissions of Licensee or Licensee's principals, employees, agents or independent contractors directly relating to Licensee's use and operation of the Premises.

                  (b) Licensor shall exonerate, hold harmless, indemnify and defend Licensee from any and all claims, obligations, liabilities, costs, demands, damages, expenses, suits or causes of action, including costs and reasonable attorneys' fees, which may arise out of (i) any injury to or the death of any person; or (ii) any damage to property, if such injury, death or damage arises out of or is attributable to or results from the negligent or intentional acts or omissions of Licensor or Licensor's principals, employees, agents or independent contractors directly relating to Licensor's use and operation of the Property and the Building.

         15. WAIVER OF LICENSOR'S LIEN. Licensor hereby waives any and all lien rights Licensor may have, statutory or otherwise, in and to the Equipment or any portion thereof, regardless of whether or not same is deemed real or personal property under applicable laws.

         16. FINANCING AGREEMENTS. Licensee may, upon written notice to Licensor, mortgage or grant a security interest in this License and the Equipment, and may assign this License and the Equipment to any such mortgagees or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Secured Parties"). In such event, Licensor shall execute such consent to leasehold financing as may reasonably be required by Secured Parties. Licensor agrees to notify Licensee and Licensee's Secured Parties simultaneously of any default by Licensee and to give Secured Parties the same right to cure any default as Licensee except that the cure period for any Secured Party shall not be less than ten (10) days after the receipt of the default notice. If a termination, disaffirmance or rejection of the License pursuant to any laws (including any bankruptcy or insolvency laws) by Licensee shall occur, or if Licensor shall terminate this License for any reason, Licensor will give to the Secured Parties prompt notice thereof and Licensor will give the Secured Parties the right to enter upon the Property during a 30-day period commencing upon the Secured Party's receipt of such notice for the purpose of removing any Equipment. Licensor acknowledges that Secured Parties shall be third-party beneficiaries of this License.

         17. DISCLAIMER OF WARRANTIES, INCIDENTAL AND CONSEQUENTIAL DAMAGES. LICENSOR HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ASSOCIATED WITH THE PREMISES. LICENSEE ACCEPTS THE PREMISES "AS IS". LICENSOR SHALL NOT BE RESPONSIBLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES INCURRED RESULTING FROM (1) LICENSEE'S USE OR LICENSEE'S INABILITY TO USE THE PREMISES; OR FROM (2) DAMAGE TO LICENSEE'S EQUIPMENT WHICH IS CAUSED BY THE NEGLIGENCE OF LICENSOR. LICENSEE SHALL NOT BE RESPONSIBLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES INCURRED RESULTING FROM
(3) LICENSOR'S USE OR LICENSOR'S INABILITY TO USE THE PROPERTY; OR FROM (4) DAMAGE TO LICENSOR'S EQUIPMENT WHICH IS CAUSED BY THE NEGLIGENCE OF LICENSEE.

         18.      ENVIRONMENTAL INDEMNIFICATION.

                  (a) Licensee, its heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Licensor from and against any and all damages, caused by activities conducted on the Premises by Licensee, and (i) arising from the presence of any substance, chemical or waste identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation including petroleum or hydrocarbon based fuels such as diesel, propane or natural gas (collectively, "Hazardous Materials") upon, about or beneath the Premises or migrating to or from the Premises, or (ii) arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Premises and any activities thereon. Licensee covenants that it shall not nor shall Licensee allow its employees, agents or independent contractors to treat, store or dispose of any Hazardous Materials on the Premises, the Building or the Property.

                  (b) Licensor, its heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Licensee from and against any and all damages arising from (i) the presence of Hazardous Materials upon, about or beneath the Premises or migrating to or from the Premises, or (ii) arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Premises and any activities thereon, either of which conditions came into existence prior to the execution of this License and are attributable to activities conducted on the Property by Licensor.

         19.      LIABILITY INSURANCE.

                  (a) Licensor and Licensee shall each carry during the term of this License, at each party's own cost and expense, respectively, the following insurance: (i) "All Risk" property insurance which insures the insured party's property for such property's full replacement cost; and (ii) Comprehensive general liability insurance with a commercial general liability endorsement having a minimum limit of liability of $1,000,000, with a combined limit for bodily injury and/or property damage for any one occurrence, and
(iii) excess/umbrella coverage of $2,000,000.

                  (b) Licensor and Licensee shall each name the other as an additional insured under each party's own liability policy, respectively, and require each party's own insurance company, respectively, to endeavor to give at least thirty (30) days' written notice of termination or cancellation of the policy to the additional insured. A certificate of such insurance, together with such endorsement as to prior written notice of termination or cancellation, shall be delivered to the additional insured within thirty (30) days from the execution of this License and before the expiration of any term of such insurance from an insurance company authorized to do business in the state in which the Property is located.

         20.      SUBROGATION.

                  (a) In General. All property insurance policies required under this License shall contain a waiver of subrogation provision under the terms of which the insurance carrier waives all of such carrier's fights to proceed against Licensor and Licensee.

                  (b) Mutual Release. Licensor and Licensee each release the other and their respective representatives from any claims by them or any one claiming through or under them by way of subrogation or otherwise for damage to any person or to the Premises and to the fixtures, personal property, improvements and alterations in or on the Premises that are caused by or result from risks insured against under any insurance policy carried by them and required by this License; provided that such releases shall be effective only if and to the extent that the same do not diminish or adversely affect the coverage under such insurance policies. Licensor shall be named as an additional insured on any insurance policy procured by Licensee pursuant to this License and Licensee shall be named as an additional insured on any insurance policy procured by Licensor pursuant to this License.

         21. DESTRUCTION OR CONDEMNATION. If the whole or any substantial part of the Premises shall be taken by any public authority under the power of eminent domain so as to interfere with Licensee's use and occupancy thereof, then this License shall cease on the part so taken on the date of possession by such authority of that part, and any unearned Fee paid in advance of such date shall be refunded by Licensor to Licensee within thirty (30) days of such possession, and Licensee shall have the right to terminate this License upon written notice to Licensor, which notice shall be delivered by Licensee within thirty (30) days following the date notice is received by Licensee of such taking or possession. If Licensee chooses not to terminate this License, the Fee shall be reduced or abated in proportion to the actual reduction or abatement of Licensee's use of the Premises.

         22.      DEFAULT.

                  (a) By Licensee. The occurrence of any of the following instances shall be considered to be a default or a breach of this License by
Licensee:

                           (i)      any failure of Licensee to pay the Fee or
any other charge for which Licensee has the responsibility of payment under this License within fifteen (15) days of the date when due, which failure is not cured by Licensee within ten (10) days of receipt by Licensee of written notice from Licensor of the existence of such a default;

                           (ii)     any failure of Licensee to perform or
observe any term, covenant, provision or conditions of this License which failure is not corrected or cured by Licensee within thirty (30) days of receipt by Licensee of written notice from Licensor of the existence of such a default; except such thirty (30) day cure period shall be extended as reasonably necessary to permit Licensee to complete a cure so long as Licensee commences the cure within such thirty (30) day cure period and thereafter continuously and diligently pursues and completes such cure:

                           (iii)    Licensee shall become bankrupt, insolvent
or file a voluntary petition in bankruptcy, have an involuntary petition in bankruptcy filed against Licensee which cannot be dismissed by Licensee within sixty (60) days of the date of the filing of the involuntary petition, file for reorganization or arrange for the appointment of a receiver or trustee in bankruptcy or reorganization of all or a substantial portion of Licensee's assets, or Licensee makes an assignment for such purposes for the benefit of creditors;

                           (iv)     this License or Licensee's interest herein
or Licensee's interest in the Premises are executed upon or attached; or

                           (v)      the imposition of any lien on the Equipment
except as may be expressly authorized by this License, or an attempt by Licensee or anyone claiming through Licensee to encumber Licensor's interest in the Building or the Property.

                  (b) By Licensor. The occurrence of any of the following instances shall be considered to be a default or a breach of this License by
Licensor:

                           (i)      any failure of Licensor to perform or
observe any term, covenant, provision or conditions of this License which failure is not corrected or cured by Licensor within thirty (30) days of receipt by Licensor of written notice from Licensee of the existence of such a default; except such thirty (30) day cure period shall be extended as reasonably necessary to permit Licensor to complete a cure so long as Licensor commences the cure within such thirty (30) day cure period and thereafter continuously and diligently pursues and completes such cure:

                           (ii)     Licensor shall become bankrupt, insolvent
or file a voluntary petition in bankruptcy, have an involuntary petition in bankruptcy filed against Licensor which cannot be dismissed by Licensor within sixty (60) days of the date of the filing of the involuntary petition, file for reorganization or arrange for the appointment of a receiver or trustee in bankruptcy or reorganization of all or a substantial portion of Licensor's assets, or Licensor makes an assignment for such purposes for the benefit of creditors;

                           (iii)    the Property or Licensor's interest therein
or Licensor's interest in the Premises are executed upon or attached; or

                           (iv)     the imposition of any lien on Licensor's
equipment except as may be equally limited of Licensee equipment as referenced in paragraph 23(a)(v) above or expressly authorized by this License, or an attempt by Licensor to encumber Licensee's interest in the Premises.

         23. REMEDIES. In the event of a default by Licensor or Licensee under the terms of paragraph 22 of this License and after the defaulting party's failure to cure such default within the time allowed the defaulting party to cure such default, then the non-defaulting party may in addition to all other rights or remedies the non-defaulting party may have hereunder at law or in equity, terminate this License by giving written notice to the defaulting party stating the date upon which such termination shall be effective.

         24. NOTICES. All notices or demands by or from Licensor to Licensee, or Licensee to Licensor, shall be in writing. Such notices or demands shall be mailed to the other party at the following address:

          Licensor:        Interstate Telephone Co.
                           P.O. Box 510
                           West Point, GA  31833
                           Attn:  C. Michael Gragg, President

         Licensee:         Public Service Cellular, Inc.
                           104 Winston Street
                           Reynolds, Georgia  31076
                           Attn:  Don E. Bond

         25. ENTIRE AGREEMENT. This License contains the entire agreement between the parties hereto and supersedes all previous negotiations leading thereto. This License may be modified only by an agreement in writing executed by Licensor and Licensee.

         26. SUCCESSORS AND ASSIGNS. This License shall be binding upon and inure to the benefit of the legal representatives, heirs, successors, and assigns of Licensor and Licensee.

         27.      SPECIAL STIPULATIONS.

         27.1 Diesel Generator: Licensee acknowledges that the Generator and certain related equipment, including a 48 volt battery with rectifiers, currently provides emergency power support for Licensee's Equipment and for other equipment owned and operated by Licensor or others. Licensor agrees, for so long as this License remains in effect, to operate and maintain the Generator in good working condition at Licensor's sole expense, and to make any necessary and reasonable repairs thereto as may from time to time be requested by written notice from Licensee.

         IN WITNESS WHEREOF, the Licensor and Licensee have executed this License Agreement as of the date and year first above written.


                                   LICENSOR:

                                   INTERSTATE TELEPHONE CO.


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------
                                            (CORPORATE SEAL)


State of
         ------------------

County of
         ------------------

         I, ______________________, a Notary Public, in and for said county in said state, hereby certify that _________________, whose name as ______________________ of ____________________, is signed to the foregoing
License Agreement and who acknowledged before me on this day that being informed of the contents of said License Agreement, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation, acting in his capacity as such officer as aforesaid.

         Given under my hand this _______ day of ___________, 19____.




                                    ------------------------------------------
                                                   Notary Public


My Commission Expires:



-----------------------------

                                   LICENSEE:

                                   PUBLIC SERVICE CELLULAR, INC.



                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------
                                           (CORPORATE SEAL)

State of
         ------------------

County of
         ------------------

         I, ______________________, a Notary Public, in and for said county in said state, hereby certify that _________________, whose name as ______________________ of ____________________, is signed to the foregoing
License Agreement and who acknowledged before me on this day that being informed of the contents of said License Agreement, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation, acting in his capacity as such officer as aforesaid.

         Given under my hand this _______ day of ___________, 19____.




                                    ------------------------------------------
                                                   Notary Public




My Commission Expires:



-----------------------------

                                                                     EXHIBIT 3.2

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of the ____ day of ____________, 1999, by and among Public Service Cellular, Inc., a Georgia corporation ("Purchaser"), InterCel Licenses, Inc., a Delaware corporation ("ICL"), ICEL, Inc., a Delaware corporation ("ICEL"), and Powertel, Inc., a Delaware corporation ("Powertel") (Powertel and ICEL are collectively referred to herein as "Seller").

         WHEREAS, Purchaser, ICL and Seller have entered into an Asset Purchase Agreement dated ___________, 1999 (the "Purchase Agreement"). Unless otherwise defined herein, capitalized terms which are not proper nouns shall have the meanings ascribed to them in the Purchase Agreement;

         WHEREAS, Purchaser has taken over the operation of the Cellular Business as of the open of business on the date hereof; and

         WHEREAS, Purchaser, ICL and Seller desire to enter into this Agreement to set forth the terms and conditions on which Purchaser will assume certain of the debts, liabilities and obligations of Seller and ICL related to the Cellular Business.

         NOW, THEREFORE, in consideration of the purchase and sale of the Assets, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. ASSIGNMENT AND ASSUMPTION OF CERTAIN LIABILITIES. Seller and ICL hereby sell, assign, transfer, convey and deliver to Purchaser all of their respective right, title and interest in and to the Operating Contracts, Customer Contracts and Licenses. Purchaser does hereby assume and agree to pay, perform and discharge, the following debts, liabilities, obligations and commitments of Seller and ICL:

                  (a) All of Seller's trade accounts payable (being maintained by Seller consistent with its past practices) arising out of the operation of the Cellular Business in the Ordinary Course of Business which (i) are reflected on Seller's books and records as of the Date of Closing and (ii) remain unpaid as of the opening of business on the Date of Closing;

                  (b) All debts, liabilities and obligations of Seller arising under the Operating Contracts (i) which are listed on Schedule 1.1(f) to the Purchase Agreement or (ii) which require aggregate annual payments of less than $12,000 and which have a duration of less than one year after the date of the Purchase Agreement (provided that the maximum aggregate liability assumed by Purchaser pursuant to this subparagraph (b)(ii), determined as if Purchaser on the date of Closing provided notice of termination to the other parties to all such agreements, shall not exceed $50,000), except that Purchaser does not assume any liabilities for products sold or services rendered in connection with the operation of the Cellular Business under such Operating Contracts prior to the Date of Closing and provided that liabilities assumed hereunder are only assumed to the extent they accrue after the Date of Closing and are not attributable to any default of Seller thereunder except for trade payables assumed pursuant to subsection (a) above;

                  (c) All amounts accrued as of the close of business on the Date of Closing for wages, salaries and vacation and sick leave, payable to those employees who are employed by Purchaser on the Date of Closing and who are listed on Schedule 3.2(c) to the Purchase Agreement;

                  (d) Seller's obligation to provide cellular telephone and related services to its customers in accordance with the Customer Contracts in effect on and after the Date of Closing;

                  (e) All liabilities and obligations of Seller for the Assigned Leases as accrued on and after the Date of Closing; and

                  (f)      all obligations under the FCC Licenses.

Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not constitute an assignment or an agreement to assign any of the Operating Contracts, or any benefit arising thereunder or resulting therefrom, if such an assignment or agreement to assign without a consent required or necessary for such assignment would constitute a breach thereof or in any way adversely affect the rights of Seller or Purchaser thereunder. If such consent is not obtained, or if an attempted assignment would be ineffective or would adversely affect the rights of Seller thereunder so that Purchaser would not in fact receive all such rights, Seller and ICL shall use their commercially reasonable best efforts, and shall cooperate in any arrangement which Purchaser may reasonably request in writing, to provide to Purchaser the benefits under any such Operating Contract, including (a) entering into subcontracts, subleases, sale and lease backs, use and occupancy agreements or other contractual arrangements which will provide such benefits to Purchaser; (b) agreeing with the person whose consent is required to be obtained that Seller will remain liable under any such Operating Contract to the same extent as if such assignment had not occurred; and (c) enforcing, at the cost of Seller and ICL, and for the benefit of Purchaser, all rights of Seller against any other party thereto arising out of the breach thereof by such party. Any transfer or assignment to Purchaser of any of the Operating Contracts which shall require the consent or approval of any other party shall be made subject to such consent or approval being obtained; provided, however, that nothing contained in this Section 1 shall affect the rights of Purchaser, pursuant to the Purchase Agreement or otherwise, arising out of Seller or ICL's failure to have disclosed the need for such consent or approval or for failing to have it obtained.

         2. LIABILITIES NOT ASSUMED. Except as specifically set forth herein, Purchaser shall not, by virtue of its purchase of the Assets or otherwise, assume or become responsible for any debts, liabilities or obligations of Seller or ICL, whether fixed, contingent, known, unknown or otherwise.

         3. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         4. ASSIGNEES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         5. SCOPE. This Agreement is executed and delivered in connection with the Purchase Agreement. Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the promises, agreements, representations, warranties and covenants of any of the parties to and set forth in the Purchase Agreement, all of which survive the closing and shall not be merged therein.


                         (Signatures on following pages)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                    SELLER:

                                    POWERTEL, INC.


                                    By:
                                       -----------------------------------------
                                           Allen E. Smith
                                           Its Chief Executive Officer


                                    ICEL, INC.:


                                    By:
                                       -----------------------------------------
                                           Allen E. Smith
                                           Its President


                                    ICL:

                                    INTERCEL LICENSES, INC.


                                    By:
                                       -----------------------------------------
                                           Allen E. Smith
                                           Its Chief Executive Officer


                                    PURCHASER:

                                    PUBLIC SERVICE CELLULAR, INC.


                                    By:
                                       -----------------------------------------
                                           Don E. Bond
                                           Its President

                                                                 EXHIBIT 12.2(a)

                    FORM OF CLOSING CERTIFICATE OF ICEL, INC.



         I, ALLEN E. SMITH, do hereby certify, on behalf of ICEL, INC. ("Seller"), pursuant to Sections 9.1 and 9.2 of that certain Asset Purchase Agreement, dated as of ______________, 1999, by and among Powertel, Inc., InterCel Licenses, Inc., Public Service Cellular, Inc., and Seller (the "Purchase Agreement"), as follows:

         1. That I am the President of Seller, and in that capacity I am authorized to execute and deliver this Closing Certificate on behalf of the Seller.

         2. That each of the representations and warranties made by the Seller in the Purchase Agreement is true and correct in all material respects as of the date hereof with the same force and effect as though such representations and warranties were made on and as of the date hereof.

         3. That the Seller has performed or complied in all material respects with the covenants and agreements set forth in the Purchase Agreement required to be performed or complied with by Seller on or prior to the date hereof.

         IN WITNESS WHEREOF, I have executed this Closing Certificate as of the ________ day of ___________, 1999.



                                    SELLER:

                                    POWERTEL, INC.




                                    By:
                                       -----------------------------------------
                                           Allen E. Smith
                                           President

                                                                 EXHIBIT 12.2(A)

                 FORM OF CLOSING CERTIFICATE OF POWERTEL, INC.



     I, ALLEN E. SMITH, do hereby certify, on behalf of POWERTEL, INC. ("Seller"), pursuant to Sections 9.1 and 9.2 of that certain Asset Purchase Agreement, dated as of __________, 1999, by and among InterCel Licenses, Inc., ICEL, Inc., Public Service Cellular, Inc., and Seller (the "Purchase Agreement"), as follows:

     1. That I am the Chief Officer of Seller, and in that capacity I am authorized to execute and deliver this Closing Certificate on behalf of the Seller.

     2. That each of the representations and warranties made by the Seller in the Purchase Agreement is true and correct in all material respects as of the date hereof with the same force and effect as though such representations and warranties were made on and as of the date hereof.

     3. That the Seller has performed or complied in all material respects with the covenants and agreements set forth in the Purchase Agreement required to be performed or complied with by Seller on or prior to the date hereof.

     IN WITNESS WHEREOF, I have executed this Closing Certificates as of the ___ day of __________, 1999.

                                        SELLER:



                                        POWERTEL, INC.



                                        By: __________________________________
                                                  Allen E. Smith
                                                  Chief Executive Officer

                                                                 EXHIBIT 12.2(A)

                 FORM OF CLOSING CERTIFICATE OF INTERCEL LICENSES, INC.


     I, ALLEN E. SMITH, do hereby certify, on behalf of INTERCEL LICENSES, INC. ("ICL"), pursuant to Sections 9.1 and 9.2 of that certain Asset Purchase Agreement, dated as of __________, 1999 by and among Powertel, Inc., ICEL, Inc., Public Service Cellular, Inc. and ICL (the "Purchase Agreement"), as follows:

     1. That I am the Chief Executive Officer of ICL, and in that capacity I am authorized to execute and deliver this Closing Certificate on behalf of ICL.

     2. That each of the representations and warranties made by ICL in the Purchase Agreement is true and correct in all material respects as of the date hereof with the same force and effect as though such representations and warranties were made on and as of the date hereof.

     3. That ICL has performed or complied in all material respects with the covenants and agreements set forth in the Purchase Agreement required to be performed or complied with by ICL on or prior to the date hereof.

     IN WITNESS WHEREOF, I have executed this Closing Certificate as of the ________day of ___________, 1999.

                                        ICL.

                                        INTERCEL LICENSES, INC.




                                        By:___________________________________
                                                   Allen E. Smith
                                                   Chief Executive Officer

                                                                 EXHIBIT 12.2(C)

                              FORM OF BILL OF SALE



                  KNOW ALL MEN BY THESE PRESENTS:

                  That for value received, Powertel, Inc., a Delaware corporation ("Powertel"), ICEL, Inc., a Delaware corporation ("ICEL," and together with Powertel, the "Seller"), and InterCel Licenses, Inc., a Delaware corporation ("ICL"), do hereby sell, assign, grant, bargain, convey, transfer, set over, deliver and confirm unto Public Service Cellular, Inc., a Georgia corporation ("Purchaser"), its successors and assigns, forever, all of their right, title and interest in and to the Assets, as described and defined in that certain Asset Purchase Agreement dated as of _____________, 1999, by and among Seller, ICL and Purchaser (the "Purchase Agreement") free and clear of all liens, encumbrances and charges of every nature. This Bill of Sale transfers no interest in the Excluded Assets specifically identified in Section 1.2 of the Purchase Agreement.

                  This Bill of Sale is executed and delivered in connection with the Purchase Agreement. Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the promises, agreements, representations, warranties and covenants of the parties to and set forth in the Purchase Agreement, all of which shall survive the Closing and not be merged herein.

                  Seller and ICL hereby bind themselves, their successors and assigns, to warrant and defend the title to all the herein described Assets unto Purchaser, its successors and assigns to the extent they are obligated to do so under the terms of the Purchase Agreement.

                  Seller and ICL hereby name and irrevocably constitute and appoint Purchaser, its successors and assigns, their true and lawful attorney, with full power of substitution, in the name of Purchaser, or in the name of Seller or ICL but on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive from time to time any and all Assets hereby sold, assigned, transferred, conveyed and delivered to Purchaser and to give receipts, releases and acquaintances for and in respect of the same or any part thereof; from time to time to institute and prosecute in the name of Seller or ICL or otherwise, but for the benefit of Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise which Purchaser, its successors or assigns, may deem proper in order to collect, assert or enforce any claim, right, title or interest of any kind in or to the assets hereby sold, assigned, transferred, conveyed and delivered, or intended so to be, to defend or compromise any and all actions, suits or proceedings, in respect of any of said Assets and to do all such acts and things in relation thereto as Purchaser, its successors or assigns, shall deem desirable.

                  Seller and ICL hereby declare that the foregoing powers are coupled with an interest and are and shall be irrevocable by them.

                  This instrument shall be effective at the opening of business, Eastern Standard Time, on the date hereof, and shall be binding upon Seller, ICL and their successors and assigns and shall inure to the benefit of the Purchaser and its successors and assigns.

                  IN WITNESS WHEREOF, as of the _____ day of ____________, 1999, Seller and ICL have caused this Bill of Sale to be executed and delivered by their duly authorized representatives.

                                    SELLER:
                                    POWERTEL, INC.


                                    By:
                                       -----------------------------------------
                                            Allen E. Smith
                                            Its Chief Executive Officer


                                    ICEL, INC.


                                    By:
                                       -----------------------------------------
                                            Allen E. Smith
                                            Its President


                                    ICL:
                                    INTERCEL LICENSES, INC.



                                    By:
                                       -----------------------------------------
                                            Allen E. Smith
                                            Its Chief Executive Officer

                                                                 EXHIBIT 12.2(f)
                            FORM OF LEASE ASSIGNMENTS


                  ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of the ____ day of ____________, 1999, by and among Public Service Cellular, Inc., a Georgia corporation ("Purchaser"), and Powertel, Inc., a Delaware corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement dated ___________, 1999 (the "Purchase Agreement"). Unless otherwise defined herein, capitalized terms which are not proper nouns shall have the meanings ascribed to them in the Purchase Agreement.

         WHEREAS, Seller is presently the lessee under that certain Lease, dated _______________, 19__ between _________________________________ as lessor, and
Seller (the "Lease Agreement"), which Lease Agreement encumbers the real property and improvements described therein in ___________, __________; and

         WHEREAS, Seller desires to assign its interest in the Lease Agreement to Purchaser pursuant to the terms hereof;

         NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. ASSIGNMENT OF LEASE AGREEMENT. Seller does hereby assign, transfer, sell and convey unto Purchaser all of Seller's right, title and interest in and to the Lease Agreement, together with any and all amendments thereto, and all interests of Seller in the premises demised thereunder, to have and to hold the same unto Purchaser, its successors and assigns, for the unexpired balance of the term of the Lease Agreement, including all extensions thereof and purchase options. Seller hereby covenants with Purchaser that Seller is the owner absolutely of the lessee's interest created under the Lease Agreement; that it has good right to sell and assign the same as herein set forth; that the same is free and clear of all encumbrances; that there are no defaults on the part of Seller or Lessor under the Lease Agreement; and that it will warrant and defend the same unto Purchaser against the lawful claims and demands of all persons whomsoever.

         2. ASSUMPTION OF LEASE AGREEMENT. By execution hereof, Purchaser does hereby assume and agree to perform all duties, obligations and responsibilities of lessee under the Lease Agreement arising or accruing from and after the date hereof.

         3. INDEMNIFICATION AGREEMENTS. Seller does hereby agree to indemnify and reimburse the Purchaser for any and all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees actually incurred) suffered or incurred by Purchaser or its successors or assigns as a result of, or with respect to, any and all liabilities and obligations with respect to the Lease Agreement incurred prior to the date hereof. Purchaser does hereby agree to indemnify and reimburse the Seller for any and all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees actually incurred) suffered or incurred by Seller or its successors or assigns as a result of, or with respect to, any and all liabilities and obligations with respect to the Lease Agreement incurred after the date hereof.

         4. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of ________________.

         5. COUNTERPARTS. This Agreement may be executed in one or more counterparts and the signature of any party to any counterpart may be appended to any other counterpart, all of which counterparts when taken together shall constitute one Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Lease under seal as of the date first above written.

                [remainder of the page intentionally left blank]

                                    SELLER:

                                    POWERTEL, INC.


                                    --------------------------------------------
                                    By: Allen E. Smith
                                        Chief Executive Officer




                                    PURCHASER:

                                    PUBLIC SERVICE CELLULAR, INC.


                                    --------------------------------------------
                                    By: Don E. Bond
                                        President

                               LANDLORD'S CONSENT

         The undersigned,_______________________ ("Landlord"), consents as of this ___ day of ______, 1999 to the assignment by _______________________
("Assignor") and the assumption by PUBLIC SERVICE CELLULAR, INC. ("Assignee") of that certain lease agreement between Assignor and Landlord dated ___________________ [, AS PREVIOUSLY MODIFIED AND AMENDED THROUGH AMENDMENTS DATED ___________________], for the property located at ______________________
(the "Lease Agreement") (collectively, the "Assignment"). From and after the effective date of the Assignment, for all intents and purposes, Assignee shall be the lessee under the Lease Agreement, and for purposes of the Lease Agreement, the address of lessee shall be as follows:

         Public Service Cellular, Inc.
         104 Winston Street
         Reynolds, Georgia 31076
         Attn: Don E. Bond

         The undersigned hereby certifies to Assignee that, to the best of its actual knowledge, and without undertaking any investigation thereof, the Lease Agreement is valid, and existing, and has not been modified or amended except as described above; that there are no defaults on the part of Assignor under the Lease Agreement; and Assignor is the owner of the lessee's interest created by virtue of the Lease Agreement.

                                       LANDLORD:
Signed, sealed and delivered
in the presence of:                    -----------------------------------------
                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


-----------------------------
Unofficial Witness


-----------------------------
Notary Public


My commission expires:

         [SEAL]

                                                               EXHIBIT 12.2(i-1)

                        FORM OF AGREEMENT NOT TO COMPETE
                              OF THE SELLER AND ICL


         THIS AGREEMENT NOT TO COMPETE is made and entered into this ____ day of _____________, 1999, by and among Public Service Cellular, Inc., a Georgia corporation ("Company"), Powertel, Inc., a Delaware corporation ("Powertel"), ICEL, Inc., a Delaware corporation ("ICEL," and together with Powertel, the "Seller"), and InterCel Licenses, Inc., a Delaware corporation ("ICL"). Seller and ICL, along with the other signatories hereto, but excluding parties which are not employed by Seller, ICL or any such entity and are affiliated with Seller, ICL or any such entity solely by reason of being a director or shareholder of Seller, ICL or any such entity, are referred to collectively herein as the "Covenantors").

         RECITALS:

         A. Seller has heretofore been engaged in the operation of the Cellular Business;

         B. Pursuant to the terms of an Asset Purchase Agreement dated ___________, 1999, by and among Seller, ICL and Company (the "Purchase Agreement"), the Company has purchased, and Seller and ICL have sold, the Assets. Unless otherwise defined herein, capitalized terms which are not proper nouns shall have the meanings ascribed to them in the Purchase Agreement;

         C. Seller and ICL acknowledge that the Company would not have entered into the Purchase Agreement in the absence of Covenantors' agreement herein not to compete with the Company.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. NON-COMPETITION AGREEMENT. During the period of two (2) years from and after the date hereof, Covenantors jointly and severally covenant and agree that, without the Company's prior written consent, they will not, directly or indirectly, individually or collectively, lend their credit, advice or assistance, including but not limited to, as an owner, partner, joint venturer, shareholder, manager, employer, licensor, licensee, principal, agent, investor or otherwise, for the purpose of establishing, operating or managing any business or entity that is engaged in "Competitive Activities" (as defined below) with the Cellular Business in the Territory and in the area in which the Company is licensed to provide cellular telephone services as of the date of the

Purchase Agreement (collectively, such areas as are set forth on Schedule A hereto, the "Noncompete Territory"); provided that the foregoing shall in no event prevent Covenantors from acquiring and holding an amount not to exceed two percent (2%) of the outstanding shares of any corporation engaged in Competitive Activities if such shares are available to the general public on a national securities market or exchange. For the purposes of this Agreement, "Competitive Activities" shall mean the provision of cellular service pursuant to a license granted by the Federal Communications Commission under 47 C.F.R. Part 22, Subpart H (Cellular Radiotelephone Service).

         2. NONSOLICITATION AGREEMENT. During the period of two (2) years from and after the date hereof Covenantors, jointly and severally, agree that they will not, whether for their own account or for the account of any other person or entity, directly or indirectly, or individually or collectively: (i) use "Customer Information" (as defined in Section 3 hereof) to interfere with Company's relationship as a service provider or prospective service provider to, or endeavor to divert or entice away from the Company as a user of Company's services, any person or entity which at any time during the one (1) year period prior to the date hereof is or was a customer of the Cellular Business (a "Cellular Business Customer"); (ii) engage in any advertising or promotional activities in the Noncompete Territory (including, without limitation, radio, television, print, billboard, telemarketing and direct mail advertising) that are targeted specifically at a group of Cellular Business Customers or that make reference to the prior relationship between Covenantors and Cellular Business Customers; or (iii) use the words "Public Service Cellular", "PSC" or "InterCel," or any substantially similar words or expressions, or in any way make reference to Company or to "InterCel" in any advertising or promotional activities in the Noncompete Territory (including, without limitation, radio, television, print, billboard, telemarketing and direct mail advertising); provided, however, that the Company acknowledges and agrees that Covenantors are engaged, and will continue to be engaged, in marketing, selling and providing wireless services (other than wireless services that constitute Competitive Activities) in the Noncompete Territory, and that such activities shall not constitute a violation of Section 2(ii) if they are accomplished by means of advertising, promotional activities or promotional materials that Cellular Business Customers have access to or receive, so long as such advertising, promotional activities or promotional materials are not targeted specifically at a group of Cellular Business Customers or make reference to the prior relationship between Covenantors and Cellular Business Customers.

         During the period of two (2) years from and after the date hereof Company agrees that it will not, and any person or entity that "controls," is "controlled by" or is under common "control with" (as hereinafter defined) the Company will not, whether for its own account or for the account of any other person or entity, directly or indirectly, or individually or collectively, use the name "Powertel," or any substantially similar words or expressions, or in any way make reference to Seller in any advertising or promotional activities in the Noncompete Territory (including, without limitation, radio, television, print, billboard, telemarketing and direct mail advertising). For all purposes of the preceding sentence, the term "control" means to have a fifty percent (50%) or greater ownership interest.

         3. CONFIDENTIAL INFORMATION. Covenantors understand and agree that the Assets and the Cellular Business acquired by the Company pursuant to the Purchase Agreement are unique and specialized and that, in connection with their respective ownership or affiliations with the Cellular Business, they received or had access to Confidential Information (as hereinafter defined). Covenantors jointly and severally agree that for a period of two (2) years from and after the date hereof, they shall keep secret all such Confidential Information and will not, except as required by law, directly or indirectly, or individually or collectively, "Use" (as hereinafter defined) or "Disclose" (as hereinafter defined) the same to any person or entity without first obtaining the written consent of the Company. At any time the Company may so request, Covenantors shall turn over to the Company all books, notes, memoranda, manuals, notebooks, tables, drawings, calculations, records and other documents made, compiled by or delivered to them containing or concerning any Confidential Information, including copies thereof except such copies as are reasonably necessary for historical purposes for Seller, in their possession, it being agreed that the same and all information contained therein are at all times the exclusive property of the Company; provided that notwithstanding anything to the contrary herein, Seller or ICL shall not be obligated to turn over to the Company the corporate minute books, stock books and other corporate records of Seller or ICL having exclusively to do with the corporate organization, capitalization of Seller or ICL or the PCS business of Seller, as well as the Seller and ICEL's tax records and nontransferrable insurance contracts (collectively, the "Retained Records"); provided, further, that from and after the Closing Date, Seller and ICL will each afford the Company and its attorneys, accountants and representatives access to the Retained Records, as required by the Purchase Agreement.

         As used in this Agreement, the term "Non-customer Information" means any information or compilation of information not generally known to the public or the industry, which was as of the date of the Purchase Agreement or is as of the date hereof proprietary to Seller and/or ICL, relating to: (i) procedures, techniques, methods, concepts, ideas, affairs, products, processes and services related solely to the Cellular Business, including, but not limited to, information relating to marketing, merchandising, selling, research, development, purchasing, costs, customers, plans, pricing, billing, needs of customers and services used by customers of the Cellular Business; (ii) any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, books, code books, records, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operation in the Territory and the like related solely to the Cellular Business.

         As used in this Agreement, the term "Customer Information" means, solely with respect to the Cellular Business, all lists of Cellular Business Customers, addresses of Cellular Business Customers, information regarding prospective customers of the Cellular Business, Cellular Business Customer billing history and records, Cellular Business Customer service history, other Cellular Business Customer records which are not generally known to the public or the industry and which were as of the date of the Purchase Agreement or the date hereof proprietary to the Seller and/or ICL.

         As used in this Agreement, the term "Confidential Information" means the Non-customer Information and the Customer Information, collectively. All information disclosed to Covenantors during the term of their prior relationship to the Cellular Business which they have a reasonable basis to believe to be Confidential Information, which was previously treated by Seller and/or ICL as Confidential Information, shall be presumed to be Confidential Information.

         As used in this Agreement, the term "Disclose", with respect to all Confidential Information, means to reveal, deliver, divulge, disclose, publish, copy, communicate, show or otherwise make known or available to any other person or entity other than the Covenantors any of the Confidential Information.

         As used in this Agreement, the term "Use," with respect to all Non-customer Information, means to appropriate or use any of the Non-customer Information for the benefit of any person or entity other than the Company or the Covenantors. With respect to Customer Information, the term "Use" means to appropriate or use any of the Customer Information for the benefit of any person or entity other than the Company.

         4. COMPENSATION. In exchange for these commitments, Company will pay to Covenantors $________________ [allocation of purchase price in accordance with Purchase Agreement].

         5. REASONABLENESS OF COVENANTS. Covenantors acknowledge and agree that the geographic scope and period of duration of the restrictive covenants contained in this Agreement are both fair and reasonable and that the interests sought to be protected by the Company are legitimate business interests entitled to be protected. Covenantors further acknowledge and agree that the Company would not have agreed to enter into the Purchase Agreement unless they entered into this Agreement.

         6. INJUNCTIVE RELIEF. The parties agree that the remedy of damages at law for the breach by Covenantors of any of the covenants contained in this Agreement is an inadequate remedy. In recognition of the irreparable harm that a violation by Covenantors of any of the covenants, agreements or obligations arising under this Agreement would cause the Company, Covenantors agree that, in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against them, it being the understanding of the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such actual or threatened violation, the prevailing party in any legal proceeding shall be reimbursed by the other party for all costs, expenses and reasonable attorneys' fees incurred in pursuing or defending in such legal proceedings any of its rights with respect to such actual or threatened violation.

         7. BLUE PENCIL DOCTRINE. In the event that any of the restrictive covenants contained in this Agreement shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

         8. NOTICE. All notices, demands and other communications provided for in this Agreement shall be in writing and shall be given by personal delivery or by certified or registered first class mail, postage prepaid, return receipt requested, sent to the Covenantors at the addresses designated on Schedule B or to the Company at 104 Winston Street, Reynolds, Georgia 30176, attention Don E. Bond, President, or at such other address as may be designated by a party in written notice delivered to the other parties in accordance with this paragraph. All such notices, demands and communications shall be effective when delivered.

         9. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto and thereto with respect to the subject matter hereof and thereof.

         10. AMENDMENT. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the parties and then such waiver shall only be effective in the specific instance and for the specific purpose for which it was given.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representative(s), successors and permitted assigns, but nothing in this Agreement is to be construed as an authorization or right of any party to assign its/his rights or delegate its/his duties under this Agreement without the prior written consent of the other party hereto.

         12. GOVERNING LAW. This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof.

         13. HEADINGS. The headings to the paragraphs of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, amplify or aid in the interpretation of the provisions hereof.

         14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and if any portion hereof shall be held invalid, illegal or unenforceable for any reason, the remainder shall not thereby be invalidated but shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                  COMPANY:          PUBLIC SERVICE CELLULAR, INC.

                                    By:
                                       -----------------------------------------
                                             Don E. Bond
                                             Its President


                  COVENANTORS:      POWERTEL, INC.

                                    By:
                                       -----------------------------------------
                                             Allen E. Smith
                                             Its Chief Executive Officer


                                    ICEL, INC.

                                    By:
                                       -----------------------------------------
                                             Allen E. Smith
                                             Its President

                                    INTERCEL LICENSES, INC.

                                    By:
                                       -----------------------------------------
                                             Allen E. Smith
                                             Its Chief Executive Officer


                                    POWERTEL PCS, INC.
                                    POWERTEL/JACKSONVILLE, INC.
                                    POWERTEL/MEMPHIS, INC.
                                    POWERTEL/BIRMINGHAM, INC.
                                    POWERTEL/ATLANTA, INC.
                                    POWERTEL/KENTUCKY, INC.
                                    POWERTEL JACKSONVILLE LICENSES, INC.
                                    POWERTEL MEMPHIS LICENSES, INC.
                                    POWERTEL BIRMINGHAM LICENSES, INC.
                                    POWERTEL ATLANTA LICENSES, INC.
                                    POWERTEL KENTUCKY LICENSES, INC.
                                    POWERTEL KNOXVILLE LICENSES, INC.
                                    POWERTEL NASHVILLE LICENSES, INC.



                                    By:
                                       -----------------------------------------
                                             Allen E. Smith
                                             President of each of the foregoing

                                   SCHEDULE A

                              Noncompete Territory


                   [Powertel's and PSC's cellular territories]

                                   SCHEDULE B

                       Names and Addresses of Covenantors

         POWERTEL, INC.
         ICEL, INC.
         INTERCEL LICENSES, INC.
         POWERTEL PCS, INC.
         POWERTEL/JACKSONVILLE, INC.
         POWERTEL/MEMPHIS, INC.
         POWERTEL/BIRMINGHAM, INC.
         POWERTEL/ATLANTA, INC.
         POWERTEL/KENTUCKY, INC.
         POWERTEL JACKSONVILLE LICENSES, INC.
         POWERTEL MEMPHIS LICENSES, INC.
         POWERTEL BIRMINGHAM LICENSES, INC.
         POWERTEL ATLANTA LICENSES, INC.
         POWERTEL KENTUCKY LICENSES, INC.
         POWERTEL KNOXVILLE LICENSES, INC.
         POWERTEL NASHVILLE LICENSES, INC.

For each of the following, address and contact for Notices:

1233 O.G. Skinner Drive
West Point, Georgia 31833
Attention:    Allen E. Smith and
              Jill F. Dorsey, Esq.

                                                              EXHIBIT 12.2 (I-2)

                        FORM OF AGREEMENT NOT TO COMPETE
                                  OF PRINCIPALS

         THIS AGREEMENT NOT TO COMPETE (the "Agreement") is made and entered into this ____ day of _____________, 1999, by and among Public Service Cellular, Inc., a Georgia corporation ("Company"), and Campbell B. Lanier, III, an individual ("Lanier").

RECITALS:


         A. Powertel, Inc. and ICEL, Inc. (collectively, the "Seller") has heretofore been engaged in the operation of the Cellular Business;

         B. The Company has purchased certain assets and licenses comprising the Cellular Business from Seller and its affiliates, pursuant to an Asset Purchase Agreement dated _________ ___, 1999 ("Purchase Agreement"). Unless otherwise defined herein, capitalized terms which are not proper nouns shall have the meanings ascribed to them in the Purchase Agreement;

         C.       Lanier is a director of Powertel;

         D. Lanier acknowledges that, as he is the Chairman of the Board of a significant shareholder of Powertel, he benefits personally from the Company's performance under the Purchase Agreement, and he enters this agreement in order to induce such performance; and

         E. Lanier further acknowledges that the Company would not have entered into the Purchase Agreement in the absence of Lanier's agreement herein not to compete with the Company.

         NOW, THEREFORE, as an inducement for the Company to enter into and perform under the Purchase Agreement, and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. NON-COMPETITION AGREEMENT. During the period of two (2) years from and after the date hereof, Lanier covenants and agrees that, without the Company's prior written consent, he will not, directly or indirectly lend his credit, advice or assistance, including but not limited to, as an individual, owner, partner, joint venturer, shareholder, officer, director, manager, employer, licensor, licensee, principal, agent, investor or otherwise, for the purpose of establishing, operating or managing any business or entity that is engaged in "Competitive Activities" (as defined herein) with the Cellular Business in the Territory and in the area in which the Company is licensed to provide cellular telephone services as of the date of the Purchase Agreement (collectively, such areas as are set forth on Schedule A hereto, the "Noncompete Territory"); provided, however, that the foregoing shall in no event prevent Lanier from acquiring and holding an amount not to exceed five percent (5%) of the outstanding shares of any corporation engaged in Competitive Activities; provided, further, however, that this Agreement shall not prohibit Lanier from owning as a shareholder or passive investor interests in entities that are engaged in Competitive Activities if (x) such entities were not employed in Competitive Activities at the time Lanier became a shareholder or passive investor; and (y) at the time of such investment Lanier did not know that such entities intended to engage in Competitive Activities and (z) upon such entities becoming involved in Competitive Activities, Lanier abstains from voting any shares or ownership interests he owns in such entities; provided, further, however, that this Agreement shall not prohibit investment partnerships or funds in which Lanier owns an interest from acquiring an interest in entities engaged in Competitive Activities so long as Lanier does not control the investment decision of such funds. For the purposes of this Agreement, "Competitive Activities" shall mean the provision of cellular service pursuant to a license granted by the Federal Communications Commission under 47 C.F.R. Part 22, Subpart H (Cellular Radiotelephone Service) ("Cellular Service").

         2. NONSOLICITATION AGREEMENT. During the period of two (2) years from and after the date hereof, Lanier agrees that he will not, whether for his own account or for the account of any other person or entity, directly or indirectly interfere with the Company's relationship as a provider of Cellular Service or prospective provider of Cellular Service to, or endeavor to divert or entice away from the Purchaser as a user of the Company's Cellular Service, any person or entity, which at any time during the one (1) year period prior to the date hereof is or was a customer of the Cellular Business (a "Cellular Business Customer"); provided, however, that the Company acknowledges and agrees that Lanier may hold interests and positions in entities that are engaged in, and will continue to be engaged in, marketing, selling and providing services in the Noncompete Territory, and that such actions shall not constitute a violation of this Section if they are accomplished by means of advertising, promotional activities or promotional materials that Cellular Business Customers have access to or receive so long as such advertising, promotional activities or promotional materials are not targeted specifically at a group of Cellular Business Customers.

         3. CONFIDENTIAL INFORMATION. Lanier understands and agrees that the assets and the Cellular Business acquired by the Company pursuant to the Purchase Agreement are unique and specialized and that, in connection with his relationship with Seller, he received or had access to Confidential Information (as hereinafter defined). Lanier agrees that for a period of two (2) years from and after the date hereof, he shall keep secret all such Confidential Information and will not, except as required by law, directly or indirectly, or individually or collectively, "Use" (as hereinafter defined) or "Disclose" (as hereinafter defined) the same to any person or entity without first obtaining the written consent of the Company. At any time the Company may so request, Lanier shall turn over to the Company all books, notes, memoranda, manuals, notebooks, tables, drawings, calculations, records and other documents made, compiled by or delivered to him containing or concerning any Confidential Information, including copies thereof, in his possession, it being agreed that the same and all information contained therein are at all times the exclusive property of the Company.

         As used in this Agreement, the term "Non-customer Information" means any information or compilation of information not generally known to the public or the industry, which was as of the date of the Purchase Agreement or is as of the date hereof proprietary to Seller, relating to: (i) procedures, techniques, methods, concepts, ideas, affairs, products, processes and services related solely to the Cellular Business, including, but not limited to, information relating to marketing, merchandising, selling, research, development, purchasing, costs, customers, plans, pricing, billing, needs of customers and services used by customers of the Cellular Business; and (ii) any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, books, code books, records, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operation in the Territory and the like related solely to the Cellular Business.

         As used in this Agreement, the term "Customer Information" means, solely with respect to the Cellular Business, all lists of Cellular Business Customers, addresses of Cellular Business Customers, information regarding prospective customers of the Cellular Business, Cellular Business Customer billing history and records, Cellular Business Customer service history, and other Cellular Business Customer records, in each case which are not generally known to the public or the industry and which were as of the date of the Purchase Agreement or as of the date hereof proprietary to Seller.

         As used in this Agreement, the term "Confidential Information" means the Non-customer Information and the Customer Information, collectively. All information disclosed to Lanier during the term of his relationship with Seller in the Cellular Business which he has a reasonable basis to believe to be Confidential Information, which was previously treated by Seller as Confidential Information, shall be presumed to be Confidential Information.

         As used in this Agreement, the term "Disclose," with respect to all Confidential Information means to reveal, deliver, divulge, disclose, publish, copy, communicate, show or otherwise make known or available to any other person or entity other than Seller and its subsidiaries, any of the Confidential Information.

         As used in this Agreement, the term "Use," with respect to all Non-customer Information means to appropriate or use any of the Non-customer Information for the benefit of any person or entity other than the Company or Seller and its subsidiaries. With respect to Customer Information, the term "Use" means to appropriate or use any of the Customer Information for the benefit of any person or entity other than the Company.

         4. REASONABLENESS OF COVENANTS. Lanier acknowledges and agrees that the geographic scope and period of duration of the restrictive covenants contained in this Agreement are both fair and reasonable and that the interests sought to be protected by the Company are legitimate business interests entitled to be protected. Lanier further acknowledges and agrees that the Company would not have agreed to enter into the Purchase Agreement unless he entered into this Agreement.

         5. INJUNCTIVE RELIEF. The parties agree that the remedy of damages at law for the breach by Lanier of any of the covenants contained in this Agreement is an inadequate remedy. In recognition of the irreparable harm that a violation by Lanier of any of the covenants, agreements or obligations arising under this Agreement would cause the Company, Lanier agrees that, in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against him, it being the understanding of the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such actual or threatened violation, the prevailing party in any legal proceeding shall be reimbursed by the other party for all costs, expenses and reasonable attorneys' fees incurred in pursuing or defending in such legal proceedings any of its rights with respect to such actual or threatened violation.

         6. BLUE PENCIL DOCTRINE. In the event that any of the restrictive covenants contained in this Agreement shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

         7. NOTICE. All notices, demands and other communications provided for in this Agreement shall be in writing and shall be given by personal delivery or by certified or registered first class mail, postage prepaid, return receipt requested, sent to Lanier at c/o ITC Holding Company, Inc., 1239 O.G. Skinner Drive, West Point, Georgia 31833, with a copy (which shall not constitute notice) to: Kimberley E. Thompson 4717 Dolphin Lane, Alexandria, Virginia 22309 or to the Company at 104 Winston Street, Reynolds, Georgia 31076, attention Don E. Bond, President, or at such other address as may be designated by a party in written notice delivered to the other parties in accordance with this paragraph. All such notices, demands and communications shall be effective when delivered.

         8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto and with respect to the subject matter hereof.

         9. AMENDMENT. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the parties and then such waiver shall only be effective in the specific instance and for the specific purpose for which it was given.

         10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representative(s), successors and permitted assigns, but nothing in this Agreement is to be construed as an authorization or right of any party to assign its/his rights or delegate its/his duties under this Agreement without the prior written consent of the other party hereto.

         11. GOVERNING LAW. This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof.

         12. HEADINGS. The headings to the paragraphs of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, amplify or aid in the interpretation of the provisions hereof.

         13. SEVERABILITY. The provisions of this Agreement shall be deemed severable and if any portion hereof shall be held invalid, illegal or unenforceable for any reason, the remainder shall not thereby be invalidated but shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                    COMPANY:


                                    PUBLIC SERVICE CELLULAR, INC.


                                    By:
                                       -----------------------------------------
                                             Don E. Bond
                                             Its President







                                    LANIER:


                                    --------------------------------------------
                                            Campbell B. Lanier, III

                                   Schedule A

                                    Territory

           [DESCRIPTION OF POWERTEL'S AND PSC'S CELLULAR TERRITORIES]

                                                              EXHIBIT 12.2 (I-3)

                        FORM OF AGREEMENT NOT TO COMPETE
                                  OF PRINCIPALS

         THIS AGREEMENT NOT TO COMPETE (the "Agreement") is made and entered into this ____ day of _____________, 1999, by and among Public Service Cellular, Inc., a Georgia corporation ("Company"), and Allen Smith, an individual ("Smith").

RECITALS:


         A. Powertel, Inc. and ICEL, Inc. (collectively, the "Seller") has heretofore been engaged in the operation of the Cellular Business;

         B. The Company has purchased certain assets and licenses comprising the Cellular Business from Seller and its affiliates, pursuant to an Asset Purchase Agreement dated _________ ___, 1999 ("Purchase Agreement"). Unless otherwise defined herein, capitalized terms which are not proper nouns shall have the meanings ascribed to them in the Purchase Agreement;

         C. Smith is an employee and director of each of Powertel and ICEL;

         D. Smith acknowledges that, as an employee, director and shareholder of Powertel, he benefits personally from the Company's performance under the Purchase Agreement, and he enters this agreement in order to induce such performance; and

         E. Smith further acknowledges that the Company would not have entered into the Purchase Agreement in the absence of Smith's agreement herein not to compete with the Company.

         NOW, THEREFORE, as an inducement for the Company to enter into and perform under the Purchase Agreement, and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. NON-COMPETITION AGREEMENT. During the period of two (2) years from and after the date hereof, Smith covenants and agrees that, without the Company's prior written consent, he will not, directly or indirectly lend his credit, advice or assistance, including but not limited to, as an individual, owner, partner, joint venturer, shareholder, officer, director, manager, employer, licensor, licensee, principal, agent, investor or otherwise, for the purpose of establishing, operating or managing any business or entity that is engaged in "Competitive Activities" (as defined herein) with the Cellular Business in the Territory and in the area in which the Company is licensed to provide cellular telephone services as of the date of the Purchase Agreement (collectively, such areas as are set forth on Schedule A hereto, the "Noncompete Territory"); provided, however, that the foregoing shall in no event prevent Smith from acquiring and holding an amount not to exceed five percent (5%) of the outstanding shares of any corporation engaged in Competitive Activities; provided, further, however, that this Agreement shall not prohibit Smith from owning as a shareholder or passive investor interests in entities that are engaged in Competitive Activities if (x) such entities were not employed in Competitive Activities at the time Smith became a shareholder or passive investor; and (y) at the time of such investment Smith did not know that such entities intended to engage in Competitive Activities and (z) upon such entities becoming involved in Competitive Activities, Smith abstains from voting any shares or ownership interests he owns in such entities; provided, further, however, that this Agreement shall not prohibit investment partnerships or funds in which Smith owns an interest from acquiring an interest in entities engaged in Competitive Activities so long as Smith does not control the investment decision of such funds. For the purposes of this Agreement, "Competitive Activities" shall mean the provision of cellular service pursuant to a license granted by the Federal Communications Commission under 47 C.F.R. Part 22, Subpart H (Cellular Radiotelephone Service) ("Cellular Service").

         2. NONSOLICITATION AGREEMENT. During the period of two (2) years from and after the date hereof, Smith agrees that he will not, whether for his own account or for the account of any other person or entity, directly or indirectly interfere with the Company's relationship as a provider of Cellular Service or prospective provider of Cellular Services to, or endeavor to divert or entice away from the Purchaser as a user of the Company's services, any person or entity, which at any time during the one (1) year period prior to the date hereof is or was a customer of the Cellular Business (a "Cellular Business Customer"); provided, however, that the Company acknowledges and agrees that Smith may hold interests and positions in entities that are engaged in, and will continue to be engaged in, marketing, selling and providing services in the Noncompete Territory, and that such actions shall not constitute a violation of this Section if they are accomplished by means of advertising, promotional activities or promotional materials that Cellular Business Customers have access to or receive so long as such advertising, promotional activities or promotional materials are not targeted specifically at a group of Cellular Business Customers.

         3. CONFIDENTIAL INFORMATION. Smith understands and agrees that the assets and the Cellular Business acquired by the Company pursuant to the Purchase Agreement are unique and specialized and that, in connection with his employment with Seller, he received or had access to Confidential Information (as hereinafter defined). Smith agrees that for a period of two (2) years from and after the date hereof, he shall keep secret all such Confidential Information and will not, except as required by law, directly or indirectly , or individually or collectively, "Use" (as hereinafter defined) or "Disclose" (as hereinafter defined) the same to any person or entity without first obtaining the written consent of the Company. At any time the Company may so request, Smith shall turn over to the Company all books, notes, memoranda, manuals, notebooks, tables, drawings, calculations, records and other documents made, compiled by or delivered to him containing or concerning any Confidential Information, including copies thereof, in his possession, it being agreed that the same and all information contained therein are at all times the exclusive property of the Company.

         As used in this Agreement, the term "Non-customer Information" means any information or compilation of information not generally known to the public or the industry, which was as of the date of the Purchase Agreement or is as of the date hereof proprietary to Seller, relating to: (i) procedures, techniques, methods, concepts, ideas, affairs, products, processes and services related solely to the Cellular Business, including, but not limited to, information relating to marketing, merchandising, selling, research, development, purchasing, costs, customers, plans, pricing, billing, needs of customers and services used by customers of the Cellular Business; and (ii) any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, books, code books, records, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operation in the Territory and the like related solely to the Cellular Business.

         As used in this Agreement, the term "Customer Information" means, solely with respect to the Cellular Business, all lists of Cellular Business Customers, addresses of Cellular Business Customers, information regarding prospective customers of the Cellular Business, Cellular Business Customer billing history and records, Cellular Business Customer service history, and other Cellular Business Customer records, in each case which are not generally known to the public or the industry and which were as of the date of the Purchase Agreement or as of the date hereof proprietary to Seller.

         As used in this Agreement, the term "Confidential Information" means the Non-customer Information and the Customer Information, collectively. All information disclosed to Smith during the term of his relationship with Seller in the Cellular Business which he has a reasonable basis to believe to be Confidential Information, which was previously treated by Seller as Confidential Information, shall be presumed to be Confidential Information.

         As used in this Agreement, the term "Disclose," with respect to all Confidential Information means to reveal, deliver, divulge, disclose, publish, copy, communicate, show or otherwise make known or available to any other person or entity other than Seller and its subsidiaries, any of the Confidential Information.

         As used in this Agreement, the term "Use," with respect to all Non-customer Information means to appropriate or use any of the Non-customer Information for the benefit of any person or entity other than the Company or Seller and its subsidiaries. With respect to Customer Information, the term "Use" means to appropriate or use any of the Customer Information for the benefit of any person or entity other than the Company.

         4. REASONABLENESS OF COVENANTS. Smith acknowledges and agrees that the geographic scope and period of duration of the restrictive covenants contained in this Agreement are both fair and reasonable and that the interests sought to be protected by the Company are legitimate business interests entitled to be protected. Smith further acknowledges and agrees that the Company would not have agreed to enter into the Purchase Agreement unless he entered into this Agreement.

         5. INJUNCTIVE RELIEF. The parties agree that the remedy of damages at law for the breach by Smith of any of the covenants contained in this Agreement is an inadequate remedy. In recognition of the irreparable harm that a violation by Smith of any of the covenants, agreements or obligations arising under this Agreement would cause the Company, Smith agrees that, in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against him, it being the understanding of the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such actual or threatened violation, the prevailing party in any legal proceeding shall be reimbursed by the other party for all costs, expenses and reasonable attorneys' fees incurred in pursuing or defending in such legal proceedings any of its rights with respect to such actual or threatened violation.

         6. BLUE PENCIL DOCTRINE. In the event that any of the restrictive covenants contained in this Agreement shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

         7. NOTICE. All notices, demands and other communications provided for in this Agreement shall be in writing and shall be given by personal delivery or by certified or registered first class mail, postage prepaid, return receipt requested, sent to Smith at 1233 O.G. Skinner Drive, West Point, Georgia 21833 or to the Company at 104 Winston Street, Reynolds, Georgia 31076, attention Don E. Bond, President, or at such other address as may be designated by a party in written notice delivered to the other parties in accordance with this paragraph. All such notices, demands and communications shall be effective when delivered.

         8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto and with respect to the subject matter hereof.

         9. AMENDMENT. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the parties and then such waiver shall only be effective in the specific instance and for the specific purpose for which it was given.

         10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representative(s), successors and permitted assigns, but nothing in this Agreement is to be construed as an authorization or right of any party to assign its/his rights or delegate its/his duties under this Agreement without the prior written consent of the other party hereto.

         11. GOVERNING LAW. This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof.

         12. HEADINGS. The headings to the paragraphs of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, amplify or aid in the interpretation of the provisions hereof.

         13. SEVERABILITY. The provisions of this Agreement shall be deemed severable and if any portion hereof shall be held invalid, illegal or unenforceable for any reason, the remainder shall not thereby be invalidated but shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                    COMPANY:


                                    PUBLIC SERVICE CELLULAR, INC.


                                    By:
                                       -----------------------------------------
                                            Don E. Bond
                                            Its President







                                    SMITH:


                                    --------------------------------------------
                                            Allen Smith

                                   Schedule A

                              Non-Compete Territory

           [DESCRIPTION OF POWERTEL'S AND PSC'S CELLULAR TERRITORIES]

             [NELSON MULLINS RILEY & SCARBOROUGH, L.L.P. LETTERHEAD]

                                                                 EXHIBIT 12.2(M)

                               FORM OF OPINION OF
                                COUNSEL TO SELLER


                                ___________, 1999


Public Service Cellular, Inc.
[Add subsidiary, if any]
104 Winston Street
Reynolds, Georgia 31076

CoBank, ACB 200 Galleria Parkway N.W.
Suite 1900
Atlanta, Georgia  30339

Ladies and Gentlemen:

         We have acted as counsel to each of Powertel, Inc., a Delaware corporation ("Powertel"), ICEL, Inc. ("ICEL," and together with Powertel the "Seller") and InterCel Licenses, Inc., a Delaware corporation ("ICL"), in connection with the preparation of the Asset Purchase Agreement by and between Public Service Cellular, Inc., a Georgia corporation ("Purchaser"), Powertel, ICEL and ICL dated ______________, 1999 (the "Agreement") and were present at the closing of the transaction whereby Purchaser agreed to purchase from Seller and ICL the Assets of Seller and ICL related to Seller's and ICL's cellular telephone business in western Georgia and eastern Alabama (the "Transaction"). We have also acted as counsel to Powertel/Atlanta, Inc., a Delaware corporation ("Powertel/Atlanta"), with regard to any Tower Space Leases that Powertel/Atlanta entered into with respect to the Transaction. This opinion letter is rendered pursuant to Section 12.2(m) of the Agreement. As used in this opinion letter and unless otherwise indicated, the term "Closing Documents" means the Bill of Sale, the Assignment and Assumption Agreement, the Post Closing Escrow Agreement, the Agreement Not to Compete of Seller and ICL, the Tower Space Leases and the Shared Facilities and Transition Services Agreement.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate

Public Service Cellular, Inc.
[Add subsidiary, if any]
CoBank, ACB
___________, 1999
Page 2


Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretative Standards are attached hereto as Schedule I and are incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter and the attachments hereto and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards and/or the Agreement. In the event of a conflict in the definitions of such capitalized terms appearing in both the Interpretive Standards and the Agreement, the definitions appearing in the Agreement shall be applicable to this opinion letter.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of Seller and ICL, certificates of officers and representatives of Seller and ICL, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

         The opinions set forth herein are limited to the laws of the State of Georgia, the State of Delaware and applicable federal laws.

         Based upon the foregoing, it is our opinion that:

         1. Powertel, ICEL, ICL and Powertel/Atlanta were each duly organized as a corporation, and are each existing and in good standing, under the laws of the State of Delaware. Powertel, ICEL, ICL and Powertel/Atlanta are each qualified to transact business as a foreign corporation in the states of Georgia and Alabama.

         2. Powertel, ICEL and ICL each have the corporate power to execute and deliver the Agreement and such of the Closing Documents as to which it is a signatory, to perform each of their obligations thereunder, to own and use each of their assets and to conduct each of their businesses. Powertel/Atlanta has the corporate power to execute and deliver such of the Tower Space Leases as to which it is a signatory, to perform its obligations thereunder, to own and use its assets and to conduct its business.

         3. Powertel, ICEL and ICL have each duly authorized the execution and delivery of the Agreement and such of the Closing Documents as to which it is a signatory and all performances by Powertel, ICEL and ICL thereunder and have each duly executed and delivered the Agreement and such of the Closing Documents as to which it is a signatory. Powertel/Atlanta has duly authorized the execution and delivery of the Tower Space Leases as to which it is a signatory and all performances by it thereunder and has duly executed and delivered the Tower Space Leases as to which it is a signatory.

Public Service Cellular, Inc.
[Add subsidiary, if any]
CoBank, ACB
___________, 1999
Page 3


         4. The execution and delivery by each of Powertel, ICEL and ICL of the Agreement does not, and of such of the Closing Documents as to which it is a signatory do not, and if each of Powertel, ICEL and ICL was now to perform its obligations under the Agreement and such of the Closing Documents as to which it is a signatory such performance would not, result in any:

                  (a) violation of either of Powertel's, ICEL's or ICL's certificates of incorporation or bylaws;

                  (b) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which either Powertel, ICEL or ICL or the Assets are subject;

                  (c)      breach of or default under any Material Written
                           Agreements;

                  (d) creation or imposition of a contractual lien or security interest in, on or against the Assets under any Material Written Agreements; or

                  (e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, either Powertel, ICEL, ICL or the Assets are subject;

excluding from the foregoing clauses (b), (c), (d) and (e) those matters set forth on Schedule II hereof and violations, breaches defaults and Liens which, and filings, notices, permits, covenants and approvals the absence of which, individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. With your permission we have assumed that the term "Material Written Agreements" used in clauses (c) and (d) above and in paragraph 5 below includes only those agreements listed and indicated by an "*" to be material contracts on Schedule 1.1(f) to the Agreement.

         5. Except as set forth on Schedule 5.3 of the Agreement or as excluded by Schedule II to this Opinion Letter, no consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Georgia is required for either Powertel's, ICEL's or ICL's execution and delivery of the Agreement and such of the Closing Documents as to which it is a signatory and consummation of the Transaction.

         6. The Agreement is enforceable against each of Powertel, ICEL and ICL. Each Closing Document (except that no opinion is given with respect to the enforceability of the Agreement Not to Compete of Powertel, ICEL and ICL or the Tower Space Leases) to which Powertel, ICEL or ICL is a signatory is enforceable against such signatory.

Public Service Cellular, Inc.
[Add subsidiary, if any]
CoBank, ACB
___________, 1999
Page 4


         7. Except as set forth on Schedule II to this opinion letter, the Agreement, together with the other documents and agreements executed and delivered on the Date of Closing in connection with the Transaction, are sufficient to and have conveyed the Assets to the Purchaser, or are sufficient to cause Powertel, ICEL and ICL, as the case may be, pursuant to Section 13.2 of the Agreement to effect conveyance of the Assets following the Date of Closing.

         Based upon the limitations and qualifications set forth above, we confirm to you that to our knowledge, except as set forth on Schedule 5.6 to the Agreement, no litigation or other proceeding against Powertel, ICEL, ICL, the Cellular Business or any of the Assets is pending or overtly threatened by a written communication to Powertel, ICEL or ICL.

         This opinion letter is provided to you for your exclusive use solely in connection with the Transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,



                                    NELSON MULLINS RILEY &
                                    SCARBOROUGH, L.L.P.

                          SCHEDULE II to Nelson Mullins
                           Riley & Scarborough, L.L.P.
                    Opinion Letter dated _____________, 1999



         In addition to the limitations and qualifications set forth in the attached letter and the Interpretive Standards:

1. No opinion is given regarding the transfer of any licenses, rights or authorizations granted to the Seller or ICL by the Federal Communications Commission.

2. No opinion is given regarding any matters concerning the laws and regulations administered by the Federal Aviation Administration or the public utility or service commissions of the States of Alabama or Georgia.

3. Except for the material contracts denoted on Schedule 1.1(f) which are denoted with an asterisk, no opinion is given with regard to any contracts of Company.

                                 EXHIBIT 12.2(N)

                    FORM OF OPINION OF FCC COUNSEL TO SELLER

Public Service Cellular, Inc.
104 Winston Street
Post Office Box 397
Reynolds, Georgia 31076

CoBank, ACB
200 Galleria Parkway N.W.
Suite 1900
Atlanta, Georgia 30339

Ladies and Gentlemen:

         We have acted as special communications regulatory counsel to Powertel, Inc., a Delaware corporation, and its wholly-owned subsidiaries ICEL, Inc., a Delaware corporation and InterCel Licenses, Inc., a Delaware corporation (collectively "the Seller"), in connection with regulatory matters arising under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission ("FCC") promulgated thereunder (the Communications Act of 1934, as amended, together with the rules and regulations of the FCC promulgated thereunder are referred to herein collectively as "the Act"). We have not been engaged for any other purpose. In this connection, we have reviewed the Asset Purchase Agreement, dated as of ______________, 1998 ("the Agreement") between the Seller and Public Service Cellular, Inc. ("the Purchaser"). This opinion is being furnished to you pursuant to Section _______ of the Agreement. Except as otherwise specified, capitalized terms used in this opinion letter which are defined in the Agreement are used herein with the same meaning.

         As special communications counsel for the Seller, we address only matters within the jurisdiction of the FCC. We express no opinion with respect to the Agreement itself or to any matters relating to any federal or state laws including, without limitation, any securities laws, the Hart-Scott-Rodino Antitrust Improvements Act, or any other laws, statutes, ordinances, rules or regulations such as any state securities or "blue sky" laws, state laws regulating communications activities, federal or state antitrust or unfair competition laws or regulations, or fraudulent transfer or fraudulent conveyance laws.

         In rendering the opinions expressed herein, we have assumed with your permission and without independent investigation (a) that the signatures on all documents examined by us are genuine and that where any such signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such documents had authority to do so,
(b) the authenticity of documents submitted to us as originals, and the conformity to authentic original document of all documents submitted to us as certified, conformed or photostatic copies and (c) the correctness of public files, records and certificates of, or furnished by, the FCC. We have assumed the due execution and delivery, pursuant to due authorization of Agreement by the parties thereto.

         We have relied upon examination of our own files and records, appropriate examination of public records, files and certificates on file with the FCC as of the date of this opinion. The following opinions are based upon and expressly limited to the Act, the rules, regulations and public policies of the FCC. Subject to the limitations set forth herein, we have reviewed such materials and such matters of Federal communications law as we have deemed necessary for purposes of this opinion.

         This opinion is based upon facts presently known to us and current law, and is not a guarantee or assurance of any future fact, event, occurrence, omission, or condition or that any law, statute, rule, regulation, policy, order, case or interpretation of the same will not change in the future.

         Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

         1. Schedule I hereto accurately and completely lists all FCC licenses issued to the Seller being transferred to the Purchaser pursuant to the terms of the Agreement. All of the FCC licenses listed on Schedule I are duly and validly held by the Seller, and all such licenses are in full force and effect without conditions, other than such conditions that are generally applicable to such FCC licenses, and have the renewal dates shown on Schedule I hereto.

         To the best of our knowledge as of the date hereof, and based upon inquiry to and response from an officer of Seller and review of records in our possession and the publicly available files and records of the FCC, the FCC Licenses listed in Schedule I are the only FCC authorizations necessary for Seller to conduct the Cellular Business.

         2. The FCC has approved the transfer of the FCC licenses from Seller to the Purchaser under FCC File Nos. _________ (granted _________ ) and (granted _________ ).

         3. To the best of our knowledge, as of the date hereof, no petition to deny), or other challenges have been filed against any pending application of the Seller at the FCC.

         4. The execution and delivery, and performance and compliance with the terms and provisions, by the Seller of the Agreement (i) do not and will not result in a violation of the Act, (ii) will not cause any cancellation, termination, revocation, forfeiture or material impairment of any FCC license listed on Schedule I hereto and (iii) do not and will not require notice to the FCC except that the Purchaser will be required to timely notify the FCC that the transfers of all licenses set forth in Schedule I, have been consummated. Failure by the Purchaser to timely file such notice of consummated will result in the expiration of the FCC consent to the transfer of the subject licenses. In addition, consummation of the subject transaction would result in the Purchaser exceeding the FCC's spectrum cap rules. This firm expresses no opinion as to what, if any, impact exceeding such spectrum cap limit will have on Purchaser's ultimate ability to hold or continue to hold any or all of the licenses set forth in Schedule I.

         5. To best of our knowledge, based upon inquiry to and response from an officer of the Seller and review of records in our possession and the publicly available files and records of the FCC, the Seller's ownership and the operation by the Seller of the Business and the FCC licenses are in compliance in all material respects with the Act. However, as of January 1, 1999, the FCC no longer forbears from enforcement of Section 20.18 of its Rules as they relate to the ability of a TTY device to access 911 over a digital cellular system. In announcing the termination of its forbearance, the FCC invited all carriers offering digital service which cannot comply with the requirements of its rules, to seek a waiver of that requirement on or before December 4, 1998. To the best of our knowledge, no digital service being offered by any cellular service provider in the United States is currently capable of complying with those rule requirements. Seller operates TDMA digital facilities which are presently unable to comply with those rule requirements. We have been advised by Seller that Seller filed a request for waiver of those requirements with the FCC on December 4, 1998. Seller did not utilize this firm in the preparation or filing of that waiver request and we express no opinion as its sufficiency or the ultimate outcome of that request. However, until such time as the FCC denies that waiver request, or revokes any waiver previously granted, Seller's inability to comply with that requirement would have no adverse impact on the status of its licenses. The FCC has announced that as a part of the ongoing wavier process, licensees are required to periodically update their waiver requests. It is our understanding that the inability to currently comply with these requirements are technological and/or equipment limitations beyond the ability of Seller to control. Therefore, if the FCC were to deny the waiver request or revoke or fail to extend any waiver previously granted, Seller's system would be unable to be operated in compliance with that rule section. Upon consummation of the transfer, Purchaser will have the ongoing obligation to keep this waiver in effect until such time, if any, that the technology exists to enable full compliance with the Act.

         6. To the best of our knowledge based upon inquiry to the Seller and review of records in our possession and the publicly available files and records of the FCC, that except as expressly identified herein, there is (a) no outstanding decree or order that has been issued against the Seller and no pending or threatened litigation, proceedings, notice of violation, order to show cause, compliant, inquiry or investigation before the FCC relating to the Seller or relating to any of the FCC licenses or business operations of the Seller which might result in cancellation, termination. revocation, forfeiture or any material impairment of any of the FCC licenses listed on Schedule I hereto, or have any material adverse effect upon, or cause material disruption to, the Seller or the ownership or operation of the Business, (b) no event that has occurred (including any notice or order issued by the FCC), or agreement that has been entered into by the Seller which might now, or after notice or lapse of time or both, result in a cancellation, termination, revocation, forfeiture or any material impairment of any of the FCC Licenses listed on
Schedule I hereto, or have any material adverse effect upon, or material disruption to, the Seller or the ownership or operation of the Business.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on the best of our knowledge, it is intended to signify that in the course of our representation of the Seller in connection with the Agreement, no contrary information came to our attention.

         Our opinions are limited to the specific issues addressed and are limited in all respects to the laws and facts existing as of the date of this letter. We disclaim any obligation to update this opinion letter for events or changes in the law occurring, or coming to our attention, after the date hereof.

         At the request of our clients, this opinion letter is provided to you by us in our capacity as special FCC counsel to the Seller and may not be relied upon by any other person, without, in each instance, our prior written consent.

                                   Very truly yours,

                                   Michael K. Kurtis, Esquire
                                   Kurtis & Associates, P.C.
                                   2000 M Street, N.W., Suite 600
                                   Washington, D.C. 20036
                                   (202) 328-4500
                                   (202) 328-1231 (facsimile)

                                 Exhibit 12.2(p)



                              _______________, 1999



Public Service Cellular, Inc.
104 Winston Street
Reynolds, Georgia 31076

CoBank, ACB
200 Galleria Parkway, NW
Suite 1900
Atlanta, Georgia 30339

         Re: Sale by Powertel, Inc. and its subsidiary, ICEL, Inc. (collectively, the "Company") of their Assets and Cellular Business (including therewith the transfer of cellular licenses held in the name of Powertel's subsidiary, InterCel Licenses, Inc. ("Intercel")) to Public Service Cellular, Inc. in the States of Georgia and Alabama (the "Transaction").

Ladies and Gentlemen:

         We have acted as special telecommunications regulatory counsel in the State of Alabama to the Company in connection with the Transaction. The Company and InterCel are collectively referred to herein as the "Sellers" and each individually as a "Seller". Public Service Cellular, Inc. is referred to as the "Purchaser."

         This opinion is being furnished to you pursuant to Section 12.2(p) of the Asset Purchase Agreement by and between the Purchaser and the Sellers dated ___________, 1999 (the "Agreement"). Capitalized terms used in this opinion without definition have the meanings assigned to them in the Agreement.

         The opinion which follows is limited to Title 37, Ala. Code (1975) ("Title 37") and the rules and regulations of the Alabama Public Service Commission ("APSC") promulgated thereunder, which govern the regulation by the APSC or telecommunications services provided by the Company. In connection with this opinion. we have examined unexecuted copies of the following documents provided to us by Nelson Mullins Riley & Scarborough, L.L.P.

         (a)      the                                ;
                     _______________________________

         (b)      the                                ; and
                     _______________________________

         (c)      the                                .
                     _______________________________

         The documents described in subsection (a) through (____) above are referred to herein collectively as the "Transaction Documents".

         We have not, except as specifically identified herein, made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Sellers, their facilities or operations, or any other matters. We have not independently verified the manner in which the facilities or operations are now being operated and could not do so without physically inspecting the same. Moreover, we are not qualified to render any opinion concerning electrical engineering or the technical aspects of telecommunications facilities operation. We have not, except as specifically identified herein, been retained or engaged to perform, nor have we performed, any independent review or investigation as to (i) licenses, authorizations or permits that are required in connection with the present operation of the facilities and operations, or (ii) the existence of any action, suit or proceeding at law or in equity by or before any administrative or court body relating to the Transaction Documents or against the Sellers. This opinion letter is given, and all statements herein "to our knowledge" or to similar effect are made, in the context of the foregoing. Unless otherwise expressly stated herein, statements "to our knowledge" or to similar effect are based solely upon the actual knowledge (i.e., the conscious awareness of facts or other information) of lawyers in this firm who have given substantive legal attention to representing the Sellers in connection with the Transaction. This opinion is based as to matters of law solely on Title 37 and written rules and regulations of the APSC, and we express no opinion as to any other laws, statutes, regulations or ordinances, including such city and county laws, ordinances, franchises and regulations that may be applicable to the Sellers in Alabama.

         In rendering this opinion. we have assumed that all parties to the Transaction Documents have duly authorized, executed and delivered such Transaction Documents. We have also assumed the genuineness of signatures on documents and the conformity to the original of all copies examined by or submitted to us of photocopies or conformed copies. As to various questions of fact in connection with this opinion, we have relied upon an examination of our own files and records, and pertinent statements and representations of officers, employees, agents and representatives of the Sellers. We have further assumed that certificates of public officials have been properly given and are accurate. Our opinions are thus limited in this respect.

         Our opinion is further limited by the following disclosure of action by the APSC purporting to assert jurisdiction over wireless carriers, such as the Company. On April 8, 1998, the APSC issued an order in APSC Docket 26414, purporting to reassert regulatory jurisdiction over "CMRS providers" in matters unrelated to rate and entry. A copy of this order is attached to this opinion. The applicability of this order to the Sellers is doubtful, for the reasons described below.

         State regulation of telecommunication providers and facilities in Alabama is governed by the provisions of Title 37 and the rules and regulations of the APSC promulgated thereunder. Within Title 37, Section 37-2-1, et seq., Code of Alabama, 1975, (the "Transportation Act"), provides for jurisdiction over "transportation companies," while Section 37-4-100, et seq., Code of Alabama, 1975 (the "Radio Utility Act"), provides an additional basis for jurisdiction over paging companies.

         Under the Transportation Act, a "transportation company" is defined as any company which may "own, operate, lease, manage or control, as common carriers or for hire . . . any telegraph line, any telephone line . . ." 37-2-1, Code of Alabama, 1975. There are no recorded court decisions interpreting the term "telephone line," and prior to 1990 the APSC did not take a consistent position regarding the applicability of this section to the provision of wireless services.

         The Radio Utility Act provides for comprehensive state regulation of any "radio system" which is defined as an entity offering "radio service on a for-hire basis to the members of the public" under such circumstances as would require a license by the FCC as a "miscellaneous common carrier in the domestic land mobile radio services". Section 37-4-101 (4) Code of Alabama, 1975. This is the classification under which paging companies were licensed by the FCC. The statute includes provisions for certification of new carriers, the approval of the transfer or encumbrance of a certificate and authority for the Commission to adopt "reasonable" regulations and orders with respect to rates, service quality, safety, financial responsibility and discrimination between customers.

         In 1990, the Cellular Radio Telecommunications Service Tax Act, Ala. Code ss.ss. 40-21-120, et seq. (1975) (the "Cellular Act") was enacted. The Cellular Act removed cellular service from the provisions of Title 37 of the Alabama Code, which governs the regulation of other telecommunications providers. The Cellular Act defines a cellular carrier as a company "providing services authorized as set forth in Title 47, Section 22.900, et seq. Code of Federal Regulations." For purposes of this opinion, we have assumed that the assets subject to this transaction are used, and will be used, in conjunction with services that meet this definition.

         The ability of the APSC to regulate cellular carriers is also restricted by the March 7, 1994, FCC Order implementing the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), 47 USC 332(e)(3), as implemented by the FCC by order dated March 7, 1994, 9 FCC Rd 1411.

         The April 8, 1998 Order fails to explain the use of the phrase "CMRS providers" in light of the narrow definition of a "Radio Utility" under the Radio Utility Act, which is cited in the order as a basis for APSC jurisdiction. Because of the state and federal statues discussed above, we believe the legality of this order is doubtful as to all CMRS providers, and is contrary to the clear language of the Cellular Act in regard to cellular carriers.

         Based on the above, we believe that it is highly probable that a Court would find the April 8, 1998 Order is contrary to the Cellular Act, insofar as it attempts to assert regulatory jurisdiction over cellular carriers as defined therein. However, we are aware of no court decision addressing this issue, and it is impossible to predict with certainty how a court might rule.

         While the Cellular Act purports to remove cellular carriers from APSC jurisdiction, the APSC retains jurisdiction over interconnection and other agreements between regulated carriers and CMRS providers. Consequently, the purchaser will have to ensure that any such agreements are appropriately filed and, if necessary, approved by the regulated carrier with the APSC.

         Based on the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. The Company is not required to obtain from the APSC any licenses, certificates, or other authorizations in order to conduct cellular operations pursuant to licenses granted by the FCC under Title 47, Section 22.900, et seq. Code of Federal Regulations, with the exception that approvals may be required for interconnection agreements and other arrangements executed with local exchange carriers and other regulated entities.

         2. The sale and transfer of the Assets and the Cellular Business does not require any notice to, approval of or consent from, the APSC.

         The foregoing opinions are rendered only to you and your successors and assigns, are expressed solely for your benefit in connection with the transaction described above, and may not be relied upon by any other person or entity (other than any of your successors or assigns) for any purpose whatsoever without our prior written consent.

                                     Very truly yours,



                                     Brantley & Wilkerson, P.C.

                          GERRY, FRIEND & SAPRONOV, LLP
                                ATTORNEYS AT LAW
                                   SUITE 1450
                               THREE RAVINIA DRIVE
                           ATLANTA, GEORGIA 30346-2131
                               -----------------
                                 (770) 399-9500
                             FACSIMILE (770) 395-000
                             EMAIL gfslaw@gfslaw.com


                               ____________, 1999


Re: Sale by Powertel, Inc. and ICEL, Inc. (collectively, the "Company") of Their Assets and Cellular Business (Including therewith the Transfer of Cellular Licenses Held In the Name of Powertel's Subsidiary, InterCel Licenses, Inc. ("InterCel") to [Identify Buyer] In the State of Georgia (the "Transaction")

Ladies and Gentlemen:

         We have acted as telecommunications regulatory counsel in the State of Georgia to the Company in connection with the Transaction. The Company and InterCel are collectively referred to herein as the "Sellers" and each individually as a "Seller".

         This opinion is being furnished to you pursuant to ____________. Capitalized terms used in this opinion without definition have the meanings assigned to them in the ____________.

         In connection with this opinion, we have examined unexecuted copies of the following documents provided to us by Nelson Mullins Riley & Scarborough,
L.L.P.:

         (a)      the                                ;
                      ______________________________

         (b)      the                                ; and
                      ______________________________

         (...)    the                                .
                      ______________________________

The documents described in subsections (a) through (...) above as referred to herein collectively as the "Transaction Documents".

         We have also examined and relied upon certain documents certificates, public files and records of the Georgia Public Service Commission (the "Commission"), such other records, agreements, documents, instruments, certificates or comparable documents of public officials, such documentation provided to us by [identify by whom], and such matters of law as we have

Opinion Letter
                      , 1999
Page 2


deemed necessary or appropriate for purposes of this opinion. In rendering this opinion, we also have relied upon customary policies and practices of the Commission and its staff.

         In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to as certified copies, photostatic copies, or drafts, and the legal capacity of all natural persons executing any such document. As to all questions of fact which we have deemed material to our opinion, we have relied upon the respective representations and warranties made by the Sellers in the Transaction Documents. We have also assumed the due authorization, execution and delivery of the Transaction Documents by all parties thereto, as well as the legal right and power of said Sellers, under all applicable laws and regulations, to enter into, execute, deliver and perform their respective obligations under the Transaction Documents. In addition, we have assumed the legality, validity, binding effect and enforceability of the Transaction Documents. Moreover, we have assumed that none of the documents, instruments or agreements referenced herein (i) is subject to rescission or reformation for fraud, duress, mistake or any similar reason, or (ii) has been modified or amended by any other agreement or otherwise.

         In rendering the opinion hereinafter expressed, we have relied only upon our examination of the foregoing documents and certificates, and have made no independent verification of the factual matters set forth in such documents or certificates; nor have we made any other factual investigation or inquiry regarding the Parties or any of their respective facilities. Our opinion, therefore, does not encompass any matter that would be apparent only as a result of such an investigation or inquiry.

         The opinion expressed below are based on and rely upon the current state of applicable law and in all respects are subject to and may be limited by future legislation, by the Commission's future disposition of matters before it, and by developing case law. We assume no obligation to supplement the opinion set forth herein if any laws, rules, regulations, or Commission decisions applicable to the Sellers, to the parties to the Transaction, or to this opinion take effect or change after the date hereof, or if we become aware of any facts that might change any opinion or conclusion expressed herein after the date hereof.

         Whenever used in any statement set forth in this opinion letter, the phrases "to the best of our knowledge","known to us" or other phrases of similar meaning, qualify and limit such statement to the current awareness of this Firm's attorneys responsible for the regulatory matters of the Borrower before the Commission as to factual matters that such attorneys recognize as relevant to said qualified and limited statement; these phrases further indicate, except as otherwise specified in such statement, that we have made no independent investigation regarding the factual content of such statement.

Opinion Letter
                      , 1999
Page 3


         We are not admitted to practice in any jurisdiction other than the State of Georgia, and our opinion set forth below is based exclusively upon the laws thereof and upon no other jurisdiction. This opinion is further expressly limited to matters arising under Title 46 of the Official Code of Georgia Annotated (the "Georgia Utility Code") and under the Commission's orders, rules, regulations and published policies.

         Additionally, the opinion expressed below is based upon, qualified by, and subject to two (2) opinions of the Georgia Attorney General(1) (the "AG Opinions) (attached hereto at Exhibit "A"), which effectively conclude that (i) cellular communications service is not telephone service within the meaning of the Georgia Utility Code and, (ii) as such, is not subject to regulation by the Commission. Neither the Commission nor the Georgia Courts have adjudicated or, to our knowledge, addressed the issues raised and the conclusions reached in the AG Opinions. Nonetheless, while neither the Commission nor the Georgia courts are bound by the AG Opinions, we have assumed that, if presented with the issues raised therein, the Commission and the Georgia courts, as applicable, would rely upon and affirm the conclusions reached in the AG Opinions.

         Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. the Company is not required to obtain from the Commission any licenses, certificates, or other authorizations in order to conduct its Cellular Business in the State of Georgia; and

         2. the Company's sale and transfer of the Assets and the Cellular Business do not require any notice to, or approval or consent from, the Commission.

         The foregoing opinions are rendered only to you and your successors and assigns, are expressed solely for your benefit in connection with the transaction described above, and may not be relied upon by any other person or entity (other than any of your successors and assigns) for any purpose whatsoever without our prior written consent.

                                  Very truly yours,

                                  GERRY, FRIEND & SAPRONOV, LLP

                                  Walt Sapronov

WS/pt

---------------------------
         (1) Op. Atty. Gen. 94-7, 1994 Ga. AG LEXIS 11 (February 22, 1994); Op.
Atty. Gen. 83-65, 1983 Ga. AG LEXIS 35.

                                   EXHIBIT "A"

                                                                 EXHIBIT 12.2(Q)


               SHARED FACILITIES AND TRANSITION SERVICES AGREEMENT

         THIS SHARED FACILITIES AND TRANSITION SERVICES AGREEMENT (this "Agreement") is made and entered into as of the ____ day of __________, 1999, by and between Public Service Cellular, Inc., a Georgia corporation ("Purchaser"), and Powertel, Inc., a Delaware corporation ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller and Purchaser have entered into an Asset Purchase Agreement, dated as of January ___, 1999 (the "Purchase Agreement"), pursuant to which Purchaser has acquired from Seller certain assets and contract rights relating to Seller's Cellular Business; and

         WHEREAS, Seller and Purchaser desire to enter into this Agreement in order to set forth the terms pursuant to which Seller shall provide certain services to Purchaser, and Seller and Purchaser shall share certain facilities and cooperate in good faith with each other in connection with the transition of the Cellular Business from Seller to Purchaser.

         NOW, THEREFORE, for and in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.


                                    ARTICLE I

                               ORDERLY TRANSITION

         1.1. The parties hereto covenant and agree to use their reasonable best efforts to effect an orderly transition of the Cellular Business in accordance with the terms of this Agreement. Further, each party hereto agrees that it shall provide the other party hereto with reasonable access to its facilities and personnel to the extent necessary to ensure a smooth transition of the Cellular Business from Seller to Purchaser and to the extent provided for herein.

                                   ARTICLE II

                               TRANSITION SERVICES

         2.1. From and after the Date of Closing and until the date that is ninety (90) days after the Date of Closing (the "Transition Services Period"), Seller shall, at the reasonable request of Purchaser, perform on behalf of Purchaser, and in accordance with Purchaser's reasonable instructions, the "Services" (as hereinafter defined). The "Services" shall be any services which Seller performed in connection with the Cellular Business, as the Cellular Business was operated on the date of the Purchase Agreement and prior to the Date of Closing. Without limiting the generality of the foregoing, during the Transition Services Period Seller shall make itself available to perform on behalf of Purchaser any of those certain services that are described in Exhibit "2.1" attached hereto. Seller shall perform the Services substantially in the same manner and with no less than the same degree of care as performed in connection with the Cellular Business prior to the date of the Purchase Agreement.

         2.2. In the event that Purchaser shall determine that it requires the continued performance by Seller on Purchaser's behalf of a limited portion of the Services after the expiration of the Transition Services Period, upon the reasonable request of Purchaser, and the reasonable approval of Seller, the Transition Services Period with respect to such Services, and only such Services, shall be extended for thirty (30) day periods, up to a maximum total extension of ninety (90) days.

         2.3. Seller, with respect to each month during the Transition Services Period, shall furnish to Purchaser a certificate of an authorized officer of Seller certifying the total costs and expenses (the "Costs") incurred by Seller in performing Services during such month and showing the calculation thereof in reasonable detail (a "Services Expense Report"). Within [15] days of receipt by Purchaser of a Services Expense Report, Purchaser shall pay to Seller an amount equal to Seller's Costs for such month as set forth in the Services Expense Report.

         2.4. Purchaser shall use, and Seller shall perform, the Services only in accordance with all applicable federal, state and local laws and regulations, and tariffs, and in accordance with the conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions of Purchaser or Seller, respectively.

         2.5. Seller agrees that, with respect to any and all customers of the Cellular Business that contact Seller, by telephone, mail or otherwise, concerning the provision of services to such customers or otherwise in connection with the Cellular Business, Seller shall use commercially reasonable efforts promptly (i) to refer such customers to Purchaser, (ii) to provide such customers with contact information for Purchaser, including the appropriate phone number, as such contact information shall be provided to Seller by Purchaser from time to time, and (iii) to offer to transfer such customers, and if the customers accept such offer, to directly transfer such customers, to the appropriate phone number of Seller. Further, Seller agrees that it shall inform its employees to not provide any further information to such customers during, or in response to, any such contacts.

         2.6. The provision of Services shall be available to Purchaser upon request on the Date of Closing and shall cease to be available upon the expiration of the Transition Services Period unless sooner terminated in accordance with any other express provision of this Agreement, including Article 6 hereof, or by written agreement of the parties hereto; provided, however, that Purchaser may, upon written notice to Seller, terminate all or any of the Services provided by Seller hereunder at all or any location(s) where they are provided upon ten (10) business days' notice. The termination by the Purchaser of any or all of the Services shall relieve Purchaser from any obligation with respect to the costs of such Services ten (10) business days after receipt by Seller of notice of termination. The termination by Purchaser of any of the Services at any location, or the termination by Purchaser of any specific type of Service, shall not reduce or otherwise affect Seller's commitment to continue to provide the remaining Services requested by Purchaser hereunder.

         2.7. Seller is and shall remain at all times an independent contractor of Purchaser in the performance of all Services, and all persons employed by Seller to perform such services shall be and remain employees solely of Seller. Nothing contained herein shall be deemed or construed as creating any partnership or joint venture between the parties hereto.


                                   ARTICLE III

                                SHARED FACILITIES

         3.1. The parties covenant and agree that during the "Shared Facilities Period," as such period is defined in Section 3.3 below, the parties shall jointly occupy, and share the costs of, certain equipment and facilities (the "Facilities") that are located at certain towers (the "Towers"), as such Facilities and such Towers are identified on "Exhibit 3.1" attached hereto. The parties hereto agree that, with respect to each Tower, they shall cooperate in good faith to cause the physical separation of their respective facilities, networks and power arrangements, all as set forth in detail in Exhibit 3.1.

         3.2. Seller agrees that during the Shared Facilities Period it shall continue to perform all network and telco related services relating to the Cellular Business in the same manner and for the same costs as such services were performed by Seller prior to the Date of Closing to the extent such services can legally be performed by Seller; provided, that if Seller may not legally perform any such network and telco related services on behalf of Purchaser, Seller shall use its commercially reasonable efforts to ensure that such services continue without any interruption to the network, including facilitating any efforts by Purchaser to enter into new agreements with third parties.

         3.3. For the purposes of this Article III, the "Shared Facilities Period" shall mean the period commencing on the Date of Closing and expiring ninety (90) days following the Date of Closing; provided, however, that in the event either of the parties hereto determines that the parties shall be unable to cause the physical separation of their respective facilities, networks and power arrangements at each Tower as set forth on Exhibit 3.1 by the date which is ninety (90) days following the Date of Closing, such party may extend the expiration date of the Shared Facilities Period for an additional period of ninety (90) days upon written notice to the other party. Notwithstanding the foregoing, the parties agree that they shall attempt in good faith to complete the physical separation of their respective facilities, networks and power arrangements as set forth on
Exhibit 3.1 within (90) ninety days following the Date of Closing.

         3.4. Notwithstanding the foregoing Section 3.2, Seller agrees to continue to provide long-distance services related to the Cellular Business during the term of this Agreement and thereafter, if requested by Purchaser, at a rate of $.055 per minute. In the event Purchaser chooses to continue this Service after termination hereof, Seller and Purchaser shall enter into a separate agreement for provision of same upon mutually agreed terms and conditions.


                                   ARTICLE IV

                               TRANSITION MANAGERS

         4.1. Each party hereto will appoint and identify to the other one or more of its key management personnel who shall be available to convey any and all decisions and, with respect to Seller, to establish any and all policies and practices relating to the provision of the Services by Seller hereunder. Such persons shall work and cooperate with each other and assume overall responsibility for managing the transition of the Cellular Business. The initial appointments of Seller and Purchaser of such key management personnel are set forth on Exhibit "4.1" attached hereto. All notices required under Section 2.5 shall be delivered to such named transition manager.


                                    ARTICLE V

                           INFORMATION AND ASSISTANCE

         5.1. During the term of this Agreement, in the event that Purchaser shall desire Seller to perform Services hereunder which requires the delivery of confidential or proprietary information of the Purchaser, then the parties shall cooperate in good faith to obtain an appropriate non- disclosure commitment from any such person requiring receipt of such information in the course of performing such Services. Notwithstanding the foregoing, Purchaser shall use commercially reasonable efforts to avoid disclosure of any confidential or proprietary information to Seller or any employees of Seller performing Services under this Agreement.

                                   ARTICLE VI

                                  FORCE MAJEURE

         6.1. Each of the parties hereto shall not have any obligation to perform under this Agreement if its failure to do so is caused by or results from any act of God, war, riot, fire, explosion, accident, flood, sabotage; lack of (despite reasonable efforts of such party to obtain) adequate fuel, power, containers or transportation facilities; compliance with governmental requests, laws, regulations, orders or actions; national defense requirements, or any other cause or circumstances beyond the reasonable control of such party. Each of the parties hereto, if rendered unable to perform its obligations as a result of the foregoing shall notify the other party within three (3) business days to discuss the circumstances and potential solutions to such force majeure event, including reasonable efforts as to mitigation of such force majeure event and the provision of substitute services by a third party at the sole cost of such party and the parties shall reasonably cooperate in respect thereto.


                                   ARTICLE VII

                                     GENERAL

         7.1. Notices. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its address as set forth below or at such other address or in such other manner as may be designated by such party in written notice to each of the other parties. All such notices, demands and communications shall be effective when personally delivered, one (1) business day after delivery to the overnight courier, upon telephone confirmation of facsimile transmission or upon receipt after dispatch by mail to the party to whom the same is so given or made:

If to Seller:                Powertel, Inc.
                             1233 O.G. Skinner Drive
                             West Point, Georgia 31833
                             Attn: Allen E. Smith and Jill F. Dorsey, Esq.

If to Purchaser:             Public Service Cellular, Inc.
                             104 Winston Street
                             Reynolds, Georgia 31076
                             Attn: Don E. Bond

With a copy to:              Long Aldridge & Norman LLP
                             303 Peachtree Street
                             Suite 5300
                             Atlanta, Georgia 30308
                             Attn: Wayne N. Bradley, Esq.

         7.2. Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any person or entity other than Purchaser and Seller or their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liabilities of any third person or entity to Purchaser or Seller.

         7.3. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, (b) is intended to encompass all services provided by Seller to Purchaser, after the Date of Closing, and (c) shall not be transferred or assigned by operation of law or otherwise by either party hereto; provided, that in the event the Purchase Agreement is assigned by Purchaser to any entity in accordance with the terms of the Purchase Agreement, Purchaser may assign this Agreement to such entity without the consent of Seller.

         7.4. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         7.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

         7.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         7.7. Amendment and Modification. This Agreement may be modified or amended only by a writing signed by both parties hereto.






                         (Signatures on following page)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.


"SELLER:"                                "PURCHASER:"

POWERTEL, INC.                           PUBLIC SERVICE CELLULAR, INC.


By:                                      By:
    -------------------------------          -----------------------------------
Name:                                    Name:
      -----------------------------            ---------------------------------
Title:                                   Title:
       ----------------------------             --------------------------------

                                                                 EXHIBIT 12.3(b)


                         FORM OF CLOSING CERTIFICATE OF
                          PUBLIC SERVICE CELLULAR, INC.

         I, DON E. BOND, do hereby certify, on behalf of PUBLIC SERVICE CELLULAR, INC. ("Purchaser"), pursuant to Sections 10.1 and 10.2 of that certain Asset Purchase Agreement, dated as of ______________, 1999, by and among Powertel, Inc., ICEL, Inc., InterCel Licenses, Inc., and Purchaser (the "Purchase Agreement"), as follows:

1. That I am the President of Purchaser, and in that capacity I am authorized to execute and deliver this Closing Certificate on behalf of the Purchaser.

2. That each of the representations and warranties made by the Purchaser in the Purchase Agreement is true and correct in all material respects as of the date hereof with the same force and effect as though such representations and warranties were made on and as of the date hereof.

3. That the Purchaser has performed or complied in all material respects with the covenants and agreements set forth in the Purchase Agreement required to be performed or complied with by Purchaser on or prior to the date hereof.

         IN WITNESS WHEREOF, I have executed this Closing Certificate as of the ________ day of ___________, 1999.



                                    PURCHASER:

                                    PUBLIC SERVICE CELLULAR, INC.




                                    By:
                                       -----------------------------------------
                                             Don E. Bond
                                             President

                                                                 EXHIBIT 12.3(E)

                               FORM OF OPINION OF
                               PURCHASER'S COUNSEL

                               _____________, 1999

Powertel, Inc.
ICEL, Inc.
InterCel Licenses, Inc.
1233 O.G. Skinner Drive
West Point, Georgia 31833

Ladies and Gentlemen:

         We have acted as counsel to Public Service Cellular, Inc., a Georgia corporation (the "Purchaser"), in connection with the preparation of the Asset Purchase Agreement by and among Purchaser, Powertel, Inc., a Delaware corporation ("Powertel"), ICEL, Inc., a Delaware corporation ("ICEL," and together with Powertel, the "Seller"), and InterCel Licenses, Inc., a Delaware corporation ("ICL"), dated __________, 1999 (the "Agreement"), and the Tower Space Leases, the Bill of Sale, the Assignment and Assumption Agreement, the Agreement Not To Compete of Seller and ICL, the Shared Facilities and Transition Services Agreement and the Post-Closing Escrow Agreement entered into by Purchaser, Seller, and ICL, as appropriate, in connection with the Agreement (collectively, "the Agreements"), and have participated in the closing of the transaction whereby Purchaser will purchase from Seller and ICL substantially all of the assets and rights of Seller related to Seller's cellular telephone business in western Georgia and eastern Alabama (the "Transaction"). This opinion letter is rendered pursuant to Section 12.3(e) of the Agreement.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretative Standards are incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter and the attachments hereto and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards and/or the Agreement. In the event of a conflict in the definitions of such capitalized terms appearing in both the Interpretive Standards and the Agreement, the definitions appearing in the Agreement shall be applicable to this opinion letter.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Purchaser, certificates of officers and representatives of the

Powertel, Inc.
ICEL, Inc.
InterCel Licenses, Inc.
[Date]
Page 2
--------------------------------


Purchaser, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as facsimile, notarial, certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that each natural person executing documents, instruments or agreements on behalf of Purchaser has sufficient legal competency and capacity to do so and the consideration contemplated by any such documents, instruments and agreements has been given. As to all questions of fact material to the Opinions expressed herein, we have assumed without independent investigation the accuracy of the factual matters addressed by, and accordingly have relied upon, certificates or comparable documents of various public officials and officers and representatives of Purchaser contained in the Agreements, notwithstanding any knowledge or materiality qualification contained therein, and upon the compliance of Purchaser with the covenants contained in the Agreements. We have also assumed that the officer's certificates and the representations and warranties of Purchaser made in the Agreements remain true, correct and complete through the date of this opinion letter.

         The Opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws of the United States of America, in force and effect on the date hereof.

         Based upon the foregoing, it is our opinion that:

         1. Purchaser was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Georgia.

         2. Purchaser has the corporate power to execute and deliver the Agreements, to perform its obligations thereunder, to own and use its assets and to conduct its business.

         3. Purchaser has duly authorized the execution and delivery of the Agreements and all performances by Purchaser thereunder and has duly executed and delivered the Agreements.

         4. The execution and delivery by Purchaser of the Agreements does not, and if Purchaser was now to perform its obligations under the Agreements such performance would not, result in any:

Powertel, Inc.
ICEL, Inc.
InterCel Licenses, Inc.
[Date]
Page 3
--------------------------------


         (a)      violation of Purchaser's articles of incorporation or bylaws;
or

         (b) violation of any existing federal or State of Georgia constitution, statute, regulation, rule, order, or law to which Purchaser is subject.

         5. Other than set forth in the Agreements, no consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Georgia is required for Purchaser's execution and delivery of the Agreements and consummation of the Transaction other than those consents, approvals, authorizations already received and those filings already made.

         6. The Agreements, other than the Agreement Not to Compete of Seller and ICL and the Tower Space Leases, are enforceable against Purchaser.

Powertel, Inc.
ICEL, Inc.
InterCel Licenses, Inc.
[Date]
Page 4
--------------------------------

         This opinion letter is provided to you for your exclusive use solely in connection with the Transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,

                                    LONG ALDRIDGE & NORMAN LLP

                                    By:
                                       -----------------------------------------

                                 EXHIBIT 12.3(G)






                                     [Date]

Powertel, Inc.
InterCel Licenses, Inc.
1233 O.G. Skinner Drive
West Point, Georgia 31833

Gentlemen:

         We have acted as special Federal Communications Commission ("FCC") counsel for Public Service Cellular, Inc. ("PSC" or "Purchaser") in connection with the Asset Purchase Agreement dated as of ______________, 1998 between Powertel, Inc., InterCel Licenses, Inc. and Purchaser ("Agreement"). This opinion is being furnished to you pursuant to Section ____ of the Agreement to address the matters set forth therein. Except as otherwise specified, capitalized terms used in this opinion which are defined in the Agreement are used herein with the same meaning.

         This opinion is limited strictly to the Communications Act of 1934, as amended, and the FCC's rules, regulations and published policies promulgated pursuant thereto (collectively "Communications Laws"), all as applicable to Purchaser. We express no opinion with respect to any other law, statute, rule, regulation, ordinance, decision, judgement, decree, legal requirement, or legal authority, whatsoever. This opinion should not be construed to render an opinion on any matter of state law with respect to Purchaser.

         In rendering this opinion we have examined the Agreement. We have made such other examination of the Communications Law, and of publicly available certificates, records, documents, and opinions of the FCC as we have deemed necessary. In making our examinations, we have assumed (i) the genuineness of all signatures on relevant documents; (ii) the legal capacity of all persons executing such documents; (iii) the authenticity and completeness of documents submitted to us for our examination, whether or not they have been submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, or photostatic copies; (v) the accuracy and completeness of all records made available to us by PSC and by the FCC, except as otherwise stated hereinafter; (vi) the due authorization of the execution, delivery, and performance of such documents, including the Agreement; and (vii) the validity and binding effect of the Agreement upon the parties thereto. As to various questions of fact in connection with this opinion, we have relied upon actual examination of available files of the FCC, and pertinent statements and representations of officers or responsible representatives of Purchaser,

[Date]
Page 2


including the representations and warranties of the Agreement or of the FCC. Collectively, our examination and inquiry shall be referred to as "Our Inquiry." In making Our Inquiry, we have assumed, without independent inquiry, that there are no relevant agreements or understandings between or among Purchaser and other parties, other than those disclosed in the Agreement, that would expand, modify, or otherwise affect the terms of the Agreement, or the rights or obligations thereunder of the parties thereto, and that the Agreement accurately and completely sets forth the agreements of all parties thereto.

         When used in this opinion, the term "our knowledge" refers to the actual current knowledge of the attorneys currently employed by the firm who have been actively involved in Purchaser's representation. Whenever our opinion with respect to the existence or nonexistence of facts is qualified by the phrase "to the best of our knowledge," or some similar phrase, it is intended to indicate that no information has come to the attention of those attorneys in the course of Our Inquiry and our representation of Purchaser that would give them actual knowledge that our opinion with respect to the existence or nonexistence of such facts is inaccurate. As to various matters of fact in connection with this opinion, we have relied solely upon Our Inquiry as described herein. We have not previously represented Purchaser. Accordingly, no inference as to our knowledge of the existence or nonexistence of facts, other than facts of which we have obtained actual knowledge as a result of our representation in connection with the instant transaction should be drawn from the fact of our representation of Purchaser as special FCC counsel.

         Whenever our opinion is qualified by the phrase "after Our Inquiry" it is intended to indicate that we undertook Our Inquiry as described herein, but did not undertake any independent investigation or evaluation to confirm the accuracy or completeness of the factual responses of Purchaser or the FCC to Our Inquiry, nor did we undertake any on-site field inspection of Purchaser or its facilities. Moreover, a field inspection of Purchaser's facilities is not within the scope of our professional responsibility or expertise as attorneys and we do not make such inspections. The phrase "to our knowledge" or like wording includes the limitation expressed in this paragraph with respect to the fact that we have conducted no field inspection of Purchaser's facilities. We have relied fully on Purchaser's factual representations in the Agreement concerning wireless telecommunications interests attributable to Purchaser according to Communications Laws.

         Notwithstanding any other statement herein, this opinion should not be interpreted to render an opinion on the validity of the issuance of any securities, or on the lawful procedures for perfection of security interests. This opinion, unless otherwise noted, is addressed only to the Agreement.

         This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of other qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith.

[Date]
Page 3

         Subject to the foregoing limitations and qualifications we are of the opinion that:

1. To our knowledge, after Our Inquiry, except with respect to the FCC's spectrum cap rules, we have been advised of no facts which would lead us to conclude, nor have we devoted substantial attention to any claim that PSC lacks the requisite legal qualifications to hold directly, or control the licensee of, the cellular and microwave licenses ("Licenses") which are the subject of the Agreement, including the Georgia RSA 5B(2), Georgia RSA 6B(l), Georgia RSA 6B2, Alabama RSA 5B(3), and Alabama RSA 8B(2) cellular licenses.

2. Consummation of the transaction will require prior FCC approval for the assignment of the subject licenses to PSC.

3. To our knowledge, after Our Inquiry, PSC could not hold the Licenses without obtaining a waiver of FCC Rule Section 20.6 ("Waiver Request"), or meeting an exception to the rule such as the divestiture provision of FCC Rule Section 20.6(e). However, we are aware of no FCC precedent nor current policy or practice whereby, if (1) an applicant such as PSC were denied a waiver of FCC Rule Section 20.6, (2) FCC consent to the assignment of the Licenses were conditioned on PSC subsequently divesting itself of other attributable interest(s) in spectrum holdings to comply with the FCC's spectrum cap rules, (3) the parties proceeded to closing once FCC consent to the assignment of Licenses to PSC became final, and (4) for any reason PSC failed to subsequently comply with such spectrum cap rules, the previously consummated transaction between PSC and InterCel Licenses, Inc. would thereby automatically be undone or required to be undone by the FCC, although we believe there might be serious repercussions with respect to PSC's ability to continue to hold the subject Licenses.

         This will confirm that the FCC application for consent to assignment of the Licenses may be filed containing a Waiver Request or, alternatively pursuant to FCC Rule Section 20.6(e), containing a commitment by PSC to subsequently divest itself to the extent required, within ninety (90) days of final grant of FCC approval for the assignment of the Licenses to PSC, of any attributable interest in spectrum in excess of the FCC's spectrum cap rules for PSC to hold the Licenses.

         This will also confirm our understanding that pursuant to Section of the Agreement, PSC has represented it will proceed to closing either (1) upon FCC grant of the Waiver Request, or (2) upon FCC approval of the proposed transaction, conditional or otherwise, becoming final.

         This opinion is being provided solely for the use and benefit of Powertel, Inc. and InterCel Licenses, Inc. in connection with the Agreement. This opinion is given for the benefit of and is intended to be relied upon by you in connection with the transaction referred to above. It may not be quoted to, copied, delivered to, or relied upon by anyone other than you in connection with the Agreement and for no other purpose without the express prior written

[Date]
Page 4


consent of the undersigned firm. This opinion is effective only as of the date hereof and we undertake no professional responsibility to advise you as to any subsequent event either in the nature of a change of fact or law, as to which we may become aware.

         This opinion is based on statutory laws and judicial decisions that are effective on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted, adopted, or become effective after the date hereof. This opinion should not be assumed to state general principles of law applicable to transactions of this kind.






                                    -------------------------------